EXHIBIT 10.1

EXECUTION VERSION

LOAN AGREEMENT

by and among

BIOFUEL ENERGY CORP.

and

THE LENDERS PARTY HERETO

and

GREENLIGHT APE, L.L.C.,

as Administrative Agent

September 24, 2010

TABLE OF CONTENTS

i

	4.6.1	Increased Costs or Reduced Return Resulting from Taxes, Expenses, Etc.	23
	4.6.2	Losses Caused by Borrower	24
	4.6.3	Mitigation Obligation	24
4.7	INDEMNIFICATION BY BORROWER		25

5. REPRESENTATIONS AND WARRANTIES			26
5.1	Representations and Warranties		26
	5.1.1	Organization and Qualification	26
	5.1.2	Capitalization and Ownership	26
	5.1.3	Subsidiaries	26
	5.1.4	Power and Authority	26
	5.1.5	Validity and Binding Effect	26
	5.1.6	No Conflict	27
	5.1.7	Litigation	27
	5.1.8	Use of Proceeds	27
	5.1.9	Full Disclosure	27
	5.1.10	Taxes	27
	5.1.11	Consents and Approvals	28
	5.1.12	No Event of Default; Compliance with Instruments	28
	5.1.13	Security Interests	28
	5.1.14	Real Property	28
	5.1.15	Status of the Collateral	29
	5.1.16	Insurance	29
	5.1.17	Compliance with Laws	29
	5.1.18	Material Contracts; Burdensome Restrictions	29
	5.1.19	Investment Companies; Regulated Entities	29
	5.1.20	Environmental Matters	30
	5.1.21	[Reserved]	31
	5.1.22	Financial Statements	31
	5.1.23	Governmental Approvals	31
	5.1.24	ERISA	32
	5.1.25	Immunity	32
	5.1.26	Utilities, Etc.	32

6. CONDITIONS OF LENDING			32
6.1	Closing Date Loan		32
	6.1.1	Officer’s Certificate	32
	6.1.2	Secretary’s Certificate	33
	6.1.3	Delivery of Loan Documents	33
	6.1.4	Opinion of Counsel	33
	6.1.5	Legal Details	34
	6.1.6	Payment of Fees	34
	6.1.7	Due Diligence	34
	6.1.8	Consents	34
	6.1.9	No Violation of Laws	34
	6.1.10	No Actions or Proceedings	34
	6.1.11	Material Adverse Change or Effect	35

	6.1.12	Financial Information, Etc.	35
	6.1.13	Cargill Conversion	35

7. COVENANTS			35
7.1	Affirmative Covenants		35
	7.1.1	Preservation of Existence, Etc.	35
	7.1.2	Payment of Liabilities, Including Taxes, Etc.	35
	7.1.3	Maintenance of Insurance	36
	7.1.4	Visitation Rights	36
	7.1.5	Keeping of Records and Books of Account	36
	7.1.6	Compliance with Laws	36
	7.1.7	Use of Proceeds	37
	7.1.8	Further Assurances	37
	7.1.9	Accounting and Financial Management	37
	7.1.10	Governmental Approvals	37
	7.1.11	Project Construction; Maintenance	38
	7.1.12	Performance of Project Documents	38
	7.1.13	Environmental Compliance	38
	7.1.14	Expenses	39
	7.1.15	Rights Offering	39
	7.1.16	Use of Term Loan Proceeds	39
7.2	Negative Covenants		39
	7.2.1	Subsidiary Indebtedness	39
	7.2.2	BFE Energy Indebtedness	40
	7.2.3	Indebtedness	40
	7.2.4	Subsidiary Liens	41
	7.2.5	BFE Energy Liens	41
	7.2.6	Liens	41
	7.2.7	Guaranties	41
	7.2.8	Loans and Investments	41
	7.2.9	Dividends and Related Distributions	41
	7.2.10	Liquidations, Mergers, Consolidations, Acquisitions	41
	7.2.11	Dispositions of Assets or Subsidiaries	42
	7.2.12	Affiliate Transactions	42
	7.2.13	Subsidiaries, Partnerships and Joint Ventures	43
	7.2.14	Continuation of or Change in Business	43
	7.2.15	Fiscal Year	44
	7.2.16	Issuance of Stock	44
	7.2.17	Changes in Documents	44
	7.2.18	Inconsistent Agreements	44
	7.2.19	Cancellation of Indebtedness	44
	7.2.20	[Reserved]	45
	7.2.21	Tax Shelter Regulations	45
	7.2.22	Amendment of Additional Project Documents	45
	7.2.23	ERISA	45
	7.2.24	Certain Agreements	45
7.3	Reporting Requirements		45

	7.3.1	Quarterly Financial Statements	46
	7.3.2	Annual Financial Statements	46
	7.3.3	Certificate of the Borrower	46
	7.3.4	Notice of Default	46
	7.3.5	Certain Events	46
	7.3.6	Other Information	48
	7.3.7	Environmental Reports	48
	7.3.8	Operating Plan and Budget	48

8. DEFAULT			49
8.1	Events of Default		49
	8.1.1	Payments Under Loan Documents	49
	8.1.2	Breach of Warranty	49
	8.1.3	Breach of Certain Covenants	50
	8.1.4	Breach of Other Covenants	50
	8.1.5	Defaults in Other Agreements or Indebtedness	50
	8.1.6	Final Judgments or Orders	50
	8.1.7	Loan Document Unenforceable	51
	8.1.8	Uninsured Losses; Proceedings Against Assets	51
	8.1.9	Termination of Rights Offering	51
	8.1.10	Insolvency	51
	8.1.11	Cessation of Business	51
	8.1.12	Change of Control	51
	8.1.13	Breach of Material Agreement	51
	8.1.14	Executive Management Waiver Agreements	51
	8.1.15	Involuntary Proceedings	52
	8.1.16	Voluntary Proceedings	52
8.2	Consequences of Event of Default		52
	8.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	52
	8.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	52
	8.2.3	Suits, Actions, Proceedings	52
	8.2.4	Application of Proceeds	53
	8.2.5	Other Rights and Remedies	53

9. THE ADMINISTRATIVE AGENT			53
9.1	Appointment		53
9.2	Duties; Delegation of Duties		54
	9.2.1	Collateral Matters	54
	9.2.2	Administrative Agent May File Proofs of Claim	54
9.3	Nature of Duties; Independent Credit Investigation		55
9.4	Actions in Discretion of Administrative Agent; Instructions From the Lenders		55
9.5	Exculpatory Provisions; Limitation of Liability		56
9.6	Reimbursement and Indemnification of Administrative Agent by Lenders		57
9.7	Reliance by Administrative Agent		57
9.8	Notice of Default		57

9.9	Notices		57
9.10	Lenders in Their Individual Capacities; Administrative Agent in its Individual Capacity		58
9.11	Holders of Notes		58
9.12	Equalization of Lenders		58
9.13	Successor Administrative Agent		58
9.14	Availability of Funds		59
9.15	Calculations		59
9.16	Beneficiaries		59

10. MISCELLANEOUS			59
10.1	Modifications, Amendments or Waivers		59
	10.1.1	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment	60
	10.1.2	Release of Collateral	60
	10.1.3	Miscellaneous	60
10.2	No Implied Waivers; Cumulative Remedies; Writing Required		60
10.3	Reimbursement and Indemnification of Lenders by the Borrower; Taxes		61
10.4	Holidays		61
10.5	Notices		62
10.6	Severability		62
10.7	Governing Law		62
10.8	Prior Understanding		62
10.9	Duration; Survival		62
10.10	Successors and Assigns		63
10.11	Confidentiality		63
	10.11.1	General	63
	10.11.2	Sharing Information With Affiliates of the Lenders	64
	10.11.3	Nonliability of Lenders	64
10.12	Counterparts		65
10.13	Administrative Agent’s or Lender’s Consent		65
10.14	Exceptions		65
10.15	CONSENT TO FORUM; WAIVER OF JURY TRIAL		65
10.16	Tax Withholding Clause		66
10.17	[Reserved]		67
10.18	Limitation of Recourse		67
10.19	No Reliance on Administrative Agent’s Customer Identification Program		67

v

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	COMMITMENTS OF LENDERS
SCHEDULE 1.1(B)	-	AFFILIATES OF BORROWER
SCHEDULE 5.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2	-	CAPITALIZATION
SCHEDULE 5.1.14	-	REAL PROPERTY
SCHEDULE 5.1.15	-	LLC AGREEMENTS
SCHEDULE 5.1.18	-	MATERIAL CONTRACTS
SCHEDULE 5.1.20	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.12	-	TRANSACTIONS WITH AFFILIATES

EXHIBITS

EXHIBIT 1.1(A)	-	RIGHTS OFFERING LETTER AGREEMENT
EXHIBIT 1.1(B)	-	FORM OF EXECUTIVE MANAGEMENT WAIVER AGREEMENT
EXHIBIT 1.1(P)	-	FORM OF PLEDGE AGREEMENT
EXHIBIT 1.1(R)	-	FORM OF NOTE
EXHIBIT 1.1(S)		FORM OF WARRANT AGREEMENT
EXHIBIT 2.4	-	FORM OF LOAN REQUEST

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated September 24, 2010, is entered into by and among BioFuel Energy Corp., a Delaware corporation (“Borrower”), the lenders listed as lenders on Schedule 1.1(A) attached hereto (the “Lenders”), and Greenlight APE, LLC, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower owns a majority of the membership interests of BioFuel Energy, LLC, a Delaware limited liability company (“BFE Energy”), which, in turn, wholly-owns BFE Holdings, LLC, a Delaware limited liability company (“BFE Holdings”), which, in turn, wholly-owns BFE Operating Company, LLC, a Delaware limited liability company (“BFE Operating”), which, in turn, wholly-owns both of Buffalo Lake Energy, LLC, a Delaware limited liability company (“Buffalo Lake”) and Pioneer Trail Energy LLC, a Delaware limited liability company (“Pioneer Trail”);

WHEREAS, BFE Operating, Buffalo Lake and Pioneer Trail (together in such capacity, the “Senior Credit Agreement Borrowers”) joined into as borrowers, that certain Credit Agreement, as the same may be amended, modified or supplemented from time to time (the “Senior Credit Agreement”), dated as of September 25, 2006, by and among the Senior Credit Agreement Borrowers, Deutsche Bank Trust Company Americas, BNP Paribas and various financial institutions as Lenders (the “Senior Lenders”);

WHEREAS, in connection with entering into the Senior Credit Agreement, the Senior Lenders made available to the Senior Credit Agreement Borrowers a Working Capital Loan (as defined in the Senior Credit Agreement);

WHEREAS, the Working Capital Loan is due and payable on September 27, 2010;

WHEREAS, in order to satisfy repayment obligations under the Senior Credit Agreement related to the Working Capital Loan, the Lenders are willing to provide a $19,420,620 term loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.  CERTAIN DEFINITIONS

1.1           Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively:

“Additional Project Document” shall mean any contract or agreement (including a sub-contract) relating to the development, construction, testing, operation, maintenance, repair, financing or use of the Project entered into by any Borrower Affiliate Party or a sub-contractor with any other Person subsequent to the date of this Agreement (including any contract(s) or agreement(s) entered into in substitution for any Project Document that has been terminated in accordance with its terms or otherwise).

“Administrative Agent” shall mean Greenlight APE, LLC, a Delaware limited liability company, as administrative agent, and its successors and assigns.

“Affiliate” as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person; or (iv) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof.  Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Agreement” shall mean this Loan Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

“Anti-Terrorism Law” shall mean the Laws referred to, directly or indirectly, in 10.19 [No Reliance on Administrative Agent’s Customer Identification Program] and Executive Order 13224.

“Authorized Officer” shall mean as to the Borrower, its President, Chief Executive Officer, Chief Financial Officer, General Counsel and those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of Borrower required hereunder.  The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“BFE Energy” has the meaning specified in the recitals to this Agreement.

“BFE Holdings” has the meaning specified in the recitals to this Agreement.

“BFE Operating” has the meaning specified in the recitals to this Agreement.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Affiliate Parties” shall mean the Borrower and all of the Borrower’s Subsidiaries and Borrower Affiliate Party shall mean any of them.

“Borrowing Date” shall mean, with respect to the Loan, the Closing Date.

“Bridge Loan Funding Fee” shall mean an amount equal to $776,825.

“Buffalo Lake” shall mean Buffalo Lake Energy, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

“Buffalo Lake Commercial Operation Date” shall mean the date of the first crush of corn at the Buffalo Lake Plant.

“Buffalo Lake Grain Facility Lease” shall have the meaning set forth in the Senior Credit Agreement.

“Buffalo Lake Land” shall mean the site upon which the Buffalo Lake Plant is installed, together with any fixtures and civil works constructed thereon and any other easements, licenses and other real property rights and interests required for the operation of such Plant, including the land referred to in the Buffalo Lake Grain Facility Lease.

“Buffalo Lake Plant” shall mean the fuel grade, denatured ethanol production facility located near Fairmont, Minnesota, with a nameplate capacity of one hundred fifteen million (115,000,000) gallons-per-year, including the Buffalo Lake Land on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto (including all associated electrical, gas, steam, and water interconnection, storage and treatment facilities, to the extent owned by any Borrower Affiliate Party).

“Buffalo Lake Project Documents” shall mean the following documents all defined in the Senior Credit Agreement:  (i) the Buffalo Lake Access Agreement, the Buffalo Lake EPC Contract, the Buffalo Lake O&M Agreement (when executed and delivered), the Buffalo Lake Corn Supply Agreement, the Buffalo Lake Corn Future Advisory Agreement, the Buffalo Lake Risk Management Agreement, the Buffalo Lake Distillers Grains Marketing Agreement, the Buffalo Lake Ethanol Marketing Agreement, the Buffalo Lake Master Agreement, the Buffalo Lake Gas Supply Agreement(s), the Buffalo Lake Gas Transportation Services Agreement, the Buffalo Lake NAESB Agreement, the Buffalo Lake Gas Supply Representation and Management Agreement, the Buffalo Lake Gas Pipeline Construction and Management Agreement, the Buffalo Lake Grain Facility Lease, the Buffalo Lake Land Purchase Agreements, the Buffalo Lake Delta-T License Agreement, the Buffalo Lake Limited Liability Company Agreement, the Buffalo Lake Management Services Agreement (when executed and delivered), the Buffalo Lake Rail Car Exchange Agreement, the Buffalo Lake Railroad Car Lease Agreement, the TIC Indemnity Confirmation (Buffalo Lake), the Buffalo Lake Payment and Performance Bonds, the Buffalo Lake Escrow Agreement, UP Consent (Buffalo Lake), UP Industry Track Contract (Buffalo Lake) and, at all times after the execution and delivery thereof, each Material Additional Project Document; (ii) a Consent Agreement (as defined in the Senior Credit Agreement) relating to each of the following Project Documents:  the Buffalo Lake Access Agreement, the Buffalo Lake EPC Contract, the Buffalo Lake O&M Agreement, the Buffalo Lake Corn Supply Agreement, the Buffalo Lake Corn Future Advisory Agreement, the Buffalo Lake Risk Management Agreement, the Buffalo Lake Distillers Grains Marketing Agreement, the Buffalo Lake Ethanol Marketing Agreement, the Buffalo Lake Master Agreement, the Buffalo Lake Gas Supply Agreement, the Buffalo Lake Gas Supply Representation and Management Agreement, the Buffalo Lake Gas Transportation Services Agreement, the Buffalo Lake NAESB Agreement, the Buffalo Lake Gas Pipeline Construction and Management Agreement, the Buffalo Lake Grain Facility Lease, the Buffalo Lake Delta-T License Agreement, the Buffalo Lake Rail Car Exchange Agreement, the Buffalo Lake Rail Car Lease Agreement and the Buffalo Lake Management Services Agreement and (iii) at all times after the execution and delivery of any Material Additional Project Document, a Consent Agreement with respect thereto.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York.

“Capital Expenditures” shall mean all expenditures (by the expenditure of cash or the incurrence of Indebtedness) during any measuring period for any fixed assets or improvements or for replacements, substitutions, or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Cargill” shall mean Cargill, Incorporated, a corporation organized and existing under the laws of the State of Delaware.

“Cargill Acknowledgement Letter” shall mean the acknowledgement letter by and between Cargill and the Borrower, dated as of September 23, 2010.

“Cargill Payment” shall have the meaning provided for in Section 6.1.13 [Cargill Conversion].

“Center Point Energy” shall mean Center Point Energy, Inc., a corporation organized and existing under the laws of the State of Texas.

“Change of Control” shall mean:

(i)           at any time, BFE Holdings shall cease to (i) own and control, directly, 100% of the total Voting Stock or economic interests of BFE Operating or (ii) own and control, indirectly, 100% of the total Voting Stock or economic interests of each of Buffalo Lake and Pioneer Trail, or (iii) possess, directly or indirectly, the power to direct or cause the direction of all the management, policies and decisions of any Senior Credit Agreement Borrower;

(ii)          at any time, BFE Energy shall cease to either (i) own and control, directly or indirectly, 100% of the total Voting Stock or economic interests of any Senior Credit Agreement Borrower, or (ii) possess, directly or indirectly, the power to direct or cause the direction of all the management, policies and decisions of any Senior Credit Agreement Borrower;

(iii)         at any time, BFE Operating shall cease to own and control, directly, 100% of the total Voting Stock or economic interest of each of Buffalo Lake and Pioneer Trail;

(iv)        at any time, the Borrower shall cease to own and control, directly or indirectly, at least 78.7% of the total Voting Stock or economic interest of BFE Energy;

(v)         at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the voting power of the Common Stock on a Fully-Diluted basis of the Borrower;

(vi)        during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to the board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board, (iii) whose election or nomination to the board was approved by individuals referred to in clause (i) or (ii) above constituting at the time of such election or nomination at least a majority of the board or (iv) whose election or nomination was approved by one or more Permitted Holders (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of the board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(vii)       any Person (other than a Permitted Holder) or two or more Persons (none of whom are Permitted Holders) acting in concert that shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Common Stock on a Fully-Diluted basis (and taking into account all such securities that such Person(s) or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities.

“CIP Regulations” shall have the meaning provided for in Section 10.19 [No Reliance on Administrative Agent’s Customer Identification Program].

“Closing Date” shall mean the date hereof.  The closing shall take place at 11:00 a.m. in the New York offices of Akin Gump Strauss Hauer & Feld, LLP, or at such other time and place as the parties agree.

“Collateral” shall mean all the issued and outstanding membership interest of BFE Energy owned by the Borrower as of the Closing Date, which as of the date hereof is equal to 78.7% of the LLC Interests.

“Commercial Operation Date” shall mean, the Buffalo Lake Commercial Operation Date and the Pioneer Trail Commercial Operation Date, as the case may be.

“Commitment” shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(A) (as it may be amended in accordance with Section 2.1) in the column labeled “Amount of Commitment for Term Loan,” and “Commitments” shall mean the aggregate Commitments of all of the Lenders, all as may be reduced from time to time hereunder, provided that, for the avoidance of doubt, following the Closing Date, the amount of aggregate Commitments of all Lenders shall be equal to $0.

“Common Stock” shall mean the common stock of the Borrower, which as of the Closing Date is traded on the NASDAQ, a national securities exchange.

“Cornerstone” shall mean Cornerstone Energy, Inc., a corporation organized and existing under the laws of the State of Nebraska.

“Delta-T” shall mean Delta-T Corp., a corporation organized and existing under the laws of Virginia.

“Dollar, Dollars, U.S. Dollars” and the symbol $ shall mean lawful money of the United States of America.

“Environmental Claim” shall mean, with respect to any Person, (i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (ii) any other written communication by any Official Body, in either case alleging or asserting such Person's liability for investigatory costs, cleanup costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages or personal injuries, or seeking injunctive relief, fines or penalties arising out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Governmental Approval issued under any Environmental Law.

“Environmental Law” shall mean any and all laws relating to protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, petrochemicals or petroleum, chemicals or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“EPC Contractor” shall mean TIC – The Industrial Company Wyoming, Inc., a corporation organized and existing under the laws of Wyoming.

“ERISA” shall mean the Employee Retirement Income Securities Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any entity with which an entity is considered a single employer under Section 414(b), (c) or (m) of the Internal Revenue Code.

“Events of Default” shall mean any of the events described in Section 8.1 [Events of Default] and referred to therein as an “Event of Default.”

“Executive Management Waiver Agreement” shall mean a waiver agreement entered into by certain executives of the Borrower or an Affiliate of the Borrower, which are identified on Schedule 1.1(B), in the form of Exhibit 1.1(B) dated the date hereof, executed and delivered by each of the respective executives to the Administrative Agent for the benefit of the Lenders.

“Expropriation Event” shall mean (a) any condemnation, nationalization, seizure or expropriation by an Official Body of all or a substantial portion of the Project or the Property or the assets of any Borrower Affiliate Party or of its share capital, (b) any assumption by an Official Body of control of the Property, assets or business operations of any Borrower Affiliate Party or of its share capital, (c) any taking of any action by an Official Body for the dissolution or disestablishment of any Borrower Affiliate Party or (d) any taking of any action by an Official Body that would prevent any Borrower Affiliate Party from carrying on its business or operations or a substantial part thereof.

“Fully Diluted Basis” shall mean, at a given time, all shares of Common Stock of the Borrower issued and outstanding at such time, plus all such shares then issuable upon exercise of all then outstanding options, warrants and other convertible securities (including LLC Interests), whether or not such options, warrants or convertible securities are actually exercisable or convertible at such time, all calculated on an “as converted” to common stock basis.

“GAAP” shall mean generally accepted accounting principles in the United States of America as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

“Good Industry Practices” means the professional practices, methods, equipment, specifications and safety and output standards and industry codes of the United States ethanol industry for projects of a similar type and capacity as the Project, with respect to the design, installation, operation, maintenance and use of equipment and similar or better machinery, all of the above in compliance with applicable standards of safety, output, dependability, efficiency and economy, including recommended practice, of a good, safe, prudent and workman-like character and in compliance with all applicable Laws.  Good Industry Practices are not intended to be limited to the optimum or minimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods as practiced in the industry.

“Governmental Approval” shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Official Body.

“Guaranty” of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business and except obligations in the nature of subrogation or guarantees for the benefit of Persons providing performance bonds for actions by Borrower specifically incident to the issuance of such performance bonds.

“Hazardous Material” shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under, any applicable Environmental Law.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements but excluding operating leases) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), and (v) any Guaranty of Indebtedness for borrowed money.

“Indemnified Liabilities” shall have the meaning provided for in Section 4.7 [Indemnification by Borrower].

“Indemnified Party” shall have the meaning provided for in Section 4.7 [Indemnification by Borrower].

“Independent Engineer” shall mean Luminate, LLC or any other Person from time to time appointed by the Senior Lenders for purposes of the Senior Credit Agreement.

“Interest Rate” shall mean a rate per annum of 12.5%, provided that in the event the Term Loan is not repaid in full by the Borrower on or before the Maturity Date then the rate per annum shall increase to the Penalty Rate.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Investment” in any Person shall mean, without duplication: (a) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

“Labor Contracts” shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among Borrower, any Subsidiary of Borrower and their employees.

“Land” shall mean, collectively, the Buffalo Lake Land and the Pioneer Trail Land.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, ruling, order, injunction, writ, decree, judgment, authorization or approval, award of or settlement agreement with or issued by any Official Body.

“Lenders” shall mean the institutions listed as lenders named on Schedule 1.1(A) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement (other than precautionary financing statement filed in respect of operating leases) or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“LLC Interests” shall mean in respect of any limited liability company, its outstanding limited liability company interests or units and the voting rights associated therewith.

“Loan” or “Term Loan” shall mean the Term Loan made by a Lender or the Lenders to the Borrower pursuant to Section 2.1 [Term Loan Commitment] on the Closing Date.

“Loan Documents” shall mean this Agreement, the Cargill Acknowledgement Letter, the Notes, the Pledge Agreement, the Warrant Agreement, the Rights Offering Letter Agreement, the Executive Management Waiver Agreements, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

“Loan Request” shall have the meaning provided for in Section 2.4 [Term Loan Request].

“Maintenance Capital Expenses” shall mean all expenses incurred by any Borrower Affiliate Party (including for labor) for regularly scheduled (or reasonably anticipated) major maintenance of the Project (including, without limitation, teardowns, overhauls, capital improvements and replacements of major components of either Plant) in accordance with Good Industry Practices and vendor and supplier recommendations.

“Material Additional Project Document” shall mean any Additional Project Document if (i) the aggregate cost or value of goods and services to be acquired by any Borrower Affiliate Party pursuant thereto could reasonably be expected to exceed Two Million Dollars ($2,000,000) or the equivalent in any calendar year, (ii) the aggregate amount of termination fees, liquidated damages or aggregate liability which could be incurred by any Borrower Affiliate Party in respect of such Additional Project Document in any single calendar year could reasonably be expected to exceed Two Million Dollars ($2,000,000) or the equivalent, (iii) such Additional Project Document provides for the sale of any service, output or other product by any Borrower Affiliate Party, other than a Buffalo Lake Permitted Long-Term Sales Agreement (as defined in the Senior Credit Agreement) or a Pioneer Trail Permitted Long-Term Sales Agreement (as defined in the Senior Credit Agreement), (iv) such Additional Project Document provides for the purchase of gas by any Borrower Affiliate Party other than pursuant to and in accordance with the Risk Management Policy (as defined in the Senior Credit Agreement), or as otherwise permitted under clauses (i) or (ii) above, or (v) such Additional Project Document provides for the purchase of denaturants by any Borrower Affiliate Party other than a Buffalo Lake Permitted Denaturant Agreement (as defined in the Senior Credit Agreement), a Pioneer Trail Permitted Denaturant Agreement (as defined in the Senior Credit Agreement), or as otherwise permitted under clauses (i) or (ii) above.

“Material Adverse Change” or “Material Adverse Effect” shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, Projects, assets, condition (financial or otherwise) or results of operations of the Borrower Affiliate Parties taken as a whole, (c) impairs or could reasonably be expected to impair the ability of any of the Borrower Affiliate Parties to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

“Maturity Date” shall mean March 24, 2011.

“Maximum Rate” shall have the meaning provided for in Section 3.3 [Interest Rate Limitation].

“Mezzanine Lenders” shall mean the parties who are lenders under the Mezzanine Loan Agreement.

“Mezzanine Loan Agreement” shall mean the Loan Agreement, dated as of September 25, 2006, by and among BioFuel Energy, LLC, the Mezzanine Lenders, Greenlight APE, L.L.C. in such capacity as the administrative agent, as the same may be amended or supplemented from time to time.

“Mezzanine Loan Documents” shall mean the documents described in the Mezzanine Loan Agreement.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Necessary Governmental Approvals” shall have the meaning provided for in Section 5.1.24 [Governmental Approvals].

“Notes” or “Term Notes” shall mean collectively and Note or Term Note shall mean separately all the Notes or Term Notes as the case may be of the Borrower in the form of Exhibit 1.1(R) evidencing the Term Loan, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“Notices” or “Notice” shall have the meanings provided for in Section 10.5 [Notices].

“NRC” shall mean Nebraska Resources Company, LLC, a limited liability company organized and existing under the laws of Oklahoma and a subsidiary of Seminole.

“Obligation” shall mean any obligation or liability of any Borrower Affiliate Party to the Administrative Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes or any other Loan Document. Obligations arising solely in connection with Permitted Senior Debt are not “Obligations” hereunder.

“Official Body” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Operating Year” shall mean each year (or portion thereof) occurring after the first Commercial Operation Date shall have occurred and thereafter each calendar year.

“Operation and Maintenance Expenses” shall mean (with respect to each Plant that has achieved its Commercial Operation Date), for any period on or after the Commercial Operation Date for each such Plant, collectively, without duplication, all reasonable (i) expenses of administering and operating the Project and of maintaining it in accordance with Good Industry Practices (including expenses which may be capitalized) incurred by any Borrower Affiliate Party, (ii) grain and fuel procurement and transportation costs payable by any Borrower Affiliate Party, (iii) direct operating and maintenance costs of the Plants payable by any Borrower Affiliate Party, (iv) insurance premiums payable by any Borrower Affiliate Party, (v) property, sales, value-added and excise taxes payable by any Borrower Affiliate Party (other than taxes imposed on or measured by income or receipts), (vi) costs and fees incurred by any Borrower Affiliate Party in connection with obtaining and maintaining in effect the Governmental Approvals required in connection with the Project, (vii) legal, accounting and other professional fees incurred in the ordinary course of business in connection with the Project payable by any Borrower Affiliate Party and (viii) payments payable by any Borrower Affiliate Party under and pursuant to any Management Services Agreements (as defined in the Senior Credit Agreement); provided, that “Operation and Maintenance Expenses” shall not include (a) Project costs or (b) payments due under the Permitted Senior Debt.

“Operator” shall mean an operator of the Plants (i) during any time when the Indebtedness evidenced by the Senior Loan Documents is outstanding, acceptable to the Senior Lenders and (ii) thereafter, acceptable to the Administrative Agent and the Required Lenders.

“Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder.

“Penalty Rate” shall mean a rate per annum of 14.5%.

“Performance Bond” shall have the meaning set forth in the Senior Credit Agreement.

“Permitted Holder” means (i) the Administrative Agent or any Affiliate of the Administrative Agent, (ii) the Lenders or any Affiliate of any of the Lenders or (iii) any Affiliate of Third Point Advisors, L.L.C. or pooled investment vehicle managed by Third Point Advisors, L.L.C.

“Permitted Investments” shall mean:

(i)           direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii)          commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii)         demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(iv)         money market funds rated at least “AA” by Standard & Poors or “Aa” by Moody’s Investor Services, Inc.;

(v)          Investments consisting of promissory notes or other non-cash consideration received as proceeds of asset dispositions permitted by Section 7.2.11 [Dispositions of Assets or Subsidiaries];

(vi)        Investments by the Borrower Affiliate Parties not otherwise permitted hereunder, provided that the aggregate amount of all such outstanding Investments does not to exceed $300,000 at any time; and

(vii)       Investments consisting of equity interests in, and capital contributions to, Subsidiaries of the Borrower.

“Permitted Liens” shall mean:

(i)           Liens for taxes, assessments, or similar charges to the extent not required to be paid under Section 7.1.2 [Payment of Liabilities, Including Taxes, Etc.];

(ii)          Pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs; and

(iii)         Liens arising out of a judgment or award that (i) does not constitute an Event of Default under Section 8.1.6 and (ii) is subject to a good faith contest by the Borrower Affiliate Parties.

“Permitted Mezzanine Debt” shall mean the secured mezzanine debt provided to BioFuel Energy, LLC by the Mezzanine Lenders, pursuant to the Mezzanine Loan Agreement dated September 25, 2006.

“Permitted Senior Debt” shall mean the secured senior debt provided to BFE Operating, Buffalo Lake and Pioneer Trail by the Senior Lenders, pursuant to the Senior Credit Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

“Pioneer Trail” shall mean Pioneer Trail Energy, LLC, a Delaware limited liability company.

“Pioneer Trail Commercial Operation Date” shall mean the date of the first crush of corn at the Pioneer Trail Plant.

“Pioneer Trail Project Documents” shall mean the following contracts as defined in the Senior Credit Agreement: (i) the Pioneer Trail Access Agreement, the Pioneer Trail EPC Contract, the Pioneer Trail O&M Agreement (when executed and delivered), the Pioneer Trail Corn Supply Agreement, the Pioneer Trail Corn Future Advisory Agreement, the Pioneer Trail Risk Management Agreement, the Pioneer Trail Distillers Grains Marketing Agreement, the Pioneer Trail Ethanol Marketing Agreement, the Pioneer Trail Master Agreement, the Pioneer Trail Gas Supply Agreement(s), the Pioneer Trail Gas Transportation Services Agreement, the Pioneer Trail NAESB Agreement, the Pioneer Trail Gas Supply Representation and Management Agreement, the Pioneer Trail Gas Pipeline Construction and Management Agreement, the Pioneer Trail Grain Facility Lease, the Pioneer Trail Land Purchase Agreements, the Pioneer Trail Delta-T License Agreement, the Pioneer Trail Limited Liability Company Agreement, the Pioneer Trail Management Services Agreement (when executed and delivered), the Pioneer Trail Rail Car Exchange Agreement, the Pioneer Trail Railroad Car Lease Agreement, TIC Indemnity Confirmation (Pioneer Trail), the Pioneer Trail Payment and Performance Bond, the Pioneer Trail Escrow Agreement, Pioneer Trail Redevelopment Contract, Pioneer Trail Water Rights Deed, UP Consent (Pioneer Trail), UP Consent (Pioneer Trail), UP Industry Track Contract (Pioneer Trail), UP Ground Leases, Pioneer Trail Redevelopment Contract and, at all times after the execution and delivery thereof, each Material Additional Project Document; (ii) a Consent Agreement (as defined in the Senior Credit Agreement) relating to each of the following Project Documents: the Pioneer Trail Access Agreement, Pioneer Trail Corn Supply Start-up Agreement, the Pioneer Trail EPC Contract, the Pioneer Trail O&M Agreement, the Pioneer Trail Corn Supply Agreement, the Pioneer Trail Corn Future Advisory Agreement, the Pioneer Trail Risk Management Agreement, the Pioneer Trail Distillers Grains Marketing Agreement, the Pioneer Trail Ethanol Marketing Agreement, the Pioneer Trail Master Agreement, the Pioneer Trail Gas Supply Agreement, the Pioneer Trail Gas Supply Representation and Management Agreement, the Pioneer Trail Gas Transportation Services Agreement, the Pioneer Trail NAESB Agreement, the Pioneer Trail Gas Pipeline Construction and Management Agreement, the Pioneer Trail Grain Facility Lease, the Pioneer Trail Delta-T License Agreement, the Pioneer Trail Railroad Land Lease Agreement, the Pioneer Trail Rail Car Exchange Agreement, the Pioneer Trail Rail Car Lease Agreement and the Pioneer Trail Management Services Agreement and (iii) at all times after the execution and delivery of any Material Additional Project Document, a Consent Agreement with respect thereto.

“Pioneer Trail Grain Facility Lease” shall have the meaning set forth in the Senior Credit Agreement.

“Pioneer Trail Land” shall mean the site upon which the Pioneer Trail Plant is installed, together with any fixtures and civil works constructed thereon and any other easements, licenses and other real property rights and interests required for the operation of such Plant, including the land referred to in the Pioneer Trail Grain Facility Lease.

“Pioneer Trail Plant” shall mean the fuel grade, denatured ethanol production facility located near Wood River, Nebraska, with a nameplate capacity of 115 million gallons-per-year, including the Pioneer Trail Land on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto (including all associated electrical, gas, steam, and water interconnection, storage and treatment facilities, to the extent owned by any Borrower Affiliate Party).

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Multiemployer Plan.

“Plants” shall mean, collectively, the Buffalo Lake Plant and the Pioneer Trail Plant.

“Pledge Agreement” shall mean the Pledge Agreement in the form of Exhibit 1.1(P), dated as of the Closing Date executed and delivered by Borrower in respect of all of its owned LLC Interests in BFE Energy.

“Potential Default” shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

“Principal Office” shall mean the main office of the Administrative Agent in New York, New York.

“Prior Security Interest” shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral.

“Project” shall mean, collectively, the Plants, the Land, and all easements, leasehold interests, licenses, permits, contract rights and other real and personal property interests now owned or hereafter acquired by any Borrower Subsidiary or in which any Borrower Subsidiary has any rights.

“Project Documents” shall mean, collectively, Buffalo Lake Project Documents and the Pioneer Trail Project Documents.

“Project Participants” shall mean the Borrower, each of Cargill, Center Point Energy, Cornerstone, NRC, the EPC Contractor (only until the expiration or final settlement of liquidated damages and warranty claims under each EPC Contract and Payment and Performance Bond), Delta-T (only until the expiration or final settlement of liquidated damages and warranty claims under each EPC Contract and Performance Bond), the Operator, Trinity Industries Leasing Company, each manager under the Management Services Agreement (as defined in the Senior Credit Agreement), each gas supplier under the relevant Gas Supply Agreement (as defined in the Senior Credit Agreement), each gas pipeline construction and management counterparty under each Gas Pipeline Construction and Management Agreement (as defined in the Senior Credit Agreement), each gas transportation counterparty under each Gas Transportation Services Agreement and, each party (other than any Senior Credit Agreement Borrower) to a Material Additional Project Document, and each Replacement Project Participant.

“Property” shall mean all real property owned or leased by any Borrower Affiliate Party or Subsidiary of any Borrower Affiliate Party; which is described on Schedule 5.1.14.

“Railroad” shall mean Union Pacific Railroad Company.

“Ratable Share” shall mean the proportion that a Lender’s Commitment bears to the Commitments of all of the Lenders.

“Registration Statement” shall mean the Registration Statement of the Borrower filed with the SEC on Form S-3 or other appropriate form pursuant to the Securities Act of 1933, as amended, which covers the rights to purchase the Series A Convertible Preferred Stock, the Series A Convertible Preferred Stock, and, if a depositary structure is utilized, the related depositary shares, pursuant to the applicable provisions of this Agreement and any other Loan Document, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Regulations” shall have the meaning provided for in Section 10.16 [Tax Withholding Clause].

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding (i) emissions from the engine exhaust of a motor vehicle and (ii) the normal application of fertilizer).

“Replacement Project Participant” shall mean, with respect to any Project Participant (other than any Borrower Affiliate Party), any Person satisfactory to the Required Lenders and having credit, or acceptable credit support, equal to or greater than that of the replaced Project Participant on the date that the applicable Project Document was entered into who, pursuant to a definitive agreement reasonably satisfactory to the Required Lenders, assumes the obligations of the replaced Project Participant on terms and conditions no less favorable to the relevant Borrower Affiliate Party than those applicable to the replaced Project Participant pursuant to the applicable Project Document.

“Required Lenders” shall mean (i) if there are more than two (2) Lenders, any Lender or group of Lenders if the pro rata portion of the Loan allocated to the Lender or group of Lenders aggregates at least 67% of the total principal amount of the Loan or (ii) if there are two (2) or fewer Lenders, all such Lenders.  For purposes of this definition only, all Lenders that are Affiliates shall constitute one Lender.

“Rights Offering” shall mean a public offering of securities of BioFuel Energy Corp. pursuant to an effective Registration Statement filed and declared effective pursuant to the applicable rules and regulations promulgated under the Securities Act of 1933, as amended, whose terms are more fully described in the Rights Offering Letter Agreement.

“Rights Offering Letter Agreement” shall mean the letter agreement by and between the Lenders and the Borrower, dated as of the Closing Date, in respect of the Rights Offering, a copy of which is attached hereto as Exhibit 1.1(A).

“SEC” shall mean the United States Securities and Exchange Commission.

“Seminole” shall mean Seminole Energy Services, LLC, a limited liability company organized and existing under the laws of Oklahoma.

“Senior Credit Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Senior Credit Agreement Borrowers” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Senior Lenders” shall mean the parties who are lenders under the Senior Credit Agreement.

“Senior Loan Documents” shall mean the documents described in the Senior Credit Agreement as “Financing Documents”.

“Series A Convertible Preferred Stock” shall mean the convertible preferred stock of the Borrower to be issued pursuant to the Rights Offering, or, if a depositary structure is utilized, to be deposited with the depositary and represented by depositary shares to be issued pursuant to the Rights Offering, which is more fully described in the Rights Offering Letter Agreement.

“Subsidiary” of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the LLC Interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person’s Subsidiaries.

“Taking” shall mean any circumstance or event, or series of circumstances or events (including an Expropriation Event), in consequence of which the Project or any portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Official Body under power of eminent domain or otherwise.

“TIF Indebtedness” shall have the meaning provided for in Section 7.2.1(c) [Subsidiary Indebtedness].

“Uniform Commercial Code” shall have the meaning provided for in Section 5.1.13 [Security Interests].

“Voting Stock” shall mean with respect to any Person, shall mean Capital Stock the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

“Warrant” shall mean a derivative security that upon issuance to the Administrative Agent, for the benefit of the Lenders, following the failure of the Borrower to satisfy its obligation to repay the Loan in accordance with Section 4.3.2, shall result in the Lenders being extended the right to purchase Common Stock, that on an as-converted basis will be equal to 15% of the Borrower’s Common Stock on a Fully-Diluted basis as of the date the Warrant is issued.

“Warrant Agreement” shall mean the form of Warrant Agreement attached hereto as Exhibit 1.1(S).

“Work” shall have the meaning provided in any EPC Contract.

“Working Capital Loan” shall have the meaning set forth in the Senior Credit Agreement.

1.2         Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1      Number; Inclusion.  References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and “including” has the meaning represented by the phrase “including without limitation”;

1.2.2     Determination.  References to “determination” of or by the Administrative Agent or the Lenders shall mean good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

1.2.3     Administrative Agent’s Discretion and Consent.  Whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

1.2.4     Documents Taken as a Whole.  The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5     Headings.  The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents, preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6     Implied References to this Agreement.  Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

1.2.7     Persons.  Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8     Modifications to Documents.  Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

1.2.9     From, To and Through.  Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; and

1.2.10   Shall; Will.  References to “shall” and “will” are intended to have the same meaning.

1.3         Accounting Principles.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 [Negative Covenants]) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the financial statements except that interim financial statements will not have footnote disclosures.

1.4         Concerning Corporate Terms.  When terms such as “stock,” “shares,” “shareholders,” “corporate,” “company” and similar terms generally associated with corporations are used herein or in the Loan Documents, they shall be deemed as well to refer to limited liability member interests, owners of those interests and a limited liability company or similar entity, as the context may require, and references to corporate governance documents and procedures shall have their appropriate and correlative meanings with respect to limited liability companies, as the context may require, and vice versa.

2.  TERM FACILITY

2.1         Term Loan Commitment.  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally but not jointly agrees to make the Term Loan to the Borrower on the Closing Date, provided that after giving effect to the Term Loan the amount of the Term Loan of such Lender shall not exceed such Lender’s Commitment.  Notwithstanding anything in this Agreement to the contrary, amounts borrowed hereunder and repaid may not be re-borrowed.

2.2         Nature of Lenders’ Obligations with Respect to the Term Loan.  Each Lender hereby agrees to participate in the initial and sole request for the Term Loan pursuant to Section 2.4 [Term Loan Request] in accordance with its Ratable Share.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such non-performing Lender to perform its obligations hereunder.

2.3         Bridge Loan Funding Fee.  The Borrower hereby agrees to pay to the Administrative Agent on the date hereof for the ratable account of each Lender, as consideration for such Lender’s Commitment hereunder, the Bridge Loan Funding Fee, which fee will be deducted from the principal amount of the Term Loan funded to the Borrower on the Closing Date and distributed ratably to the Lenders by the Administrative Agent.

2.4         Term Loan Request.  Except as otherwise provided herein and subject to the limitations of Section 2.5 [Making the Term Loan] hereof, the Borrower may on the Closing Date request the Lenders to make the Term Loan in an amount equal to the aggregate amount of all Commitments of the Lenders, by delivering to the Administrative Agent on the Closing Date, a request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter or facsimile in such form (the “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  The Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; and (ii) the aggregate dollar amount of the proposed advance comprising the borrowing, which shall not exceed the aggregate amount of all Commitments of the Lenders.

2.5         Making the Term Loan.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Term Loan Request], notify the Lenders of its receipt of such Loan Request specifying:  (i) the proposed Borrowing Date and the time and method of disbursement of the Term Loan requested thereby; (ii) the amount of the Term Loan; and (iii) the apportionment among the Lenders of the Term Loan as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations With Respect to the Term Loan].  Each Lender shall remit the principal amount of the Term Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund the Term Loan to the Borrower in U.S. Dollars and immediately available funds prior to 12:00 p.m., New York City time, on the Borrowing Date.

2.6         Notes.  The obligation of the Borrower to repay the aggregate unpaid principal amount of the Term Loan made to it by each Lender, together with interest thereon, shall be evidenced by a Term Note dated the Closing Date payable to the order of such Lender in a face amount equal to the Commitment of such Lender.

3.  INTEREST RATES

3.1         Interest Rate.  Borrower agrees to pay interest in respect of the outstanding Obligations hereunder, in arrears on the Maturity Date, and at any time thereafter on demand by the Administrative Agent or any Lender, at a rate per annum equal to the Interest Rate.  The interest due on the principal balance of the Loan outstanding shall be computed based on the actual number of days elapsed from the Borrowing Date and shall compound quarterly, on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day in question.  The daily rate shall be equal to 1/360th times the Interest Rate.

3.2         Interest After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, unless the Required Lenders otherwise consent, the interest rate applicable to the Loan shall be the Penalty Rate.

3.2.1     Acknowledgment.  The Borrower acknowledges that the increase in rates referred to in this Section 3.2 reflects, among other things, the fact that the Loan or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk, and all such interest shall be payable by the Borrower upon demand by the Administrative Agent.

3.3         Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

4.  PAYMENTS

4.1         Payments.  All payments and prepayments to be made in respect of principal, interest, the Bridge Loan Funding Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., New York City time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Loan in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds.  The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loan and other amounts owing under this Agreement.

4.2         Pro Rata Treatment of Lenders.  The sole and initial borrowing shall be allocated to each Lender according to its Ratable Share, and each payment or prepayment by the Borrower with respect to principal, interest, the Bridge Loan Funding Fee or other fees or amounts due from the Borrower hereunder to the Lenders with respect to the Loan, shall except as in the case of an event specified in Section 4.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the pro rata interest of each Lender in the Loan.

4.3         Payment Dates.

4.3.1     Interest Payment Dates.  Interest on the Loan shall be due and payable in arrears on the Maturity Date and upon acceleration of the Notes or Obligations.  Interest on mandatory prepayments of principal under Section 4.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.

4.3.2      Principal Payment Dates; Warrants.  The entire principal balance of the Loan plus all accrued and unpaid interest, and all unpaid fees and costs, if any, shall be due and payable on the Maturity Date.  In the event the entire principal balance of the Loan plus all accrued and unpaid interest, and all fees and costs, if any, is not paid in full by the Maturity Date, the Borrower shall cause the Warrant to be issued to the Administrative Agent for the benefit of the Lenders; provided that, in the event the failure of the Borrower to satisfy its obligations pursuant to this Section 4.3.2 is related to the Registration Statement proceeding through the review and comment period with the SEC in due course, then the Warrant shall not be required to be issued for so long as (as determined by the Required Lenders in their sole but reasonable discretion) the Borrower (i) is pursuing having the SEC declare the Registration Statement effective as soon as reasonably practicable following the date initially filed and (ii) is in compliance in all material respects with the terms and conditions contained in the Rights Offering Letter Agreement, such failure shall be excused for a reasonable period of time, such determination to be made by the Required Lenders in their sole but reasonable discretion.

4.4         Voluntary Prepayments.

4.4.1      Right to Prepay.  The Borrower shall have the right at its option at any time and from time to time to prepay the Loan in whole or in part without premium or penalty except as provided in Section 4.6 [Additional Compensation in Certain Circumstances].  Whenever the Borrower desires to prepay any part of the Loan, it shall provide a prepayment notice to the Administrative Agent by 11:00 a.m. New York City time on the date of prepayment of the Loan setting forth the following information:

(a)           the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

(b)           the total principal amount of such prepayment, which shall not be less than $1,000,000, unless the total principal amount outstanding is less than $1,000,000.

All prepayment notices shall be irrevocable.  The principal amount of the Loan for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  Any prepayment hereunder shall be subject to the Borrower’s obligations to indemnify the Lenders under Section 4.6.2 [Losses Caused by Borrower Affiliate Parties].

4.5         Mandatory Prepayments.  The Borrower shall make mandatory prepayments without premium or penalty of the Loan as follows:

4.5.1      Sale of Assets.  Except to the extent otherwise provided in this Agreement, within five (5) Business Days of any sale of assets authorized by Section 7.2.11 [Disposition of Assets or Subsidiaries], which is (a) in excess of $1,000,000 in any one transaction or $2,000,000 in any fiscal year, or (b) made when there exists an Event of Default or Potential Default, the Borrower shall make a mandatory prepayment of principal on the Loan in an amount equal to the after-tax proceeds of such sale (as estimated in good faith by the Borrower); provided that, no payment shall be required to be made under this Section 4.5.1 at any time when principal amounts are outstanding under the Senior Credit Agreement or the Mezzanine Loan Agreement, unless such payment could be made in accordance with the provisions of the Account Agreement (as defined in the Senior Credit Agreement) or the Mezzanine Loan Agreement, as applicable.

4.5.2     Rights Offering.  Except to the extent otherwise provided in this Agreement or any other Loan Document, within one (1) Business Day of the closing of the Rights Offering, the Borrower shall apply the net proceeds (as estimated in good faith by the Borrower) raised from the Rights Offering in satisfaction of certain obligations in the following order: (i) first, to satisfy all Obligations outstanding under the Loan Documents, including the repayment in full of the Loan, together with all accrued but unpaid interest, fees and expenses outstanding as of such date; (ii) second, to contribute in the form of one or more equity contributions proceeds from the Rights Offering to BFE Energy that are sufficient to allow BFE Energy to satisfy the obligations existing under the Mezzanine Loan Documents and shall cause BFE Energy to use such funds to satisfy the obligations existing under the Mezzanine Loan Documents and (iii) last, make the Cargill Payment in accordance with the terms of the Cargill Acknowledgement Letter.

4.5.3     Consummation of a Substitute Transaction.     If the Borrower elects to pursue a Substitute Transaction (as defined in the Rights Offering Letter Agreement) in accordance with the terms of the Rights Offering Letter Agreement, the Borrower shall, on or before the earlier of (i) February 1, 2011 and (ii) the closing of the Substitute Transaction: (a) pay all Obligations outstanding under the Loan Documents, including the repayment in full of the Loan, together with all accrued but unpaid interest, fees and expenses outstanding as of such date, (b) second, (I) contribute in the form of one or more equity contributions proceeds from the Rights Offering to BFE Energy that are sufficient to allow BFE Energy to satisfy the obligations existing under the Mezzanine Loan Documents and (II) cause BFE Energy to use such funds to satisfy the obligations existing under the Mezzanine Loan Documents and (c) make the Cargill Payment in accordance with the terms of the Cargill Acknowledgement Letter.

4.6         Additional Compensation in Certain Circumstances    Increased Costs or Reduced Return Resulting from Taxes, Expenses, Etc.  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any Official Body:

  (a)           subjects any Lender to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loan or payments by the Borrower of principal, interest, the Bridge Loan Funding Fee, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Lender), or

  (b)           imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender; and

   (c)          the result of (a) or (b) is to increase the cost to, reduce the income receivable by, or impose any expense upon any Lender with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loan by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

4.6.2       Losses Caused by Borrower.  In addition to the compensation required by Section 4.6.1 [Increased Costs or Reduced Return Resulting from Taxes, Expenses, Etc.], the Borrower shall reimburse each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties) which such Lender sustains or incurs as a consequence of any of the following:

(a)          attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part the Loan Request under Section 2.4 [Term Loan Request] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments], or

(b)          default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, portion of the Bridge Loan Funding Fee or any other amount due hereunder (without duplication of any payments required, under Section 4.7 [Indemnification by Borrower] or Section 10.3 [Reimbursement and Indemnification of Lenders by the Borrower; Taxes] in connection with any such default).

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.  For purposes of clarity, notwithstanding any provision of this Section 4.6.2 to the contrary, no reimbursement shall be required to be made for loss or margin that is attributable to a prepayment made in accordance with Section 4.4 [Voluntary Prepayments].

4.6.3      Mitigation Obligation.  If any Lender requests compensation under Section 4.6.1 [Increased Costs or Reduced Return Resulting from Taxes, Expenses, Etc.] or the Borrower is required to pay any additional amount to any Lender for the account of any Lender pursuant to Section 4.6.2 [Losses Caused by Borrower Affiliate Parties], then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loan hereunder or to assist its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.6.1 [Increased Costs or Reduced Return Resulting from Taxes, Expenses, Etc.] or 4.6.2 [Losses Caused by Borrower Affiliate Parties] as the case may be, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

4.7           INDEMNIFICATION BY BORROWER.  IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT (EACH AN “INDEMNIFIED PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE INDEMNIFIED PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY ACTIVITY FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF THE LOAN, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS MATERIAL AT ANY PROPERTY OWNED OR LEASED BY ANY BORROWER AFFILIATE PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY BORROWER AFFILIATE PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY BORROWER AFFILIATE PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS MATERIALS OR (E) SUBJECT TO SECTION 10.16, THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE INDEMNIFIED PARTIES AND ANY ACTION TAKEN OR OMITTED BY A LENDER HEREUNDER, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION.  IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.  ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 4.7 SHALL SURVIVE REPAYMENT OF THE LOAN, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE LOAN DOCUMENTS AND TERMINATION OF THE COMMITMENTS HEREUNDER OR TERMINATION AGREEMENT.

5.  REPRESENTATIONS AND WARRANTIES

5.1         Representations and Warranties.  The Borrower represents and warrants subject to the provisions of Section 1.4 [Concerning Corporate Terms], to the Administrative Agent and each of the Lenders as follows:

5.1.1      Organization and Qualification.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Borrower has the lawful power to engage in the business it presently conducts or proposes to conduct.  The Borrower is duly licensed or qualified and in good standing in each jurisdiction listed opposite its name on Schedule 5.1.1 and in all other jurisdictions where the nature of the business transacted by it or both makes such licensing or qualification necessary if the failure to be so licensed or qualified would cause or constitute a Material Adverse Change.

5.1.2      Capitalization and Ownership.  The authorized LLC Interests of BFE Energy are owned as indicated on Schedule 5.1.2, as of the Closing Date.  All of the LLC Interests and any other equity interests of each Borrower Affiliate Party have been validly issued and are fully paid and nonassessable.  There are no options, warrants or other rights outstanding to purchase any such LLC Interests except as indicated on Schedule 5.1.2.

5.1.3      Subsidiaries.  The Borrower has good title to all of the LLC Interests in BFE Energy it purports to own, free and clear of any Lien other than Liens in favor of the Administrative Agent under the Pledge Agreement.  All LLC Interests in BFE Energy owned by the Borrower have been validly issued, and all LLC Interests in BFE Energy owned by the Borrower are fully paid and nonassessable.  All capital contributions and other consideration required to be made or paid in connection with the issuance of all LLC Interests in BFE Energy owned by the Borrower have been made or paid, as the case may be.  There are no options, warrants or other rights outstanding to purchase any such LLC Interests in BFE Energy.

5.1.4      Power and Authority.  The Borrower has full power to enter into, execute, deliver and carry out each Loan Document to which it is a party, to incur the Indebtedness contemplated by the Loan Documents to which it is a party and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

5.1.5      Validity and Binding Effect.  This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which any Borrower Affiliate Parties are required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower Affiliate Parties on the required date of delivery of such Loan Document.  This Agreement and each of the other Loan Documents constitutes, or will constitute, legal, valid and binding obligations of such Borrower Affiliate Party on and after its date of delivery thereof, enforceable against such Borrower Affiliate Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

5.1.6      No Conflict.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Borrower Affiliate Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, certificate of formation, limited liability company agreement or other organizational documents of any Borrower Affiliate Party, (ii) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any Borrower Affiliate Party is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Borrower Affiliate Party or any of its Subsidiaries (other than Liens granted under the Loan Documents, the Senior Loan Documents or the Mezzanine Loan Documents (as applicable)) except with respect to clause (ii), to the extent such conflict, default or breach which would not cause or constitute an Event of Default, or (iii) any provision of the Senior Loan Documents or the Mezzanine Loan Documents.

5.1.7      Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower Affiliate Party, threatened against any Borrower Affiliate Party at law or equity before any Official Body which individually or in the aggregate would cause or constitute a Material Adverse Change.  No Borrower Affiliate Party is in violation of any order, writ, injunction or any decree of any Official Body which would cause or constitute a Material Adverse Change.  There are no ongoing, or, to the best knowledge of the Borrower, currently threatened, strikes, collective slowdowns or work stoppages by the employees of any Borrower Affiliate Party or the Operator.

5.1.8      Use of Proceeds.  The Borrower Affiliate Parties shall use the proceeds of the Loan in accordance with Section 7.1.7 [Use of Proceeds].

5.1.9      Full Disclosure.  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains, when taken as a whole, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to the Borrower (other than general economic conditions) which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Borrower Affiliate Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

5.1.10    Taxes.  All federal, state, local and other tax returns required to have been filed with respect to the Borrower Affiliate Parties have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. As of the Closing Date, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower Affiliate Parties for any period.

5.1.11   Consents and Approvals.  Except for the filing of financing statements in the state and county filing offices in respect of the Collateral, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Borrower Affiliate Party, other than those obtained or made on or prior to the Closing Date.

5.1.12    No Event of Default; Compliance with Instruments.  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrower Affiliate Parties is in violation of (i) any term of its certificate of incorporation, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

5.1.13    Security Interests.  The Liens and security interests granted to the Administrative Agent for the benefit of the Lenders pursuant to the Pledge Agreement in the Collateral constitute Prior Security Interests under the Uniform Commercial Code as in effect from time to time in the State of New York or the State of Delaware (as applicable) (together, the “Uniform Commercial Code”) or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law.  Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, and taking possession of any stock certificates, certificated membership interests or other certificates evidencing the Collateral, all such action as is necessary or advisable to establish such rights of the Administrative Agent will have been taken, and there will be upon execution and delivery of the Pledge Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements.  All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

5.1.14    Real Property.  No Borrower Affiliate Party owns real property except for ownership of a portion of the Buffalo Lake Land and a portion of the Pioneer Trail Land.  The Borrower Affiliate Parties occupy the locations described on Schedule 5.1.14 (which sets forth the street address, state, owner, lessor and lessee).  The Borrower Affiliate Parties have valid leasehold interest in all properties, assets and other rights which they purport to lease or which are reflected as leased on their books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases.  All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby except to the extent failure to do so would not cause a Material Adverse Change.

5.1.15    Status of the Collateral.  The LLC Interests in BFE Energy included in the Collateral to be pledged pursuant to the Pledge Agreement are free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Lenders to dispose of the LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the SEC thereunder and by applicable state securities laws.  There are no limited liability company agreements or other agreements or understandings with respect to the LLC Interests in BFE Energy included in the Collateral except for the limited liability company agreements described on Schedule 5.1.15.  The Borrower has delivered true and correct copies of such limited liability company agreements to the Administrative Agent.  On the Closing Date, all of the LLC Interests of BFE Energy that are owned by the Borrower shall be pledged pursuant to the Pledge Agreement, which LLC Interest shall not constitute less than 78.7% of the outstanding LLC Interest in BFE Energy.

5.1.16    Insurance.  The Borrower Affiliate Parties have insurance policies and other bonds in full force and effect as of the Closing Date to and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Borrower Affiliate Party in accordance with prudent business practice in the industry of the Borrower Affiliate Parties.  No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby except to the extent replaced by coverage under other policies.

5.1.17    Compliance with Laws.  The Borrower Affiliate Parties are in material compliance in all respects with all applicable Laws in all jurisdictions in which the Borrower Affiliate Parties are presently doing business except where the failure to do so would not constitute a Material Adverse Change.

5.1.18    Material Contracts; Burdensome Restrictions.  Schedule 5.1.18 lists as of the Closing Date all material contracts relating to the business operations of the Borrower or BFE Energy, including all employee benefit plans and Labor Contracts, other than Loan Documents and Project Documents.  All such material contracts are valid, binding and enforceable upon the Borrower or BFE Energy (as applicable) and each of the other parties thereto in accordance with their respective terms except to the extent any lack of such validity, binding effect or enforceability would not cause a Material Adverse Change, and there is no default thereunder, to the Borrower’s knowledge, with respect to parties other than the Borrower or BFE Energy (as applicable) except for defaults of the Borrower or BFE Energy (as applicable) which would not cause a Material Adverse Change.  Neither Borrower nor any Subsidiary is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.  For purposes of this Section 5.1.18, a “material contract” means a contract that obligates a Borrower Affiliate Party to pay money in an amount, or provide services valued, in excess of $150,000 during any 12-month period.  The amounts that a Borrower Affiliate Party is obligated to pay under contracts not listed on Schedule 5.1.18 do not exceed $800,000 on an annual basis.

5.1.19    Investment Companies; Regulated Entities.  None of the Borrower Affiliate Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”  Neither the making of the Loan, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby will violate any provisions of the Investment Company Act of 1940 or any rule, regulation or order of the SEC thereunder.

5.1.20    Environmental Matters.  Except as set forth on Schedule 5.1.20, as of the Closing Date, there are no violations, or allegations thereof in writing, of any Environmental Law applicable to any Property and, to the knowledge of the Borrower, to any property of any predecessor of the Borrower Affiliate Parties.

(a)          Each Borrower Affiliate Party has complied and is now complying in all material respects with (i) all Environmental Laws applicable to the Project and (ii) the requirements of any Governmental Approvals issued under such Environmental Laws with respect to the Project.

(b)          There are no facts, circumstances, conditions or occurrences regarding the Project that (i) to the knowledge of the Borrower (after due inquiry), could reasonably be anticipated to form the basis of an Environmental Claim against the Project, any Borrower Affiliate Party, the EPC Contractor or the Operator or, to the best knowledge of the Borrower, any other Person occupying or conducting operations on or about the Land which if adversely determined could reasonably be expected to have a Material Adverse Change, (ii) could reasonably be anticipated to cause the Land to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law or (iii) to the knowledge of the Borrower (after due inquiry) could be reasonably anticipated to require the filing or recording of any notice or disclosure document under any Environmental Law (other than those described in Schedule 5.1.24 [Governmental Approvals] hereto).

(c)          There are no past, pending, or, to the best knowledge of the Borrower, threatened, Environmental Claims against (i) any Borrower Affiliate Party or the Project, or (ii) to the best knowledge of the Borrower, the EPC Contractor or the Operator or any other Person occupying, using, or conducting operations on or about the Land, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change.

(d)          Except as set forth on Schedule 5.1.20 and except as could not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not at any time been generated, used, treated, recycled, stored on, or transported to or from, or Released, deposited or disposed of on all or any portion of the Land other than in compliance at all times with all applicable Environmental Laws.

(e)          Except as set forth on Schedule 5.1.20, there are not now and, to the knowledge of the Borrower, never have been any underground storage tanks located on the Land, there is no asbestos contained in, forming part of, or contaminating any part of the Project and no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Project.

(f)           The Borrower is not aware of any evidence of groundwater contamination on the Land.

(g)          Copies of all environmental studies regarding the Project and/or the Land of which any Borrower Affiliate Party is aware have been delivered to the Administrative Agent.

5.1.21    [Reserved]

5.1.22    Financial Statements.

(a)           The Borrower has delivered to the Administrative Agent or filed with the SEC audited consolidated and unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009 and unaudited consolidated and consolidating balance sheets and statements of income, change in stockholders’ equity, and cash flow as of and for the six (6) months ended June 30, 2010 for the Borrower, each of which has been certified by the principal financial officer of the Borrower in the case of audited financial statements, and prepared in accordance with GAAP.  Such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of its operations for the periods ended on such dates, subject, in the case of interim statements, to normal year-end audit adjustments.

(b)           No Borrower Affiliate Party has any material outstanding obligations or liabilities, fixed or contingent, except as disclosed in the financial statements described in (a) above.  Since the date of the last financial statements described in (a) above, no event, condition or circumstance exists or has occurred which has resulted in or could reasonably be expected to result in a Material Adverse Change in the financial condition, operations, business, profits or prospects of the Borrower Affiliate Parties from that set forth in such financial statements, and no event or condition has occurred which could reasonably be expected to have a Material Adverse Change.

5.1.23    Governmental Approvals      All Governmental Approvals necessary in connection with (i) the due execution and delivery of, and performance by any Borrower Affiliate Party and, to the best knowledge of the Borrower (after due inquiry) each Project Participant of their respective obligations and the exercise of their respective rights under, the Loan Documents to which they are a party and the Project Documents to which they are party, (ii) the legality, validity and binding effect or enforceability thereof and (iii) in the case of Governmental Approvals to be obtained by on or behalf of Borrower, and, to Borrower’s knowledge (after due inquiry), any other Project Participant, the acquisition, ownership, construction, installation, operation and maintenance of the Project as contemplated by the Project Documents and in order to conduct its business generally and maintain its existence (collectively, the “Necessary Governmental Approvals”), have been duly obtained or made, were validly issued, are in full force and effect, are final and not subject to any pending modification by any Governmental Authority or appeal, are held in the name of the appropriate Borrower Affiliate Party and are free from conditions or requirements the compliance with which would reasonably be expected to have a Material Adverse Effect or which the appropriate Borrower Affiliate Party does not reasonably expect to be able to satisfy.  No event has occurred that would reasonably be expected to (A) result in the revocation, termination or adverse modification of any such Necessary Governmental Approval or (B) adversely affect any rights of any Borrower Affiliate Party (or, as applicable, any Project Participant) under any such Governmental Approval.

(b)          The information set forth in each application submitted by or on behalf of any Borrower Affiliate Party in connection with each Necessary Governmental Approval and in all correspondence sent by or on behalf of the appropriate Borrower Affiliate Party in respect of each such application is accurate and complete in all material respects.

(c)           The Plants are owned and operated in accordance with the Project Documents, conform to and comply in all material respects with all covenants, conditions, restrictions and requirements in all Necessary Governmental Approvals, in the Project Documents applicable thereto and under all zoning, environmental, land use and other Laws applicable thereto.

5.1.24    ERISA.  Neither any Borrower Affiliate Party nor any ERISA Affiliate of any Borrower Affiliate Party has or has ever maintained or contributed to (or has or has ever had an obligation to contribute to) any Plan or Multiemployer Plan.

5.1.25    Immunity.  Each Borrower Affiliate Party is subject to civil and commercial law with respect to its Obligations under the Loan Documents, and the execution, delivery and performance of the Loan Documents by the Borrower Affiliate Parties constitute private and commercial acts rather than public or governmental acts.  Neither the Borrower Affiliate Parties nor any of their Properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to the Obligations of the Borrower Affiliate Parties under the Loan Documents.

5.1.26    Utilities, Etc.  All utility services, means of transportation, facilities and other materials necessary for the operation of the Plants (including, without limitation, gas, electrical, potable and raw water supply, storm, telephone and sewage services and facilities, as necessary) are available to the Project.

6.  CONDITIONS OF LENDING.

The obligation of each Lender to make the Loan hereunder is subject to the performance by each of the Borrower Affiliate Parties of their Obligations to be performed hereunder at or prior to the making of the Loan and to the satisfaction of the following further conditions:

6.1         Closing Date Loan.  On the Closing Date:

6.1.1      Officer’s Certificate.  There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by an Authorized Officer of the Borrower certifying to each of the following:

(a)           the representations and warranties of the Borrower contained in Article 5 and in each of the other Loan Documents executed on the Closing Date shall be true and accurate in all material respects on and as of the Closing Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein;

(b)           each of the Borrower Affiliate Parties shall have performed and complied with all material covenants and conditions in the Loan Documents to which it is a party; and

(c)           no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

6.1.2      Secretary’s Certificate.  There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated as of the Closing Date and signed by the Secretary or an Assistant Secretary, the Borrower and BFE Energy, certifying as appropriate as to:

(a)          all action taken by such party in connection with this Agreement and the other Loan Documents;

(b)          the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(c)          copies of its organizational documents, including its certificate of incorporation or certificate of formation (as applicable) and by-laws or limited liability company agreement (as applicable) as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each party in each state where organized or qualified to do business.

6.1.3      Delivery of Loan Documents.  The Loan Documents required to be entered into as of the Closing Date, including but not limited to the Loan Agreement, the Notes, the Pledge Agreement, the Cargill Acknowledgement Letter, the Rights Offering Letter Agreement and the Executive Management Waiver Agreements, together with UCC-1 financing statements in respect of the Pledge Agreement for all appropriate locations, shall have been duly executed and delivered to the Administrative Agent for the benefit of the Lenders, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged LLC Interests.  The Borrower authorizes the Administrative Agent to cause to be filed any such UCC-1 financing statements in such locations as the Administrative Agent may deem appropriate.

6.1.4      Opinion of Counsel.  There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of Cravath, Swaine & Moore LLP (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), relating to the Loan Documents, dated as of the Closing Date, each in form and substance satisfactory to the Administrative Agent and its counsel.

6.1.5      Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

6.1.6      Payment of Fees.  The Borrower shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Lenders, the Lenders’ closing fees and all other fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed, including, but not limited to, the reasonable fees and expenses of counsel to the Administrative Agent and the Lenders and any other expenses payable by the Borrower under Section 7.1.14 [Expenses], to the extent an invoice related to such fees and expenses are delivered to the Borrower.

6.1.7      Due Diligence.  The Borrower shall have delivered to the Administrative Agent on or before the Closing Date lien searches in respect of the Borrower and BFE Energy (i) listing all effective financing statements which name Borrower and any other Borrower or BFE Energy as debtors; and (ii) demonstrating the absence of Liens on any of the properties and assets of the Borrower or BFE Energy other than Permitted Liens or Liens satisfied as of the Closing Date to the satisfaction of the Administrative Agent, together with (a) copies of such UCC-3 termination statements, (b) payoff letters evidencing repayment in full of any debt to be repaid, and (c) the termination of all agreements relating thereto and (d) the release of all Liens granted in connection therewith.

6.1.8      Consents.  All consents required to effectuate the transactions contemplated hereby shall have been obtained.

6.1.9      No Violation of Laws.  The making of the Loan shall not contravene any Law applicable to the Borrower Affiliate Parties or any of the Lenders.  In addition, each of the Lenders and the Administrative Agent shall have received at least two Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under the Patriot Act.

6.1.10    No Actions or Proceedings.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed in writing before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

6.1.11    Material Adverse Change or Effect.   No event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect shall have occurred and be continuing.

6.1.12    Financial Information, Etc.  Each Lender shall have received a certificate from the chief financial officer or other Authorized Officer of the Borrower, dated as of the Closing Date, to the effect that, to the best of such officer’s knowledge, (A) the financial statements of the Borrower most recently filed with the SEC are true, complete and correct in all material respects and (B) there has been no Material Adverse Change in the financial condition, operations, properties, business or prospects of the Borrower since the date of such financial statements.  To the extent that such other financial, business and other information regarding the Project Participants is obtainable by any Borrower Affiliate Party upon the exercise of its reasonable efforts, each Lender shall have received such other financial, business and other information regarding the Project Participants as such Lender shall have reasonably requested.

6.1.13    Cargill Conversion.  The Borrower shall have delivered a complete copy of the executed Cargill Acknowledgement Letter, and such Cargill Acknowledgement Letter shall remain in full force and effect and shall not have been withdrawn.

7.  COVENANTS

7.1        Affirmative Covenants.  The Borrower covenants and agrees that until payment in full of the Loan, and interest thereon, satisfaction of all of the Borrower Affiliate Parties’ other Obligations under the Loan Documents (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) and termination of the Commitments, the Borrower shall comply and shall cause its Subsidiaries to comply at all times with the following affirmative covenants:

7.1.1      Preservation of Existence, Etc.  The Borrower shall maintain and shall cause each of its Subsidiaries to maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.10 [Liquidations, Mergers, Etc.] and except where failure to do so would not cause or constitute a Material Adverse Change.

7.1.2      Payment of Liabilities, Including Taxes, Etc.  The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not constitute a Material Adverse Change; provided that the Borrower will pay and cause each of its Subsidiaries to pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

7.1.3      Maintenance of Insurance.  The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

7.1.4      Visitation Rights.  The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties of the Subsidiaries and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request with reasonable advance notice, during normal business hours and at such intervals as such Lenders shall desire.  At any time when the Lenders, collectively, do not possess the power, directly or indirectly (including under any stockholders’ or limited liability company agreement), to elect a majority of the directors of the Borrower or at any time when there exists an Event of Default, the Administrative Agent may (i) conduct up to three times annually at the Borrower’s expense field audits of the Borrower Affiliate Parties’ businesses, properties and locations and (ii) may also at the Borrower’s expense do so at any time (and from time to time) that there exists an Event of Default.

7.1.5      Keeping of Records and Books of Account.  The Borrower shall maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower and in which full, true and correct entries shall be made in all material respects of all their dealings and business and financial affairs.

7.1.6      Compliance with Laws.  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws in all material respects, provided that it shall not be deemed to be a violation of this Section 7.1.6 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.  Without limiting the generality of the foregoing, or limiting any other subsection of this Section 7.1, the Borrower shall pay, and cause its Subsidiaries to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Borrower Affiliate Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim or such contest does not involve any risk of the sale, forfeiture or loss of any of any assets with an aggregate value of Two Hundred and Fifty Thousand Dollars ($250,000).

7.1.7      Use of Proceeds.  The Borrower will, and shall cause each of its Subsidiaries (as applicable) to use the proceeds of the Loan (i) to repay in full the Working Capital Loan and (ii) to pay the Bridge Loan Funding Fee.  The Borrower shall not use and shall cause each of its Subsidiaries to not use the proceeds of the Loan for any other purpose or purposes which contravene any applicable Law or any provision hereof.

7.1.8      Further Assurances.  From time to time, at its expense, the Borrower shall, and shall cause each of its Subsidiaries to, faithfully preserve and protect the Administrative Agent’s Lien on any Prior Security Interest in the Collateral as a continuing perfected Lien, and shall do such other acts and things as the Administrative Agent may reasonably deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents.

7.1.9      Accounting and Financial Management.  The Borrower shall, and shall cause its Subsidiaries to (a) maintain adequate management information and cost control systems, (b) maintain a system of accounting in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower in accordance with GAAP and (c) promptly deliver to the Administrative Agent a copy of any “management letter” or other similar communication received by Borrower from Borrower’s accountants relating to Borrower’s financial, accounting and other systems, management or accounts.  In the event that Borrower or any of its Subsidiaries replace their existing auditors for any reason, the Borrower shall appoint and maintain as auditors another firm of independent public accountants, which firm shall be nationally recognized and approved by the Lenders.

7.1.10    Governmental Approvals.  The Borrower shall, and shall cause its Subsidiaries to, (i) from time to time obtain and maintain, and comply in all material respects with, all Necessary Governmental Approvals as shall now or hereafter be required under applicable Laws, (ii) cause the Plants and the Project to be operated in all material respects in accordance with all applicable Laws and (iii) intervene in and contest any proceeding which seeks or may reasonably be expected, to rescind, terminate, adversely modify or suspend any Necessary Governmental Approval and, if reasonably requested by the Required Lenders, appeal any such rescission, termination, modification or suspension in the manner and to the full extent permitted by applicable Law (provided that the obligations of the Borrower Affiliate Parties under this Section 7.1.10 shall not in any way limit or impair the rights or remedies of the Lenders under any Loan Document, directly or indirectly, arising as a result of any such rescission, termination, modification or suspension).

7.1.11    Project Construction; Maintenance.  The Borrower shall, and shall cause its Subsidiaries to, maintain and preserve the Project and all of their other Properties necessary or useful in the proper conduct of its business in good working order and in such condition that the Plants will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions for which they were specifically designed in accordance with the applicable EPC Contract(s) at substantially the levels contemplated thereby.  The Borrower shall, and shall cause its Subsidiaries to, cause the Project to be operated, serviced, maintained and repaired so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance and compliance with (i) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors, and sub-contractors, (ii) the terms and conditions of all insurance policies maintained with respect to the Project at any time, (iii) all requirements of Law and all Governmental Approvals applicable to the Project, and (iv) the terms of the Project Documents.

7.1.12    Performance of Project Documents.  The Borrower shall, and shall cause its Subsidiaries to perform and observe in all material respects all of its covenants and agreements contained in any of the Project Documents to which it is or becomes a party, shall take and shall cause its Subsidiaries to take all necessary action to prevent the early termination of any such Project Documents in accordance with the terms thereof or otherwise, and shall take and shall cause its Subsidiaries to take any and all action as may be reasonably necessary promptly to enforce its rights and to collect any and all sums due to it under the Project Documents.

7.1.13    Environmental Compliance.  The Borrower shall, and shall cause its Subsidiaries to:

(a)          comply in all material respects and cause all other Persons constructing, occupying or conducting operations at the Project to comply in all material respect with all Environmental Laws now or hereafter applicable to the Project;

(b)          obtain, at or prior to the time required by applicable Environmental Laws, all Governmental Approvals required pursuant to applicable Environmental Law for the construction, operation and maintenance of the Project, and maintain such Governmental Approvals in full force and effect;

(c)           not generate, use, treat, recycle, store, Release or dispose of, or permit the generation, use, treatment, recycling, storage, Release or disposal of Hazardous Materials on the Land, or transport or permit the transportation of Hazardous Materials to or from the Project other than in compliance in all material respects with all applicable Environmental Laws;

(d)          conduct and complete any investigation, study, sampling and testing and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials Released at, on, in, under or emanating from the Project, in accordance with the requirements of all applicable Environmental Laws and promptly notify the Administrative Agent of any such action in which costs are reasonably expected to exceed $100,000 or which is reasonably likely to give rise to a claim for injunctive relief against a Borrower Affiliate Party;

(e)           provide the Administrative Agent with written notice of (i) any fact, circumstance, condition, occurrence or Release at, on, under or from the Project that results in any material noncompliance with any Environmental Law applicable to the Project or that has resulted or may result in personal injury or material property damage or an Environmental Claim or otherwise that could reasonably be expected to have a Material Adverse Effect, such notice to be given promptly after the condition is discovered or such Release or occurrence takes place and (ii) any pending or threatened Environmental Claim against any Borrower or any other Persons occupying or conducting operations at the Project that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, such notice to be given promptly after such Environmental Claim is commenced or threatened; all such notices shall describe in reasonable detail the nature of the claim, investigation, condition, incident, or occurrence and the proposed response thereto;

(f)           provide the Administrative Agent with copies of all material communications with any Governmental Authority relating to any Environmental Law or any Environmental Claim promptly after the giving or receiving of any such communications; and

(g)          provide such information concerning any Environmental Claim relating to the Project as may be reasonably requested by the Administrative Agent.

7.1.14    Expenses.  The Borrower shall at the Closing pay to the Administrative Agent for itself and for the account of the Lenders, the Lenders’ closing fees and all other fees accrued through the Closing Date and the costs and expenses incurred by the Administrative Agent and the Lenders, including, but not limited to, travel, due diligence expenses and reasonable legal costs and miscellaneous expenses.

7.1.15    Rights Offering.  The Borrower shall comply with its obligations under the Rights Offering Letter Agreement.

7.1.16    Use of Term Loan Proceeds.  The Borrower shall cause the net proceeds from the Term Loan to be contributed to BFE Energy in the form of one or more equity contributions, shall further cause BFE Energy to contribute such net proceeds in one or more equity contributions to the Senior Credit Agreement Borrowers jointly to allow the Senior Credit Agreement Borrowers to repay in full the Working Capital Loan on or before September 27, 2010, and shall further cause the Senior Credit Agreement Borrowers to repay in full the Working Capital Loan on or before September 27, 2010.

7.2        Negative Covenants.  The Borrower covenants and agrees that until payment in full of the Loan, and interest thereon, satisfaction of all of the Borrower Affiliate Parties’ other Obligations under the Loan Documents (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) and termination of the Commitments, the Borrower shall, and shall cause its Subsidiaries to comply with the following negative covenants:

7.2.1      Subsidiary Indebtedness.  The Borrower shall cause each of its Subsidiaries (excluding BFE Energy) to not at any time create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness under the Senior Loan Documents;

(b)          Indebtedness under the Mezzanine Loan Documents;

(c)          unsecured Indebtedness of Pioneer Trails up to a maximum outstanding principal amount at all times equal to $7,000,000 incurred prior to the Closing Date as described in, and incurred under, Article IV of the Pioneer Trail Redevelopment Contract (as defined in the Senior Credit Agreement) (the “TIF Indebtedness”), provided, that (i) such Indebtedness is issued on terms and conditions and pursuant to documentation satisfactory to the Administrative Agent, which conditions shall include a requirement that no lender of, or participant in, the TIF Indebtedness shall have any recourse to any Borrower Affiliate Party or its Property other than to the real estate taxes that Pioneer Trails would have otherwise been obligated to pay but for the incurrence of the TIF Indebtedness and (ii) the Borrower Affiliate Parties shall have furnished, or caused to be furnished, to the Administrative Agent an opinion of legal counsel opinion acceptable to the Administrative Agent stating that, in the opinion of such counsel, the conditions and requirements set forth in clause (i) above shall have been satisfied;

(d)          Indebtedness (other than Indebtedness for borrowed money) secured by a Permitted Lien (as such term is defined in the Mezzanine Loan Agreement);

(e)          Indebtedness incurred under the Railroad Car Lease Agreements (as defined in the Senior Credit Agreement);

(f)           Hedging Agreements (as defined in the Senior Credit Agreement) that comply with the Risk Management Policy (as defined in the Senior Credit Agreement); and

(g)          Indebtedness incurred to the City of Fairmont, Minnesota in principal amount not to exceed $162,000.

7.2.2      BFE Energy Indebtedness.  The Borrower shall cause BFE Energy to not at any time, create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness under the Loan Documents;

(b)          Indebtedness under the Mezzanine Loan Documents;

(c)          Indebtedness under the Senior Loan Documents;

(d)          Indebtedness permitted under Section 7.2.1(c);

(e)          Indebtedness incurred under the Railroad Car Lease Agreements (as defined in the Senior Credit Agreement);

(f)           Hedging Agreements (as defined in the Senior Credit Agreement) that comply with the Risk Management Policy (as defined in the Senior Credit Agreement); and

(g)          Indebtedness incurred to the City of Fairmont, Minnesota in principal amount not to exceed $162,000.

7.2.3      Indebtedness.  The Borrower shall not at any time, create, incur, assume or suffer to exist any Indebtedness, except Indebtedness under the Loan Documents.

7.2.4      Subsidiary Liens.  The Borrower shall cause each of its Subsidiaries to not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for any Permitted Liens (as defined in the Mezzanine Loan Agreement).

7.2.5      BFE Energy Liens.  The Borrower shall cause BFE Energy not to at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for any Permitted Liens (as defined in the Mezzanine Loan Agreement) or Permitted Liens (as defined in this Agreement).

7.2.6      Liens.  The Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Liens created by the Loan Documents.

7.2.7      Guaranties.  The Borrower shall not, and shall cause each of its Subsidiaries to not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Borrower Affiliate Parties or other obligations permitted by Section 7.2.2(b) [Indebtedness], the Project Documents, the Senior Loan Documents or the Mezzanine Loan Documents.

7.2.8      Loans and Investments.  The Borrower shall not, and shall cause each of its Subsidiaries to not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except as permitted under the Senior Credit Agreement, the Account Agreement and the Mezzanine Loan Agreement and except for:

(a)           trade credit extended on usual and customary terms in the ordinary course of business; and

(b)           advances to employees to meet expenses incurred by such employees in the ordinary course of business.

7.2.9      Dividends and Related Distributions.  The Borrower shall not, and shall cause each of its Subsidiaries to not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or LLC Interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or LLC Interests, except distributions by any Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower, distribution of rights to purchase securities pursuant to the Rights Offering.

7.2.10    Liquidations, Mergers, Consolidations, Acquisitions.  The Borrower shall not, and shall cause each of its Subsidiaries to not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

7.2.11    Dispositions of Assets or Subsidiaries.  The Borrower shall not, and shall cause each of its Subsidiaries to not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or LLC Interests of a Subsidiary of a Borrower Affiliate Party), except:

(a)          transactions involving the sale of inventory in the ordinary course of business;

(b)          any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of a Borrower Affiliate Party’s business;

(c)          any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired;

(d)          the sale of other assets so long as the aggregate amount of after-tax proceeds from sales pursuant to this clause (iv) does not exceed $250,000 in any one fiscal year;

(e)          any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (a) through (d) above, which is approved by the Required Lenders so long as the after-tax proceeds (as demonstrated by the Borrower Affiliate Parties) are applied in accordance with the provisions of Section 4.5.1 [Sale of Assets] above;

(f)          sales of Permitted Investments (other than Investments in Subsidiaries of the Borrower) prior to the maturity thereof;

(g)          transfers of assets between Buffalo Lake and Pioneer Trail; and

(h)          dividends, distributions, return of capital or other payments to equity owners in respect of LLC Interests, redemptions of LLC Interests, withdrawals of capital by a member in a Borrower Affiliate Party; provided that, this clause (h) shall cease to apply to any Borrower Affiliate Parties that cease to be wholly-owned, directly or indirectly, by the Borrower.

7.2.12    Affiliate Transactions.  The Borrower shall not, and shall cause its Subsidiaries to not enter into or carry out any transaction with any Affiliate of any Borrower Affiliate Party (including purchasing property or services from or selling property or services) except for:

(a)          transactions not otherwise prohibited by this Agreement and entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions and in accordance with all applicable Law;

(b)          transactions with Affiliates entered into on or prior to the Closing Date and described on Schedule 7.2.12 hereto;

(c)          Affiliate Indebtedness permitted by Section 7.2.1 [Subsidiary Indebtedness];

(d)          Affiliate Liens permitted by Section 7.2.6 [Liens];

(e)          Investments in Affiliates permitted by Section 7.2.8 [Loans and Investments];

(f)           dividends and distributions which are permitted by Section 7.2.9 [Dividends and Related Distributions] and the agreements pursuant to which such dividends and distributions are required to be made,

(g)          loans to employees permitted by Section 7.2.8 [Loans and Investments];

(h)          reimbursement of employee travel and lodging costs incurred in the ordinary course of business;

(i)           payment of customary director’s fees to one or more independent directors of the Borrower Affiliate Parties; and

(j)           employment agreements, equity incentive agreements and other employee and management arrangements in the ordinary course of business which are fully disclosed to the Administrative Agent.

7.2.13    Subsidiaries, Partnerships and Joint Ventures.  The Borrower shall cause each of its Subsidiaries to not establish, create or acquire directly or indirectly any Subsidiaries; provided that if the Borrower establishes, creates or acquires directly or indirectly any Subsidiaries, the Borrower must pledge its interest in such new Subsidiary as collateral for the Loan.  Each Borrower Affiliate Party shall not become or agree to (i) become a general or limited partner in any general or limited partnership, (ii) become a member or manager of, or hold a limited liability company interest in, a limited liability company which is not a Borrower Affiliate Party, or (iii) become a joint venturer or hold a joint venture interest in any joint venture.  All of the LLC Interests in BFE Energy owned by the Borrower shall be pledged pursuant to the terms of the Pledge Agreement.

7.2.14    Continuation of or Change in Business.  The Borrower shall not, and shall cause each of its Subsidiaries to not engage in any business other than the business of constructing, owning, operating and maintaining the Project and performing its obligations pursuant to the Project Documents, Senior Loan Documents, Mezzanine Loan Documents, Article IV of the Pioneer Trail Redevelopment Contract (as defined in the Senior Credit Agreement) and the Loan Documents to which it is a party (and related businesses as conducted and operated by the Borrower Affiliate Parties) as conducted and operated by the Borrower Affiliate Parties, and the Borrower Affiliate Parties shall not permit any material change in such business.  The Borrower and BFE Holdings shall conduct no business other than ownership of the LLC Interests of the other Borrower Affiliate Parties.

7.2.15  Fiscal Year.  The Borrower shall not, and shall cause each of its Subsidiaries to not change its fiscal year from the twelve-month period ending December 31.

7.2.16  Issuance of Stock.  The Borrower shall cause each of its Subsidiaries to not issue any additional shares of their capital stock or LLC Interests or any options, warrants or other rights in respect thereof, except in connection with offerings by a Successor Corporation made pursuant to an offering of securities registered under the Securities Act of 1933, as amended.

7.2.17  Changes in Documents.  The Borrower shall not, and shall cause each of its Subsidiaries to not amend in (i) any material respect their certificate of incorporation, certificate of formation, by-laws, limited liability company agreement or other organizational documents, and (ii) any respect the Senior Loan Documents or the Mezzanine Loan Documents (as applicable); without providing at least three (3) Business Days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, without obtaining the prior written consent of the Required Lenders; provided that after the completion of a Rights Offering, the Borrower may amend its certificate of incorporation or by-laws to increase the number of authorized shares of Common Stock.

7.2.18  Inconsistent Agreements.  The Borrower shall not, and shall cause each of its Subsidiaries to not, and not permit any other Borrower Affiliate Party to, enter into any agreement (except agreements relating to the Permitted Senior Debt or the Permitted Mezzanine Debt) containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by any Borrower Affiliate Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Borrower from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Borrower to (i) pay dividends or make other distributions to the Borrower or any other Subsidiary of Borrower, or pay any Indebtedness owed to the Borrower or any other Subsidiary, (ii) make loans or advances to any Borrower Affiliate Party or (iii) transfer any of its assets or properties to any Borrower Affiliate Party, other than (a) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (b) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness, capital leases and other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (c) customary provisions in leases and other contracts restricting the assignment thereof.

7.2.19  Cancellation of Indebtedness.  The Borrower shall not, and shall cause each of its Subsidiaries to not, and not permit any other Borrower Affiliate Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

7.2.20  [Reserved]

7.2.21  Tax Shelter Regulations.  The Borrower does not intend to treat the Loan and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any of the Borrower Affiliate Parties determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Administrative Agent thereof, and (2) deliver to the Administrative Agent a duly completed copy of IRS Form 8886 or any successor form.  If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

7.2.22  Amendment of Additional Project Documents.  The Borrower shall not, and shall cause each of its Subsidiaries to not (i) agree to or permit the cancellation, suspension or termination of any Project Document, any Senior Loan Document or any Mezzanine Loan Document; (ii) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Project Document; (iii) waive any material default under or material breach of any Project Document or waive, fail to enforce, forgive or release any right, interest or entitlement, howsoever arising, under or in respect of any Project Document; (iv) petition, request or take any other legal or administrative action that seeks, or may be expected, to rescind, terminate or suspend any Project Document or amend or modify all or any part thereof; (v) exercise any right to initiate an arbitration proceeding under any Project Document or take any action with respect to any arbitration proceeding involving any other party to a Project Document; (vi) agree to or permit the assignment of any rights or the delegation of any obligations of any Project Participant under any Project Document except as permitted without the consent of the Borrower Affiliate Parties by the terms of such Project Document; and (vii) amend, supplement, modify or give any consent in any material respect under any Project Document or exercise any material option thereunder without the prior written consent of the Administrative Agent, not to be unreasonably withheld.

7.2.23  ERISA.  No Borrower nor any ERISA Affiliate of any Borrower shall at any time establish, maintain, contribute to or be required or permitted to contribute to any Plan or Multiemployer Plan.

7.2.24  Certain Agreements.  The Borrower shall not and shall cause each of its Subsidiaries to not enter into any agreement or undertaking (except for the Senior Loan Documents or the Mezzanine Loan Documents and except pursuant to any agreement approved by the Required Lenders for the refinancing of the Loan) restricting, or purporting to restrict, the ability of such entity to (a) amend this Agreement or any other Loan Document, (b) sell any of its assets, (c) create Liens, (d) create or incur Indebtedness or (e) make any distribution.

7.3          Reporting Requirements.  The Borrower covenants and agrees that until payment in full of the Obligations, and interest thereon, the Borrower shall, and shall cause each of its Subsidiaries (as applicable) to furnish or cause to be furnished to the Administrative Agent, and, upon the reasonable request of any Lender, to such Lender:

7.3.1     Quarterly Financial Statements.  As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period of the Borrower, a copy of the complete unaudited, consolidated statements of income, retained earnings and cash flow of the Borrower, and the related unaudited, consolidated balance sheet of the Borrower as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, if any, accompanied by a certificate of an Authorized Officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP, consistently applied, as at the end of, and for, such periods (subject to normal year-end audit adjustments); provided that filing such financial statements with the SEC shall satisfy the requirements of this subsection;

7.3.2     Annual Financial Statements.  As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower a copy of the complete audited, consolidated statements of income, retained earnings and cash flow of the Borrower, and the related audited, consolidated balance sheet of the Borrower as at the end of such year and any related audit letter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon of Grant Thornton LLP or other independent public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Borrower, as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of accountants to the Borrower stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Event of Default; provided that filing such financial statements with the SEC shall satisfy the requirements of this subsection;

7.3.3     Certificate of the Borrower.  At the time the Borrower furnishes each set of financial statements pursuant to Section 7.3.1 [Quarterly Financial Statements] or Section 7.3.2 [Annual Financial Statements], an officer’s certificate executed by an Authorized Officer to the effect that no Potential Default or Event of Default has occurred and is continuing (or, if any Potential Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing what action the Borrower has taken and proposes to take with respect thereto);

7.3.4     Notice of Default.  Promptly after any officer or director of any Borrower Affiliate Party knows or has a reasonable basis to believe that any Potential Default or Event of Default or any default by any Project Participant under any Project Document has occurred, a written notice of such event describing the same in detail satisfactory to the Administrative Agent and, together with such notice, a description of what action such Borrower Affiliate Party or such Project Participant has taken and proposes to take with respect thereto.

7.3.5     Certain Events.  The Borrower shall, and shall cause each of its Subsidiaries to, promptly, but in any event no later than ten Business Days after any officer or director obtains knowledge thereof (except if expressly stated differently below), give to the Administrative Agent written notice of:

(a)          at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.11 [Dispositions of Assets or Subsidiaries];

(b)          at least thirty (30) calendar days prior thereto, with respect to any change in any Borrower Affiliate Parties’ locations;

(c)          any pending or threatened application or proceeding by or before any Official Body for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any Necessary Governmental Approval;

(d)          any litigation or proceeding affecting any Borrower Affiliate Party,  any Plant or the Project in which the amount involved is $250,000 or more or in which injunctive, declaratory or similar relief is requested;

(e)          any litigation, investigation or proceeding affecting any Project Participant which if adversely determined would reasonably be expected to have a Material Adverse Effect;

(f)           the discovery of any Hazardous Materials on the Land or any other condition that could give rise to a material violation of or liability under any Environmental Law or of any Environmental Claim against or affecting any Borrower Affiliate Party, any Plant or the Project;

(g)          any request by a Project Participant for an arbitration proceeding under any Project Document in which the amount involved is $250,000 or more or in which injunctive, declaratory or similar relief is requested;

(h)          any (a) Taking, or (b) other casualty, damage or loss to any Property of any Borrower Affiliate Party, whether or not insured, through fire, theft, other hazard or event, in excess of $250,000 for any one casualty or loss or $1,000,000 in the aggregate in any calendar year;

(i)           any delay for more than seven (7) consecutive days for any reason in the construction of any Plant or the Project and any unscheduled shutdown or reduction in operation of any Plant, or any substantial labor dispute which would lead to such a shutdown or reduction;

(j)           any actual, proposed or threatened cessation or suspension of the Work for any reason by the EPC Contractor for a period in excess of 48 hours;

(k)          any event constituting force majeure under any of the Project Documents or any claim by any Project Participant alleging that a force majeure event thereunder has occurred;

(l)           any event that would reasonably be expected to result in a reduction in the  water allocation of any Borrower Affiliate Party for the operation of the Project;

(m)         any other event, circumstance, development or condition which could reasonably be expected to have a Material Adverse Effect; and

Each notice pursuant to this Section 7.3.5 shall be accompanied by a statement signed by an Authorized Officer of the Borrower setting forth a description in reasonable detail of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

7.3.6     Other Information.  The Borrower shall deliver from time to time, such other information regarding the financial condition, operations, business or prospects of any Borrower Affiliate Party, any Plant or the Project or, to the extent obtainable by any Borrower Affiliate Party upon the exercise of its reasonable efforts, any Project Participant, as may be reasonably requested by the Administrative Agent.

7.3.7     Environmental Reports.  The Borrower shall deliver within sixty (60) days after the end of each year, a report summarizing the environmental performance of each Plant over the preceding year, which report shall include narrative summaries of (i) the results of any environmental monitoring or sampling activity, (ii) accidents having an impact on the environment or resulting in the loss of life, (iii) environmental deficiencies identified by any Official Body and (iv) any non-compliance with Environmental Laws and any remedial actions taken with respect thereto.

7.3.8     Operating Plan and Budget   No less than forty-five (45) days in advance of the beginning of each Operating Year, the Borrower will cause its Subsidiaries to adopt an operating plan and a budget of Operation and Maintenance Expenses for the ensuing Operating Year.  Such operating plan and budget for an Operating Year is herein called an “Operating Budget.”  Copies of the proposed Operating Budget for each period shall be submitted at least forty-five (45) days before final adoption thereof to the Administrative Agent, and no Operating Budget shall be adopted without the prior written approval of the Administrative Agent and the Required Lenders (in consultation with the Independent Engineer).  The Administrative Agent shall indicate in writing its approval (together with that of the Required Lenders), disapproval or modifications to the Operating Budget within twenty (20) days upon receipt of such Operating Budget.  In the event that the prior written approval of the Administrative Agent and the Required Lenders for a proposed Operating Budget is not obtained prior to the first day of the Operating Year to which such proposed Operating Budget relates, the respective Subsidiary may continue to operate the Project in accordance with the Operating Budget then in effect with the budgeted cost of each budget item being increased to the lesser of (i) the amount therefor in the proposed Operating Budget or (ii) one hundred and two and one-half percent (102.5%) of the amount of the budgeted cost of such budget item in the current Operating Budget. Copies of the final Operating Budget so adopted shall be furnished to the Administrative Agent (and distributed to the Lenders) promptly upon the adoption thereof; provided that if the initial Operating Budget for any Plant or the Project is not approved by the administrative agent under the Senior Credit Agreement, the Borrower shall cause its Subsidiaries to operate such Plant or the Project in accordance with the Base Case Projections (as defined in the Senior Credit Agreement) as of the Closing Date (or any update thereof that has been approved by the administrative agent under the Senior Credit Agreement) with the budgeted cost of each budget item being no greater than one hundred and two and one-half percent (102.5%) of the amount of the budgeted cost of such budget item in such Base Case Projections until an initial Operating Budget is approved.

(b)           Each Operating Budget shall be prepared on a cash basis and shall specify, for each month during the Operating Year (i) the Project revenues anticipated to be received, and (ii) the Operation and Maintenance Expenses (by category), together with a comparative presentation of Operation and Maintenance Expenses for each month in the prior Operating Year, and shall describe in reasonable detail (A) the maintenance schedule, anticipated staffing plans, mobilization schedules, capital expenditure requirements (including the Maintenance Capital Expenses), equipment acquisitions and spare parts and consumable inventories (including a breakdown of capital items and expense items), and administrative activities and (B) any other material underlying assumptions in connection with the proposed Operating Budget.

(c)           The Borrower Affiliate Parties may at any time propose an amended annual budget for the remainder of the then current Operating Year and, when and if so adopted pursuant to this Section 7.3.8, it shall be deemed to be and shall be effective as the annual Operating Budget.  Copies of any such amended Operating Budget which is proposed shall be furnished at least 10 days before final adoption thereof to the Administrative Agent, and no such amended Operating Budget shall be adopted without the prior written approval of the Administrative Agent.  Copies of the final amended Operating Budget shall be furnished to the Administrative Agent promptly after adoption thereof.

8.  DEFAULT

8.1         Events of Default.  An “Event of Default” shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1     Payments Under Loan Documents.  The Borrower shall fail to pay (i) any principal of or interest on the Loan (including mandatory prepayments or the payment due at maturity), when such principal becomes due and in the case of interest, within three Business Days after the same becomes due, (ii) shall fail to pay any other amount owing hereunder or under the other Loan Documents on or before five (5) days after such other amount becomes due in accordance with the terms hereof or thereof or (iii) shall fail to issue the Warrant pursuant to Section 4.3.2, in accordance with the terms hereof;

8.1.2     Breach of Warranty.  Any representation, warranty or certification made (or deemed made) at any time by the Borrower Affiliate Parties herein or by the Borrower Affiliate Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect when made or deemed made if such representation, warranty or certification continues to be false or misleading in any material respect as of the date in question, and if the circumstances that rendered such representation, warranty or certification false or misleading shall be continuing for more than 30 days after any Authorized Officer of the Borrower has knowledge thereof or receives notice thereof from any Lender;

8.1.3     Breach of Certain Covenants.  The Borrower shall default in the observance or performance of any covenant contained in Section 7.1.1 [Preservation of Existence, Etc.], Section 7.1.3 [Maintenance of Insurance], Section 7.1.12 [Performance of Project Documents], Section 7.1.15 [Rights Offering], Section 7.2.1 [Subsidiary Indebtedness], Section 7.2.6 [Liens], Section 7.2.8 [Loans and Investments], Section 7.2.9 [Dividends and Related Distributions], Section 7.2.10 [Liquidations, Mergers, Consolidations, Acquisitions], Section 7.2.11 [Dispositions of Assets or Subsidiaries], Section 7.2.14 [Continuation of or Change in Business], Section 7.2.17 [Changes in Documents], or Section 7.2.22 [Amendment of Additional Project Documents];

8.1.4     Breach of Other Covenants.  Any of the Borrower Affiliate Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document, and any of the foregoing defaults shall continue unremedied for a period of thirty (30) calendar days after any officer of any Borrower Affiliate Party becomes aware of the occurrence thereof; provided that, if (i) such failure cannot be cured within such 30-day period, (ii) such failure is susceptible of cure, (iii) the Borrower and any other applicable Borrower Affiliate Party is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure does not impair the Liens on the Collateral, (v) the existence of such failure has not had and cannot, after considering the nature of the proposed cure, be reasonably expected to have a Material Adverse Effect, and (vi) the Administrative Agent shall have received an officer’s certificate executed by an Authorized Officer to the effect of clauses (i), (ii), (iii), (iv) and (v) above and stating what actions such Borrower and any applicable Borrower Affiliate Party is taking to cure such failure, then the time within which such failure may be cured shall be extended to such date, not to exceed a total of 60 days after the end of such 30-day period, as shall be necessary for such Borrower and any applicable Borrower Affiliate Party diligently to cure such failure;

8.1.5     Defaults in Other Agreements or Indebtedness.  (A) A default or event of default shall occur at any time under the terms of any (i) master lease agreement for any Borrower Affiliate Party’s commercial vehicles or real property lease which involves the payment of aggregate amounts in excess of $100,000 and which entitles the lessor thereunder to terminate or accelerate such lease (after giving effect to any applicable cure periods under such lease), (ii) any Senior Loan Document, (iii) any Mezzanine Loan Document, (iv) any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Borrower Affiliate Party may be obligated as a borrower or guarantor in an aggregate amount in excess of $100,000 or (B) failure to pay any indebtedness (after giving effect to any applicable cure periods under such indebtedness) in an aggregate amount in excess of $100,000 when due occurs (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

8.1.6     Final Judgments or Orders.  Any final judgments or orders for the payment of money in excess of $2,000,000 in the aggregate (exclusive of amounts covered by insurance) shall be entered against any Borrower Affiliate Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

8.1.7     Loan Document Unenforceable.  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby and except to the extent that the enforceability of such document or Lien may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally;

8.1.8     Uninsured Losses; Proceedings Against Assets.  A material part of the Project shall be destroyed or suffer an actual or constructive loss and, as a result thereof, any Plant shall be unable to operate for three (3) Business Days in excess of the period during which all Operation and Maintenance Expenses and Debt Service (as defined in the Senior Credit Agreement) shall be fully covered by delayed start up or business interruption insurance (except for the period corresponding to the deductible thereunder);

8.1.9     Termination of Rights Offering.  (i)  Borrower terminates the Rights Offering Letter Agreement for any reason other than in accordance with the Borrower’s election to pursue a Substitute Transaction as expressly permitted in Section 20 of the Rights Offering Letter Agreement, (ii) the occurrence of any breach under Section 4.5.3 or (iii) Borrower contests the validity of the Rights Offering Letter Agreement in any manner.

8.1.10   Insolvency.  Any Borrower Affiliate Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

8.1.11   Cessation of Business.  Any Borrower Affiliate Party ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.10 [Liquidations, Mergers, Consolidations, Acquisitions] or 7.2.11 [Dispositions of Assets or Subsidiaries], or any Borrower Affiliate Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

8.1.12   Change of Control.  A Change of Control shall occur.

8.1.13   Breach of Material Agreement. (i) Any material breach by the Borrower of the Rights Offering Letter Agreement; provided that, no such material breach shall constitute an Event of Default if cured in accordance with the applicable provisions of the Rights Offering Letter Agreement or (ii) the occurrence of (a) any breach of any provision of the Cargill Acknowledgement Letter (whether by Borrower or Cargill) or (b) any modification, waiver, amendment or termination of the Cargill Acknowledgement Letter.

8.1.14   Executive Management Waiver Agreements. The failure of the Borrower to secure on or before October 8, 2010, an executed Executive Management Waiver Agreement from each of the individuals identified on Schedule 1.1(B).

8.1.15   Involuntary Proceedings.  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Borrower Affiliate Party an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower Affiliate Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

8.1.16   Voluntary Proceedings.  Any Borrower Affiliate Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

8.2          Consequences of Event of Default.

8.2.1     Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.  If any Event of Default specified under Sections 8.1.1 [Payments under Loan Documents] through 8.1.14 [Executive Management Waiver Agreements] shall occur and be continuing, the Lenders and the Administrative Agent may, and upon the request of the Required Lenders, shall by written notice to the Borrower, declare the unpaid principal amount of the Notes and Obligations then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

8.2.2     Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Section 8.1.15 [Involuntary Proceedings] or 8.1.16 [Voluntary Proceedings] shall occur, the unpaid principal amount of the Loan then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived;

8.2.3     Suits, Actions, Proceedings.  If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Loan pursuant to any of the foregoing provisions of this Section 8.2 [Consequences of Events of Default], the Administrative Agent or any Lender, if owed any amount with respect to the Loan, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Lender;

8.2.4      Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 [Consequences of Events of Default] and until all Obligations of the Borrower Affiliate Parties have been paid in full (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted), any and all proceeds received by the Administrative Agent or any Lender from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(a)           first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of the Borrower Affiliate Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(b)           second, to the repayment of all Indebtedness then due and unpaid of the Borrower Affiliate Parties to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion, in each case to be allocated among the Lenders in accordance with their Ratable Share; and

(c)           the balance, if any, to the Borrower or as otherwise as required by Law.

8.2.5      Other Rights and Remedies.  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.  The Administrative Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

9.  THE ADMINISTRATIVE AGENT

9.1          Appointment.  Each Lender hereby irrevocably designates, appoints and authorizes the Administrative Agent to act as agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent agrees to act as the agent on behalf of the Lenders to the extent provided in this Agreement.

9.2          Duties; Delegation of Duties.  The Administrative Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections 9.5 [Exculpatory Provisions; Limitations of Liability.] and 9.6 [Reimbursement and Indemnification of Administrative Agent by Lenders], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

9.2.1      Collateral Matters.  Without limiting the foregoing, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of the Loan and all other obligations of the Borrower Affiliate Parties hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 10.1.2 [Release of Collateral], if approved, authorized or ratified in writing by the Required Lenders; or (b) with the prior written consent of Required Lenders, to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by Section 7.2.6 [Liens], it being understood that the Administrative Agent may conclusively rely on a certificate from the Borrower Affiliate Parties in determining whether the Indebtedness secured by any such Lien is permitted by Section 7.2.1 [Subsidiary Indebtedness].  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 9.2.1.

9.2.2      Administrative Agent May File Proofs of Claim.  Without limiting the foregoing, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Affiliate Party, the Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement) allowed in such judicial proceedings; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)           and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

(d)           Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.3         Nature of Duties; Independent Credit Investigation.  The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist except as otherwise provided for under applicable Law.  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Each Lender expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower Affiliate Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower Affiliate Parties in connection with this Agreement and the making and continuance of the Loan hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto.

9.4         Actions in Discretion of Administrative Agent; Instructions From the Lenders.  The Administrative Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Administrative Agent’s rights, powers or discretion herein, provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law.  In the absence of a request by the Required Lenders, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders.  Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 9.5 [Exculpatory Provisions, Limitations of Liability].  Subject to the provisions of Section 9.5 [Exculpatory Provisions, Limitation of Liability], no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

9.5         Exculpatory Provisions; Limitation of Liability.  Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (i) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (ii) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower Affiliate Parties, or the financial condition of the Borrower Affiliate Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any Borrower Affiliate Party, any Lender, the Administrative Agent or any of their respective Subsidiaries against the Administrative Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loan, and the Borrower Affiliate Parties, the Administrative Agent and each Lender hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor.  Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower Affiliate Parties which may come into the possession of the Administrative Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

9.6         Reimbursement and Indemnification of Administrative Agent by Lenders.  Whether or not the transactions contemplated hereby are consummated, each Lender agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys’ fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent’s gross negligence or willful misconduct.  In addition, each Lender agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Administrative Agent in connection with the Administrative Agent’s periodic audit of the Borrower Affiliate Parties’ books, records and business properties.  No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Ratable Share of any costs or out of pocket expenses (including attorney costs and taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section 9.6 shall survive repayment of the Loan, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

9.7         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon any writing, telegram or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.8         Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.”

9.9         Notices.  The Administrative Agent shall promptly send to each Lender a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

9.10      Lenders in Their Individual Capacities; Administrative Agent in its Individual Capacity.  With respect to any Commitment of one of its Affiliates, the Term Loan, and any other rights and powers given to an Affiliate of the Administrative Agent as a Lender hereunder or under any of the other Loan Documents, any such Affiliate shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Affiliate of the Administrative Agent.  The Administrative Agent and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, acquire equity interests in, discount drafts for, act as trustee under indentures of, and generally engage in any kind of lending trust, financial advisory, underwriting or other business with, the Borrower Affiliate Parties and their Affiliates, in the case of the Administrative Agent, as though it were not acting as agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder, in each case without notice to or consent of the other Lenders.  The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may (i) receive information regarding the Borrower Affiliate Parties or any of its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower Affiliate Parties or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrower Affiliate Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

9.11      Holders of Notes.  The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

9.12      Equalization of Lenders.  The Lenders and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.6 [Additional Compensation in Certain Circumstances].  The Lenders or any such holder receiving any such amount shall return any proceeds to the Administrative Agent, and the Administrative Agent shall distribute said proceeds based on each Lender’s Ratable Share.

9.13      Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent by giving not less than thirty (30) days’ prior written notice to the Lenders and the Borrower. If the Administrative Agent shall resign under this Agreement, then either (i) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Lenders, appoint and the Borrower consents to the appointment of, a successor agent.  Upon its appointment pursuant to either clause (i) or (ii) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement.  After the resignation of any Administrative Agent hereunder, the provisions of this Article 9 [the Administrative Agent] shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

9.14      Availability of Funds.  The Administrative Agent may assume that each Lender has made or will make the proceeds of the Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Lender on or before the close of Business on the Business Day preceding the Closing Date with respect to the Loan.  The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the Interest Rate.

9.15      Calculations.  In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loan, fees or any other amounts due to the Lenders under this Agreement.  In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Interest Rate.

9.16      Beneficiaries.  Except as expressly provided herein or as required by applicable law, the provisions of this Article 9 [the Administrative Agent] are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower Affiliate Parties shall not have any rights to rely on or enforce any of the provisions hereof.  In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Borrower Affiliate Parties.

10.  MISCELLANEOUS

10.1      Modifications, Amendments or Waivers.  With the written consent of the Required Lenders, the Administrative Agent, acting on its own behalf and on behalf of all the Lenders, and the Borrower Affiliate Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrower Affiliate Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower Affiliate Parties hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower Affiliate Parties; provided, that, without the written consent of all the Lenders, no such agreement, waiver or consent may be made which will:

10.1.1   Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.  Extend the time for payment of principal or interest of the Loan, the Bridge Loan Funding Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by the Loan or reduce the Bridge Loan Funding Fee or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of the Loan, the Bridge Loan Funding Fee or any other fee payable to any Lender (it being understood that a waiver of the application of the Penalty Rate of interest pursuant to Section 3.2 [Interest After Default] shall require only the approval of the Required Lenders);

10.1.2   Release of Collateral.  Except for sales of assets permitted by Section 7.2.11 [Dispositions of Assets or Subsidiaries], or as a result of any merger or consolidation permitted by Section 7.2.10 [Liquidations, Mergers, Consolidations, Acquisitions], release any Collateral consisting of the LLC Interests of BFE Energy owned by the Borrower or any other security for any of the Borrower Affiliate Parties’ Obligations; or

10.1.3   Miscellaneous.  Amend Sections 4.2 [Pro Rata Treatment of Lenders], 7.2.11 [Dispositions of Assets or Subsidiaries], 9.5 [Exculpatory Provisions; Limitation of Liability] or 9.12 [Equalization of Lenders] or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent shall be effective without the written consent of the Administrative Agent.

10.2        No Implied Waivers; Cumulative Remedies; Writing Required.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege.  The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.  Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.3        Reimbursement and Indemnification of Lenders by the Borrower; Taxes.  Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all reasonable out of pocket costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for Borrower (including any opinions requested by Administrative Agent or Lenders as to any legal matters arising hereunder) and of Borrower’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all reasonable fees, expenses and disbursements of counsel to the Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower or any other Borrower Affiliate Party; (iv) all reasonable fees, expenses and disbursements of counsel to any Lender in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower or any other Borrower Affiliate Party, (v) all costs and expenses of creating and perfecting Liens in favor of the Administrative Agent on behalf of Lenders, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, if applicable, and reasonable fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that the Administrative Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant thereto; (vi) all costs and expenses incurred by the Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other costs and expenses incurred on or before the Closing Date by the Administrative Agent; (viii) all costs and expenses, including reasonable attorneys’ fees and fees, costs and expenses of accountants, advisors and consultants, incurred by the Administrative Agent or any Lender and their counsel relating to efforts to (a) evaluate or assess any Borrower Affiliate Party, its business or financial condition and (b) protect, evaluate, assess or dispose of the Collateral; and (ix) all costs and expenses, including reasonable attorneys’ fees, fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by the Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Borrower Affiliate Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.  The Borrower agrees unconditionally to save the Administrative Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

10.4       Holidays.  Whenever payment of the Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

10.5       Notices.  All notices, requests, demands, directions and other communications (as used in this Section 10.5, collectively referred to as “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by facsimile or via nationally-recognized overnight courier, by hand or U.S. mail to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(A) hereof or in accordance with any subsequent unrevoked written direction from any party to the others.  All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next Business Day by letter or facsimile, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Administrative Agent shall not be effective until received.  Any Lender giving any notice to any Borrower Affiliate Party shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

10.6       Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.7       Governing Law.  This Agreement shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles (other than Section 5-1401 of the New York General Obligations Laws).

10.8       Prior Understanding.  This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

10.9       Duration; Survival.  All representations and warranties of the Borrower Affiliate Parties contained herein or made in connection herewith shall survive the making of the Loan and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Lenders, the making of the Loan, or payment in full of the Loan.  All covenants and agreements of the Borrower Affiliate Parties contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof until payment in full of the Loan.  All covenants and agreements of the Borrower contained herein relating to the payment of additional compensation or expenses and indemnification, including those set forth in the Notes, Article 4 [Payments] and Sections 9.6 [Reimbursement of Administrative Agent by Lenders, Etc.] and 10.3 [Reimbursement of Lenders by the Borrower; Etc.], shall survive payment in full of the Loan.

10.10     Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Administrative Agent, the Borrower Affiliate Parties and their respective successors and assigns, except that the Borrower Affiliate Parties may not assign or transfer any of their rights and Obligations hereunder or any interest herein.  Each Lender may at any time make assignments (including pledges and grants of security interests) of all or any part of the respective Lender’s pro rata portion of the Loan to one or more Lenders or any Affiliate thereof.  Each Lender may make assignments (including pledges and grants of security interests) of all or any part of the respective Lender’s pro rata portion of the Loan to any Person if (i) there exists an Event of Default or (ii) such Lender obtains the consent of the Borrower.  In the case of an assignment, upon receipt by the Administrative Agent of any assignment and assumption agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder and the Commitments shall be adjusted accordingly.  In order to effect any assignment of all or any part of a Lender’s pro rata portion of the Loan, such Lender shall surrender any Note subject to such assignment, and the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the respective Lender’s pro rata portion of the Loan.  In addition, the Borrower shall maintain a book entry system identifying the Commitments and the pro rata portion of the Loan of each Lender.

(i)           Any assignee which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.16 [Tax Withholding Clause] relating to federal income tax withholding.  Each Lender may furnish any publicly available information concerning any Borrower Affiliate Party and any other information concerning any Borrower Affiliate Party in the possession of such Lender from time to time to assignees (including prospective assignees), provided that such assignees agree to be bound by the provisions of Section 10.11 [Confidentiality].

10.11     Confidentiality.

10.11.1       General.  The Administrative Agent and the Lenders each agree to keep confidential all information obtained from the Borrower Affiliate Parties or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby.  The Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.10 [Successors and Assigns], and prospective assignees who accept confidentiality obligations in writing as well as any Persons to which any Lender pledges or grants a security interest in any portion of its rights under this Agreement, or its Notes or the other Loan Documents who accept confidentiality obligations in writing, (iii) as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation, regulatory inquiries or proceeding, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions or (v) if the Borrower shall have consented to such disclosure.

10.11.2       Sharing Information With Affiliates of the Lenders.  The Borrower Affiliate Parties acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and, effective upon any such Person’s engagement for such service, each Borrower Affiliate Party hereby authorizes each Lender to share any information delivered to such Lender by the Borrower Affiliate Parties pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.11.1 [General] as if it were a Lender hereunder.

10.11.3        Nonliability of Lenders.  The relationship between Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower Affiliate Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower Affiliate Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower Affiliate Party to review or inform any Borrower Affiliate Party of any matter in connection with any phase of any Borrower Affiliate Party’s business or operations.  Borrower agrees, on behalf of itself and each other Borrower Affiliate Party, that neither the Administrative Agent nor any Lender shall have liability to any Borrower Affiliate Party (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower Affiliate Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED IN CONNECTION WITH THIS AGREEMENT, OTHER THAN RESULTING FROM SUCH LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR SHALL ANY LENDER HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER ON BEHALF OF ITSELF AND EACH OTHER BORROWER AFFILIATE PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE).  Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party.  No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower Affiliate Parties and the Lenders. Notwithstanding anything herein to the contrary, the information subject to this Section 10.11 shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loan and transactions contemplated hereby.

10.12    Counterparts.  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

10.13    Administrative Agent’s or Lender’s Consent.  Whenever the Administrative Agent’s or any Lender’s consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

10.14    Exceptions.  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

10.15    CONSENT TO FORUM; WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY CONSENT TO THE NONEXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT SITTING IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PERSONS AT THE ADDRESSES PROVIDED FOR IN SECTION 10.5 [NOTICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

10.16    Tax Withholding Clause.  Each Lender or assignee of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Administrative Agent, each other Lender or assignee of a Lender) agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (“Regulations”)) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. Such delivery may be made by electronic transmission as described in §1.1441-1(e)(4)(iv) of the Regulations if the Administrative Agent establishes an electronic delivery system. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Borrower and the Administrative Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Lender of assignee which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, United States withholding tax, the Borrower or the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate with respect to any payments under the Loan Documents if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations. Further, the Administrative Agent shall be indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Internal Revenue Code. EACH LENDER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AND HOLD THE ADMINISTRATIVE AGENT HARMLESS FOR THE FULL AMOUNT OF ANY AND ALL PRESENT OR FUTURE TAXES AND RELATED LIABILITIES (INCLUDING PENALTIES, INTEREST, ADDITIONS TO TAX AND EXPENSES, AND ANY TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE TO THE ADMINISTRATIVE AGENT UNDER THIS SECTION 10.16 WHICH ARE IMPOSED ON OR WITH RESPECT TO PRINCIPAL, INTEREST OR FEES PAYABLE TO SUCH LENDER HEREUNDER AND WHICH ARE NOT PAID BY THE BORROWER WHETHER OR NOT SUCH TAXES OR RELATED LIABILITIES WERE CORRECTLY OR LEGALLY ASSERTED.  THIS INDEMNIFICATION SHALL BE MADE WITHIN 30 DAYS FROM THE DATE THE ADMINISTRATIVE AGENT MAKES WRITTEN DEMAND THEREFOR.

10.17    [Reserved]

10.18    Limitation of Recourse.  There shall be full recourse to the Borrower and to BFE Energy and to all of such Borrower Affiliate Party’s assets for the liabilities of the Borrower under this Agreement and the other Loan Documents and other Obligations of any Borrower, but in no event shall any officer, director or holder of any equity interest in the Borrower be personally liable or obligated for such liabilities and Obligations of the Borrower.  Nothing contained herein shall affect or diminish any rights of any Person against any other Person for such other Person’s fraud, willful misrepresentation, gross negligence or willful misconduct.

10.19    No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Borrower Affiliate Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Anti-Terrorism Laws.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BIOFUEL ENERGY CORP.,
as Borrower

By:	/s/ Scott Pearce
Name: Scott H. Pearce
Title: President & CEO

GREENLIGHT APE, LLC
as Administrative Agent

By:	Greenlight Capital, Inc., its Manager

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE PARTNERS, as a Lender

By:	Greenlight Capital, Inc., its investment manager

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL, LP, as a Lender

By:	Greenlight Capital, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

Loan Agreement Signature Page

GREENLIGHT CAPITAL QUALIFIED, L.P., as a Lender

By:	Greenlight Capital, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT REINSURANCE, LTD.
as a Lender

By:	DME Advisors, L.P., its investment manager

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL (GOLD), LP, as a Lender

By:	DME Management GP, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD., as a Lender

By:	DME Capital Management, LP, its investment manager

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

Loan Agreement Signature Page

THIRD POINT LOAN LLC, as a Lender

By:	/s/ James P. Gallagher
James P. Gallagher
Chief Administrative Officer

Loan Agreement Signature Page

Schedule 1.1(A)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 1 – Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Term Loan ($)	Ratable Share

*Greenlight Capital Offshore Partners c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attn: Chief Operating Officer	5,709,080	29.40%
*Greenlight Capital, LP c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attn: Chief Operating Officer	1,010,000	5.20%
*Greenlight Capital Qualified, L.P. c/o Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, New York 10017 Attn: Chief Operating Officer	3,858,000	19.87
*Greenlight Reinsurance, LTD. c/o DME Advisors, LP 140 East 45th Street, 24th Floor New York, New York 10017 Attn: Chief Operating Officer	1,580,000	8.14%
*Greenlight Capital (Gold), LP c/o DME Capital Management, LP 140 East 45th Street, 24th Floor New York, New York 10017 Attn: Chief Operating Officer	531,000	2.73%
*Greenlight Capital Offshore Master (Gold), LTD. c/o DME Capital Management, LP 140 East 45th Street, 24th Floor New York, New York 10017 Attn: Chief Operating Officer	259,000	1.33%
**Third Point Loan LLC c/o Third Point Advisors, L.L.C. 390 Park Avenue, 18th Floor New York, New York 10002	6,473,540.00	33.33%

*With copies to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Phone: (212) 872-1095
Fax: (212) 872-1002
Attn: Kerry E. Berchem, Esq.

** With copies to (which shall not constitute notice):

Wilkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Phone: (212) 728-8267
Fax: (212) 728-9267
Attn: Michael A. Schwartz, Esq.

Part 2 – Addresses for Notices to the Administrative Agent and the Borrower

ADMINISTRATIVE AGENT:
Greenlight APE, LLC
c/o Greenlight Capital, Inc.
140 East 45th Street, 24th Floor
New York, New York 10017
Attn: Chief Operating Officer

BORROWER:
BioFuel Energy Corp.
1625 Broadway, Suite 2400
Denver, CO 80202
Attn: President

With copies to (which shall not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attn: Craig F. Arcella

Schedule 1.1(B)

Affiliates of Borrower

BioFuel Energy, LLC
BFE Holdings, LLC
BFE Operating Company, LLC
Buffalo Lake Energy, LLC
Pioneer Trail Energy, LLC

Schedule 5.5.1

Qualifications to do Business

1.	Biofuel Energy Corp. is duly licensed or qualified and in good standing in each of the following jurisdictions:

State
Delaware

2.	BioFuel Energy, LLC is duly licensed or qualified and in good standing in each of the following jurisdictions:

State
Delaware
Minnesota
Nebraska
Colorado

Schedule 5.1.2

Capitalization

Authorized Interests in BioFuel Energy Corp.
Issued to: Not Applicable (public company)

Authorized Interests in BioFuel Energy, LLC
Issued to:

BIOFUEL ENERGY CORP

Schedule of BioFuel Energy, LLC Units and BioFuel Energy Corp. Class B Common Stock

As of March 31, 2010

	Class B Shares / LLC Units Originally Issued As:						Class B Shares / LLC Units Exchanged That Were Originally Issued As:								Class B Shares / LLC Units Still Outstanding That Were Originally Issued As:							
Stockholder Name	A Units	B Units	C Units	D Units	M Units	Total	Exchange Letter Dated	Stock Certificate Dated	A Units	B Units	C Units	D Units	M Units	Total	A Units	B Units	C Units	D Units	M Units	Total	LLC Units & Class B Shares Issued	LLC Units & Class B Shares Held in Escrow
Greenlight Capital, L.P.	953,568					953,568								0	953,568	0	0	0	0	953,568	953,568	0
Greenlight Capital Qualified, L.P.	3,357,828					3,357,828								0	3,357,828	0	0	0	0	3,357,828	3,357,828	0
David J. Kornder	18,707					18,707								0	18,707	0	0	0	0	18,707	18,707	0
Thomas J. Edelman	1,496,559		948,520	208,314	195,977	2,849,370	12/23/08	12/23/08	(1,496,559)					(1,496,559)	0	0	948,520	208,314	195,977	1,352,811	1,352,811	0
Scott H. Pearce			534,135	142,732	251,970	928,837	10/23/09	10/23/09					(250,000)	(250,000)	0	0	407,471	71,366	0	478,837	140,403	338,434
							11/13/09	11/13/09				(48,030)	(1,970)	(50,000)								
							2/4/10	2/4/10			(126,664)	(23,336)		(150,000)								
Irik P. Sevin			277,203	49,331	93,322	419,856								0	0	0	277,203	49,331	93,322	419,856	256,589	163,267
Eric D. Streisand			68,369	16,218		84,587								0	0	0	68,369	16,218	0	84,587	42,294	42,293
David J. Kornder			68,369	16,218		84,587								0	0	0	68,369	16,218	0	84,587	42,294	42,293
Timothy S. Morris			9,116	3,243		12,359								0	0	0	9,116	3,243	0	12,359	6,180	6,179
William W. Huffman			8,546	2,027		10,573								0	0	0	8,546	2,027	0	10,573	10,573	0
Christine Eklund			4,558	1,622		6,180								0	0	0	4,558	1,622	0	6,180	6,180	0
Daniel J. Simon			490,179	131,711	251,970	873,860	10/27/09	10/27/09			(82,175)	(65,855)	(251,970)	(400,000)	0	0	245,090	65,856	0	310,946	0	310,946
							1/13/10	1/13/10			(162,914)			(162,914)								
Michael N. Stefanoudakis			17,092	4,055		21,147	3/23/10	3/24/10			(8,546)	(2,028)		(10,574)	0	0	8,546	2,027	0	10,573	0	10,573
JonAlan C. Page			17,092	4,055		21,147	1/31/10	2/1/10			(8,546)	(2,028)		(10,574)	0	0	8,546	2,027	0	10,573	0	10,573
Robert Crockett			1,368	324		1,692	3/9/10	3/9/10			(1,368)	(324)		(1,692)	0	0	0	0	0	0		
Marc Smyth			684	162		846	2/22/10	2/22/10			(684)	(162)		(846)	0	0	0	0	0	0		
Timothy DeFoe			684	162		846	10/2/09	10/2/09			(684)	(162)		(846)	0	0	0	0	0	0		
Cargill Biofuels Investments, LLC		1,675,596				1,675,596	5/28/09	5/28/09		(1,675,596)				(1,675,596)	0	0	0	0	0	0		
Third Point Partners LP	2,690,782					2,690,782	12/23/08	12/23/08	(2,690,782)					(2,690,782)	0	0	0	0	0	0		
Third Point Partners Qualified LP	1,638,018					1,638,018	12/23/08	12/23/08	(1,638,018)					(1,638,018)	0	0	0	0	0	0		
Daniel S. Loeb	224,484					224,484	12/29/08	12/30/08	(224,484)					(224,484)	0	0	0	0	0	0		
Lawrence I. Bernstein	112,242					112,242	12/1/08	12/1/08	(112,242)					(112,242)	0	0	0	0	0	0		
Todd Q. Swanson	11,224					11,224	12/23/08	12/23/08	(11,224)					(11,224)	0	0	0	0	0	0		
WCIOSAQ Corp.	561,210					561,210	12/10/07	12/12/07	(561,210)					(561,210)	0	0	0	0	0	0		
Snyder Family Investments, L.P.	420,908					420,908	12/24/08	12/29/08	(420,908)					(420,908)	0	0	0	0	0	0		
Nancy and John Snyder Foundation	140,303					140,303	12/24/08	12/29/08	(140,303)					(140,303)	0	0	0	0	0	0		
Barrie M. Damson	233,838					233,838	12/2/08	12/4/08	(233,838)					(233,838)	0	0	0	0	0	0		
Lance T. Shaner	46,768					46,768	12/23/08	12/23/08	(46,768)					(46,768)	0	0	0	0	0	0		
Elliot Jaffe	93,535					93,535	4/14/08	4/15/08	(93,535)					(93,535)	0	0	0	0	0	0		
Ethanol Business Group, LLC	187,070					187,070	3/25/09	3/26/09	(187,070)					(187,070)	0	0	0	0	0	0		
John H. Pinkerton	18,707					18,707	12/22/08	12/31/08	(18,707)					(18,707)	0	0	0	0	0	0		
Jeffrey L. Berenson	18,707					18,707	12/29/08	1/26/09	(18,707)					(18,707)	0	0	0	0	0	0		
Harry A. Pearce	9,353					9,353	12/22/08	1/14/09	(9,353)					(9,353)	0	0	0	0	0	0		
Keith N. Pearce	1,871					1,871	12/23/08	1/8/09	(1,871)					(1,871)	0	0	0	0	0	0		
Simon Family Trust dtd 1/21/93, Ronald I. Simon, T	32,737					32,737	12/22/08	12/29/08	(32,737)					(32,737)	0	0	0	0	0	0		
Eric Simon & Amy Simon, JTWROS	4,677					4,677	12/22/08	12/30/08	(4,677)					(4,677)	0	0	0	0	0	0		
Edwin Simon & Argie Simon, JTWROS	4,677					4,677	12/30/08	1/9/09	(4,677)					(4,677)	0	0	0	0	0	0		
Robert Y. Shasha	56,122					56,122	12/23/08	12/29/08	(56,122)					(56,122)	0	0	0	0	0	0		
The Thomas J. Edelman Irrevocable Trust FBO Elizabeth G. Edelman	23,384					23,384	12/22/08	12/23/08	(23,384)					(23,384)	0	0	0	0	0	0		
The Thomas J. Edelman Irrevocable Trust FBO Eleanor A. Edelman	23,384					23,384	12/22/08	12/23/08	(23,384)					(23,384)	0	0	0	0	0	0		
Albert, Eleanor & Thomas Edelman Trustees UAD 1/19/2001 FBO Gwen A. Edelman	9,353					9,353	12/22/08	12/23/08	(9,353)					(9,353)	0	0	0	0	0	0		
Albert, Eleanor & Thomas Edelman Trustees UAD 1/19/2001 FBO Jennifer Edelman Lemler	9,353					9,353	12/22/08	12/23/08	(9,353)					(9,353)	0	0	0	0	0	0		
Albert, Eleanor & Thomas Edelman Trustees UAD 1/19/2001 FBO Cornelia S. Edelman	9,353					9,353	12/22/08	12/23/08	(9,353)					(9,353)	0	0	0	0	0	0		
Ingrid O. Edelman	18,707					18,707	12/22/08	12/23/08	(18,707)					(18,707)	0	0	0	0	0	0		
Christopher R. French	2,806					2,806	12/30/08	1/5/09	(2,806)					(2,806)	0	0	0	0	0	0		
Robert J. Clark	18,707					18,707	1/23/09	1/27/09	(18,707)					(18,707)	0	0	0	0	0	0		
JonAlan C. Page	9,353					9,353	2/24/09	3/4/09	(9,353)					(9,353)	0	0	0	0	0	0		
Matthew Eccles & Cheryl Eccles, JTWROS	4,677					4,677	1/12/09	1/13/09	(4,677)					(4,677)	0	0	0	0	0	0		
Totals	12,462,972	1,675,596	2,445,915	580,174	793,239	17,957,896			(8,132,869)	(1,675,596)	(391,581)	(141,925)	(503,940)	(10,845,911)	4,330,103	0	2,054,334	438,249	289,299	7,111,985	6,187,427	924,558

Note:
The highlighted names relate to shareholders that were originally owners of BioFuel Partners, LLC which was dissolved at which time LLC Units and Class B shares were issued.

- 2007 Exchanges
- 2008 Exchanges
- 2009 Exchanges
- 2010 Exchanges

Schedule 5.1.14

Real Property

BUFFALO LAKE ENERGY, LLC OWNED PROPERTY

Tract A:

Parcel 1:

A tract of land in the Northeast Quarter and the Southeast Quarter of Section 1, Township 102 North, Range 31 West, Martin County, Minnesota described as follows:

Beginning at the East Quarter Corner of Section 1, Township 102 North, Range 31 West, Martin County, Minnesota; thence North 00 degrees 36 minutes 44 sections East, (County Coordinate System) along the East line of the Northeast Quarter of Section 1, a distance of 134.67 feet; thence South 89 degrees 56 minutes 44 seconds West, a distance of 950.58 feet; thence South 88 degrees 53 minutes 16 seconds East, a distance of 950.55 feet to the East line of the Northeast Quarter of Section 1; thence North 00 degrees 36 minutes 44 seconds East, along said east line, a distance of 1827.63 feet to the Northeast Corner of Section 1; thence North 89 degrees 21 minutes 24 seconds West, along the North line of the Northeast Quarter of the Northeast Quarter of Section 1, a distance of 1315.08 feet to the Northwest Corner of the Northeast Quarter of Section 1; thence South 00 degrees 45 minutes 22 seconds West, along the West line of the Northeast Quarter of the Northeast Quarter of Section 1, a distance of 1295.19 feet to the Southwest Corner of the Northeast Quarter of the Northeast Quarter; thence North 88 degrees 28 minutes 02 seconds West, along the South line of the Northwest Quarter of the Northeast Quarter of the Northeast Quarter of Section 1, a distance of 1318.45 feet to the North-South Quarter line of Section 1; thence South 00 degrees 54 minutes 09 seconds West, along the North-South Quarter line of Section 1, a distance of 2139.68 feet to the north line of a tract of land deeded to Cargill, Incorporated and recorded and described in the Office of the County Recorded in Document No. 321994 (Parcel 1); thence South 89 degrees 03 minutes 49 seconds East, along the north line of said Cargill, Incorporated tract and the north line of a tract of land deed to Cargill, Incorporated and recorded and described in the Office of the County Recorder in Document No. 347139, a distance of 1262.00 feet to the east line of said Cargill, Incorporated tract described in Document No. 347139; thence South 00 degrees 56 minutes 11 seconds West, along said east line, a distance of 375.74 feet to the north line of said Cargill, Incorporated tract described in Document No. 312994 (Parcel 1); thence South 83 degrees 44 minutes 53 seconds East, along said north line, a distance of 469.51 feet to the west line of Borden’s Addition according to the recorded plat on file and of record in the Office of the County Recorder; thence North 00 degrees 56 minutes 11 seconds East, along said west line, a distance of 419.23 feet to the north line, a distance of 513.49 feet to the southwest corner of a tract of land deed to J. I. Case Company and recorded and described in the Office of the County Recorder in Document No. 263926; thence North 00 degrees 56 minutes 11 seconds East, along the west line of said J. I Case Company tract, a distance of 779.12 feet to the northwest corner of said J. I. Case Company tract; thence South 89 degrees 03 minutes 49 seconds East, along the north line of said J. I. Case Company tract, a distance of 400.00 feet to the East line of the Southeast Quarter of Section 1; thence North 00 degrees 56 minutes 11 seconds East, along the East line of the Southeast Quarter of Section 1, a distance of 17.48 feet to the point of beginning.

Parcel 2:

Non-exclusive easement for ingress and egress as contained in Access Easement Agreement by and between Kayton & Rabe L.L.P., a Minnesota limited liability partnership, as Grantor, and Buffalo Lake Energy, LLC, a Delaware limited liability company, as Grantee, dated August 16, 2006, recorded August 25, 2006, as Document No. 2006R-385463.

Tract B:

The Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section One (1), Township One Hundred and Two (102) North, Range Thirty-One (31) West of the Fifth Principal Meridian, Martin County, Minnesota,

EXCEPTING THEREFROM:

A tract of land in the Northwest Quarter of the Northeast Quarter of Section 1, Township 102 North, Range 31 West of the Fifth Principal Meridian in Martin County, Minnesota, more particularly described as follows:

Beginning at the North Quarter corner of said Section 1l; thence South 00 degrees 14 minutes 37 seconds West along the North-South Quarter line a distance of 376.99 feet; thence North 90 degrees 00 minutes 00 seconds East parallel with the North line of said Section 1 a distance of 321.95 feet; thence North 02 degrees 00 minutes 00 seconds West a distance of 377.22 feet to the North line of said Section 1; thence South 90 degrees 00 minutes 00 seconds West along said North line a distance of 307.18 feet to the point of beginning.

Tract C:

A tract of land in the Northeast Quarter of the Southwest Quarter of Section 1, Township 102 North, Range 31 West, Martin County, Minnesota described as follows:

Commencing at the North Quarter Corner of Section 1, Township 102 North, Range 31 West, Martin County, Minnesota; thence South 00 degrees 10 minutes 59 seconds West, (assumed bearing) along the East line of the Northwest Quarter and the East line of the Southwest Quarter of Section 1, a distance of 2811.56 feet to the point of beginning; thence continuing South 00 degrees 10 minutes 59 seconds West, along the East line of the Southwest Quarter of Section 1, a distance of 402.85 feet to the North line of a tract of land deeded to the City of Fairmont and recorded and described in the Office of Martin County Recorder in Document No. 357223; thence North 89 degrees 49 minutes 01 seconds West, along said North line, a distance of 200.00 feet to the West line of said City Tract; thence South 00 degrees 10 minutes 59 seconds West, along said West line a distance of 266.00 feet to the South line of said City Tract; thence South 89 degrees 49 minutes 01 seconds East, along said South line, a distance of 200.00 feet to the East line of the Southwest Quarter of Section 1; thence South 00 degrees 10 minutes 59 seconds West, along the East line of Section 1 a distance of 276.20 feet to the North line of a tract of land deeded to Cargill, Incorporated and recorded and described in the Office of the Martin County Recorder in Document No. 321994 (Parcel 2); thence North 84 degrees 28 minutes 04 seconds West, along said North line, a distance of 1075.94 feet; thence North 51 degrees 55 minutes 31 seconds East, a distance of 1364.25 feet to the point of beginning.

Tract D:

The West 100.00 feet of the North 100.00 feet of Lot 1, Block One of Borden’s Addition in the City of Fairmont, Martin County, Minnesota, according to the plat thereof on file and of record in the office of the County Recorder. Together with a 20.00 foot wide Access Easement set forth in Warranty Deed filed November 7, 2005 as Document No. 2005R-381039, over and across a strip of land in Lot 1 in Block One of Borden’s Addition in the City of Fairmont, Martin County, Minnesota, bounded as follows: On the West by the West line of said Borden’s Addition, on the East by a line lying parallel with and distant 20.00 feet East (measured at right angles) of the West line of said Borden’s Addition, on the North by the South line of the North 100.00 feet of Lot 1, Block One of said Borden’s Addition, on the South by the North line of a Public Road Easement as recorded and described in the office of the County Recorder in Document No. 269586.

PIONEER TRAIL ENERGY, LLC OWNED PROPERTY

TRACT 1:

Lot 1, Carter Acres Subdivision, Hall County, Nebraska.

TRACT 2:

A tract of land located in the North Half (N1/2) of Section 25, Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, more particularly described as follows:

Commencing at the Northeast Corner said Section 25 thence N89°59’34”W (assumed bearing) along the North line of the Northeast Quarter (NE1/4) said Section 25 a distance of 398.07 feet to the Place of Beginning; thence continuing N89°59’34”W along said North line a distance of 1564.37 feet to the South Right of Way line of the Union Pacific Railroad; thence S68°51’01”W along said South line a distance of 3589.51 feet to the West line of said Section 25; thence S00°24’33”E a distance of 2016.68 feet to the West line of the North Half of the Northeast Quarter (N1/2NE1/4) said Section 25l; thence S89°59’58”E a distance of 2652.91 feet to the East line of said North Half of the Northeast Quarter (N1/2NE1/4); thence N00°13’56”E along the East line said Section 25 a distance of 1075.61 feet to the South line of Carter Acres Subdivision as recorded in the Hall County Register of Deeds Office as Document Number 92-107346; thence N89°57’46”W along said South line a distance of 393.07 feet to the West line of said Carter Acres Subdivision; thence N00°57’27”W along said West line a distance of 240.83 feet to the Place of Beginning.

BUFFALO LAKE ENERGY, LLC LEASED PROPERTY

1005 N. Bixby Road
Fairmont, Minnesota 56031
Lessor: Cargill, Incorporated
Lessee: Buffalo Lake Energy, LLC

Tract E:

Parcel 1:

A tract of land in the Southeast Quarter of Section 1, Township 102 North, Range 31, West of the Fifth Principal Meridian in Martin County, Minnesota, described as follows: Beginning at the Southwest corner of Block 1 of Borden’s Addition to the City of Fairmont, Minnesota, according to the recorded plat thereof on file and of record in the Office of the Register of Deeds, Martin County, Minnesota; thence North 84 degrees 40 minutes 24 seconds West along the northerly right-of-way line on the Chicago and Northwestern Railway Company, a distance of 1,738.85 feet to the west line of the Southeast Quarter of Section 1 at a point 130.33 feet North of the Southwest corner of the Northwest Quarter of the Southeast Quarter of Section 1; thence North 00 degrees 06 minutes 36 seconds West along the West line of the Southeast Quarter of Section 1 a distance of 358.37 feet to a point on the Westerly projection of the North line of Block 1 of Borden’s Addition; thence North 90 degrees 00 minuets 00 seconds East along the Westerly projection of the North line of Block 1 of Borden’s Addition a distance of 633.00 feet; thence South 00 degrees 00 minutes 00 seconds West a distance of 316.92 feet; thence South 84 degrees 40 minutes 24 seconds East parallel with the Northerly Railroad right-of-way line a distance of 1,103.85 feet to the West line of Block 1 of Borden’s Addition; thence South 00 degrees 00 minutes 00 seconds West along the West line of Block 1 of Borden’s addition a distance of 100.43 feet to the point of beginning, according to the United States Government Survey thereof.

Parcel 2:

A tract of land consisting of one acre, more or less, located in the Southwest Quarter of Section 1, Township 102 North, Range 31, West of the Fifth Principal Meridian, more particularly described as follows, to wit:  Commencing at a point on the East line of said Southwest Quarter of said Section 1, aforesaid, and 16.57 feet North of the North right-of-way line of the Chicago Northwestern Railway Company as the point of commencement of the tract to be conveyed herein:  Running thence northwesterly parallel with said Chicago Northwestern Railway Company right-of-way for a distance of 2656 feet, more or less, to the West line of said Southwest Quarter of said section 1, aforesaid, and being 16.57 feet North of the North right-of-way line of said Chicago Northwestern Railway Company; running thence South 16.57 feet, along the West line of said Southwest Quarter of Section 1, aforesaid, to the North right-of-way line of said Chicago Northwestern Railway Company; running thence Southeasterly along the North right-of-way line of said Chicago Northwestern Railway Company to the East line of said Southwest Quarter of said Section 1, aforesaid; running thence North along the East line of said Southwest Quarter of said Section 1, aforesaid, to the place of commencement of the tract of land described herein, containing one acre of land, more or less, according to the United States Government Survey thereof.

Parcel 3:

A tract of land lying in portions of Lots 1, 2 and 4 in Block 1 of Borden’s Addition to the City of Fairmont, Minnesota, described as follows:  Beginning at the Southeast corner of Block 1 of Borden’s Addition; thence Westerly along the Southerly line of Block 1 of Borden’s Addition a distance of 867.20 feet to the Southwest corner of Block 1; thence North along the West line of Block 1 a distance of 100.43 feet; thence Easterly parallel with the Southerly line of Block 1 a distance of 867.20 feet to the East line of Block 1; thence South along the East line of Block 1 a distance of 100.43 feet to the point of beginning, according to the recorded plat thereof on file or of record in the Office of the Register of Deeds in and for Martin County, Minnesota.

Parcel 4:

A tract of land in the Southeast Quarter of Section 1, Township 102 North, Range 31 West in Martin County, Minnesota, described as follows:  Commencing at the northwest corner of Block 1 of Borden’s Addition to the City of Fairmont, Minnesota according to the plat thereof on file and of record in the office of the Martin County Recorder; thence South 90 degrees 00 minutes 00 seconds West (assumed bearing) along the westerly extension of the north line of Borden’s Addition a distance of 467.49 feet to the point of beginning; thence continuing South 90 degrees 00 minutes 00 seconds West along the westerly extension of the north line of Borden’s Addition a distance of 629.04 feet to the east line of a tract of land deeded to Truman Farmers Elevator Co. and recorded and described in the office of the Martin County Recorder in Book 308 of Deeds, page 86; thence South 0 degrees 00 minutes 00 seconds West along the east line of said Truman Farmers Elevator Co. tract a distance of 316.92 feet; thence South 84 degrees 40 minutes 24 seconds East along the north line of said Truman Farmers Elevator Co. tract a distance of 631.77 feet; thence North 0 degrees 00 minutes 00 seconds East a distance of 375.57 feet to the point of beginning.

PIONEER TRAIL ENERGY, LLC LEASED PROPERTY

7878 S. 140th Road
Wood River, Nebraska 68883
Lessor: Cargill, Incorporated
Lessee: Pioneer Trail Energy, LLC

TRACT 3:

Real property in the City of Wood River, County of Hall, State of Nebraska, described as follows:

A triangular tract of land in the southeast corner of the Southeast Quarter of Section 24, in Township 10 North, Range 12 West of the 6th P.M., Hall County, Nebraska, bring all of the Southeast Quarter lying South of the Union Pacific Railroad Company right of way. Said tract more particularly described as follows:  Referring to the southeast corner of said Section 24, this bring the point of beginning; thence West on the section line a distance of 1684.5 feet to a point on the southerly right of way line of the railroad; thence in a Northeasterly direction on this right of way line a distance of 1806.4 feet to a point on the east section line of said Section 24; thence South on said section line a distance of 651.4 feet to the point of beginning.

LESS AND EXCEPT That part of the South One-half of the Southeast Quarter of Section 24, in Township 10 North, Range West of the 6th P.M., Hall County, Nebraska, more particularly described as follows:  Commencing at a point on the East line of the Southeast Quarter, said point being 526.13 feet North of the Southeast corner of said Section 24; thence 133.0 feet West perpendicular to the East line of the Southeast corner of said Section 24 to a point; thence 75.0 feet North parallel to the East line of the Southeast Quarter of said Section 24 to a point on the southerly right of way line of the Union Pacific Railroad Company; thence 142.62 feet Northeasterly along the Southerly right of way of said railroad, to a point on the East line of the Southeast Quarter of said Section 24; thence 126.49 feet South along the East line of the Southeast Quarter of said Section 24, to the point of beginning.

LESS AND EXCEPT that part of conveyed to the County of Hall, State of Nebraska by Warranty Deed recorded in Book 79, Page 573 in the office of the Register of Deeds in Hall County, Nebraska;

Subject to the Union Pacific Railroad right of way and subject to the county roads.

Schedule 5.1.15

LLC Agreements

Second Amended and Restated Limited Liability Company Agreement of BioFuel Energy, LLC, dated June 19, 2007, executed by BioFuel Energy, LLC and BioFuel Energy Corp.

Schedule 5.1.18

Material Contracts

Description of Contract	Date Executed
Second Amended and Restated Limited Liability Company Agreement of BioFuel Energy, LLC	June 19, 2007

Credit Agreement among BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, as borrowers, BFE Operating Company, LLC, as borrowers’ agent, various financial institutions from time to time, as lenders, Deutsche Bank Trust Company Americas, as collateral agent, and BNP Paribas, as administrative agent and arranger
September 25, 2006

Waiver and Amendment to the Credit Agreement dated September 25, 2006 and Collateral Account Agreement dated September 25, 2006	September 29, 2009

Collateral Account Agreement among BFE Operating Company, LLC, Buffalo Lake Energy, LLC, Pioneer Trail Energy, LLC, as borrowers, BFE Operating Company, LLC, as borrowers’ agent, Deutsche Bank Trust Company Americas, as collateral agent and Deutsche Bank Trust Company Americas, as depositary agent and securities intermediary
September 25, 2006

Registration Rights Agreement between BioFuel Energy Corp. and the parties listed on the signature page thereto	June 19, 2007

Ethanol Marketing Agreement between Cargill, Incorporated and Buffalo Lake Energy, LLC	September 25, 2006

Ethanol Marketing Agreement between Cargill, Incorporated and Pioneer Trail Energy, LLC	September 25, 2006

Distillers Grains Marketing Agreement between Cargill, Incorporated and Buffalo Lake Energy, LLC	September 25, 2006

Distillers Grains Marketing Agreement between Cargill, Incorporated and Pioneer Trail Energy, LLC	September 25, 2006

Corn Supply Agreement between Cargill, Incorporated and Buffalo Lake Energy, LLC	September 25, 2006

Corn Supply Agreement between Cargill, Incorporated and Pioneer Trail Energy, LLC	September 25, 2006

Executive Employment Agreement between BioFuel Energy, LLC and Scott H. Pearce	August 31, 2010

Executive Employment Agreement between BioFuel Energy, LLC and Kelly G. Maguire	August 31, 2010

Master Agreement between Cargill, Incorporated and Buffalo Lake Energy, LLC	September 25, 2006

Master Agreement between Cargill, Incorporated and Pioneer Trail Energy, LLC	September 25, 2006

Grain Facility Lease between Cargill, Incorporated and Buffalo Lake Energy, LLC	September 25, 2006

Grain Facility Lease and Sublease between Cargill, Incorporated and Pioneer Trail Energy, LLC	September 25, 2006

Loan Agreement between BioFuel Energy, LLC, the lenders party thereto and Greenlight APE, LLC, as administrative agent	September 25, 2006

BioFuel Energy, LLC Change of Control Plan

BioFuel Energy Corp. 2007 Equity Incentive Compensation Plan

BioFuel Energy, LLC 401(k) Profit Sharing Plan Adoption Agreement

Addendum to BioFuel Energy, LLC 401(k) Profit Sharing Plan Adoption Agreement

Tax Benefit Sharing Agreement between BioFuel Energy Corp. and the parties listed on the signature page thereto	June 19, 2007

License Agreement between Delta-T Corporation and Buffalo Lake Energy, LLC	June 9, 2006

License Agreement between Delta-T Corporation and Pioneer Trail Energy, LLC	April 28, 2006

Stockholders Agreement between BioFuel Energy Corp. and Cargill Biofuel Investments, LLC	June 19, 2007

Agreement and Omnibus Amendment among Buffalo Lake Energy, LLC, Cargill, Incorporated and Cargill Commodity Services, Inc.	July 30, 2009

Agreement and Omnibus Amendment among Pioneer Trail Energy, LLC, Cargill, Incorporated and Cargill Commodity Services, Inc.	July 30, 2009

Schedule 5.1.20

Environmental Disclosures

None.

Schedule 7.2.8

Transactions with Affiliates

Description of Transaction Documents	Date Executed
Registration Rights Agreement by and among BioFuel Energy, LLC, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight BFE Holdings, Inc., Third Point Partners LP, Third Point Partners Qualified LP, Daniel S. Loeb, Lawrence J. Bernstein, Todd Q. Swanson, Thomas J. Edelman, Barrie M. Damson, WCIOSAQ Corp., Lance T. Shaner, Elliot Jaffee, SFI L.P. and Nancy and John Snyder Foundation
May 1, 2006

Unit Purchase Agreement by and among BioFuel Energy, LLC, Greenlight Capital L.P., Greenlight Capital Qualified L.P., Greenlight BFE Holdings, Inc., Third Point Partners LP, Third Point Partners Qualified LP, Thomas J. Edelman, Barrie M. Damson, WCIOSAQ Corp., Lance T. Shaner, Elliot Jaffee, SFI L.P. and Nancy and John Snyder Foundation
May 1, 2006

Interest Purchase and Option Agreement by and among Ethanol Business Group, LLC, BioFuel Solutions, LLC, Scott H. Pearce, Daniel J. Simon, Thomas J. Edelman and BioFuel Energy, LLC	April 21, 2006

EXHIBIT 1.1(A)

Rights Offering Letter Agreement

EXECUTION VERSION

Greenlight Capital, LP
Greenlight Capital Qualified, LP
Greenlight Capital (Gold), LP
Greenlight Capital Offshore Partners
Greenlight Capital Offshore Master (Gold), Ltd.
Greenlight Reinsurance, Ltd.

September 24, 2010

BioFuel Energy Corp.

Re:         Rights Offering

Ladies and Gentlemen,

This Backstop Rights Offering Agreement (this “Letter Agreement”) is entered into pursuant to and in connection with that certain Loan Agreement, dated as of even date herewith (the “Loan Agreement”), by and among BioFuel Energy Corp. (“BFE Corp.”), Greenlight Capital Offshore Partners, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Reinsurance, Ltd. (collectively, “Greenlight”), the other lenders identified as lenders on Schedule 1.1(A) thereto (together with Greenlight, the “Lenders”), and Greenlight APE, LLC, in its capacity as administrative agent for the Lenders.  Under the Loan Agreement, the Lenders have agreed to make a term loan to BFE Corp. in the aggregate principal amount of $19,420,620 (the “Bridge Loan”).

This Letter Agreement sets forth the parties’ respective obligations with respect to a registered rights offering described herein (the “Rights Offering”) of rights to purchase shares of Series A Convertible Preferred Stock of BFE Corp. (“Series A Convertible Preferred Stock”).  The characteristics of the Series A Convertible Preferred Stock are more fully described on Exhibit A to this Letter Agreement.  Subject to the terms and conditions of this Letter Agreement, the parties hereto intend that the Rights Offering shall provide for anticipated gross proceeds sufficient to fully pay off, at a minimum, all principal and accrued but unpaid interest of the Bridge Loan and the Mezzanine Loan Agreement (as defined in the Loan Agreement) and the Cargill Payment (as defined below).

It is understood and agreed that, in lieu of issuing fractional shares of Series A Convertible Preferred Stock upon exercise of the Rights as described herein, BFE Corp. may elect to issue depositary shares, each representing a fractional interest in a share of Series A Convertible Preferred Stock, so long as the economic, conversion and other features of the fractional shares of Series A Convertible Preferred Stock are effectively replicated through the issuance of such depositary shares.

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agrees as follows:

1.           Registration Statement.  BFE Corp. hereby agrees to use its commercially reasonable best efforts to commence and complete the Rights Offering, subject to the terms and conditions set forth herein.  Specifically, BFE Corp. hereby commits to use its commercially reasonable best efforts to (i) file a Registration Statement on Form S-3 for the Rights Offering (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on or before October 18, 2010; and (ii) cause the Registration Statement to be declared effective on or before January 24, 2011 and to remain effective throughout the entire offering period without interruption.  The offering period for the Rights Offering shall be equal to five (5) weeks.  Notwithstanding the foregoing, a failure to cause the Registration Statement to be declared effective on or before January 24, 2011 despite the use of commercially reasonable best efforts to do so by BFE Corp. shall not be deemed a violation or failure to comply with this Letter Agreement for purposes of Paragraph 8 hereof nor an Event of Default under the Loan Agreement; provided, however that if BFE Corp. has not used such commercially reasonable best efforts then there shall be deemed to be a failure to have complied with the conditions in Paragraph 8 hereof.

2.           Terms of Rights Offering.  In connection with the Rights Offering, BFE Corp. shall distribute at no charge to each of the existing holders (collectively, the “Eligible Common Stockholders”) of Common Stock, par value $0.01 per share, of BFE Corp. (“Common Stock”) and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Common Stock, the “BFE Common Stock”) rights (the “Rights”) to purchase up to an aggregate of 4,000,000 shares of Series A Convertible Preferred Stock, at a per share offering price equal to $10.00 per share (the “Per Preferred Share Purchase Price”).  Each share of Series A Convertible Preferred Stock shall be convertible upon the terms described in Exhibit A to this Letter Agreement into that number of shares of Common Stock equal to the quotient obtained by dividing the Per Preferred Share Purchase Price by the Rights Price (as defined below) (the “Conversion Ratio”).  All Eligible Common Stockholders shall be eligible to participate in the Rights Offering pro rata based on each Eligible Common Stockholder’s ownership of Common Stock at the time of the Rights Offering, and each Eligible Common Stockholder that exercises all of its Rights may oversubscribe for up to all of its pro rata share of unsubscribed Rights.  For purposes of this Letter Agreement, “pro rata” shall mean (x) the aggregate number of shares of BFE Common Stock held by each Eligible Common Stockholder divided by (y) the aggregate number of shares of BFE Common Stock outstanding.

Each Right shall entitle the holder thereof to acquire, at a price equal to the Rights Price, a number of shares of Series A Convertible Preferred Stock equal to the fraction determined by dividing 4,000,000 by the number of Rights offered in the Rights Offering. The number of Rights offered in the Rights Offering shall be determined by dividing the offering size of the Rights Offering by the Rights Price. The offering size of the Rights Offering will be the amount equal to the amount sufficient to pay off all amounts owed at the time, including accrued and unpaid interest, under the Bridge Loan and the Mezzanine Loan Agreement and to make the Cargill Payment (as defined below), including certain fees and expenses incurred in connection with the Rights Offering. “Rights Price” shall mean the lesser of (A) a dollar amount equal to 25% of the average per share closing price of the Common Stock for the five (5) trading days immediately following the initial filing of the Registration Statement and (B) $0.75.

3.           Use of Offering Proceeds.  The Offering Proceeds shall be used to (i) first, pay off the Bridge Loan; (ii) second, pay off all indebtedness under the Mezzanine Loan Agreement; (iii) third, make the Cargill Payment; and (iv) the remainder, if any, for general corporate purposes.

3

4.           Basic Commitment.  Subject to the terms, conditions and limitations described herein, each of the parties listed on Exhibit B hereto (collectively, the “Backstop Parties”) hereby agrees to participate in the Rights Offering for its full pro rata share of Series A Convertible Preferred Stock (the “Basic Commitment”).

5.           Backstop Commitment.  Subject to the terms, conditions and limitations described herein, to provide assurance that the Rights Offering will be fully subscribed, the Backstop Parties severally and not jointly commit to purchase, in the respective percentages set forth on Exhibit B hereto (the “Commitment Percentages”), all of the additional shares of Series A Convertible Preferred Stock not sold to other Eligible Common Stockholders in the Rights Offering (the “Backstop Commitment”).

6.           Backstop Reduction.  Notwithstanding the foregoing, (i) the Backstop Parties shall reduce the number of shares of Series A Convertible Preferred Stock that the Backstop Parties would otherwise be obligated to purchase pursuant to the Backstop Commitment and/or the Basic Commitment, or (ii) BFE Corp. shall reduce the aggregate number of shares of Series A Convertible Preferred Stock that are offered in the Rights Offering, in the event the Backstop Parties determine, in its sole discretion, but after consultation with BFE Corp., that consummation of the Rights Offering, the Basic Commitment and/or the Backstop Commitment would result in adverse tax, legal or regulatory consequences to BFE Corp. and/or any Backstop Party (“Adverse Consequences”) to the extent (and only to the extent) it deems necessary in its sole discretion, but after consultation with BFE Corp., to avoid Adverse Consequences (a “Backstop Reduction”).  The reduction in the amount of shares of Series A Convertible Preferred Stock that the Backstop Parties are obligated to purchase in the event of a Backstop Reduction, would be referred to as the “Shortfall Amount”.  In the event of a Backstop Reduction, the Rights Offering shall nonetheless proceed and the parties shall use their respective commercially reasonable best efforts to structure and consummate an alternative transaction to take the place of the issuance of the Shortfall Amount that, combined with the Rights Offering, would (i) permit BFE Corp. to (A) pay off the Bridge Loan; (B) pay off all indebtedness under the Mezzanine Loan Agreement; and (C) make the Cargill Cash Payment (an “Alternative Financing Transaction”) and (ii) be structured so as to preserve the economic benefits to the parties as if the Rights Offering had been consummated in full in accordance with the terms set forth herein without otherwise giving effect to a Backstop Reduction provided that each Backstop Party shall not be obligated to fund an amount in excess of the amount represented by its Backstop Commitment.

7.           Consideration.  In consideration of the Backstop Commitment, BFE Corp. shall, on the date hereof, pay to the Backstop Parties their pro rata portion of an aggregate amount in cash equal to 4% of the total purchase price for the Series A Convertible Preferred Stock offered in the Rights Offering to Eligible Common Stockholders other than the Backstop Parties in the Rights Offering (the “Option Premium”), assuming for this purpose that the total purchase price for the Series A Convertible Preferred Stock offered in the Rights Offering would be $40,000,000.  To the extent that the total purchase price for the Series A Convertible Preferred Stock offered in the Rights Offering is more than $40,000,000, BFE Corp. shall make an additional payment to the Backstop Parties in an amount equal to 4% of such excess amount (excluding for calculative purposes, any shares of Series A Convertible Preferred Stock purchased by the Lenders). Subject to the provisions below, the Option Premium shall be deemed fully earned upon execution of this Letter Agreement, regardless of whether the Rights Offering is consummated or whether the Rights Offering is fully subscribed.  BFE Corp. agrees that the Option Premium shall be nonrefundable and that the Option Premium and any other payments hereunder shall be paid without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim.  The Option Premium and all other amounts payable hereunder shall be paid in immediately available funds on the date hereof.

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8.           Conditions.  The Backstop Parties’ obligations to purchase any securities pursuant to the Basic Commitment and/or the Backstop Commitment are subject to the following conditions: (i) the execution and delivery of mutually satisfactory definitive documentation among BFE Corp. and the Backstop Parties which incorporates the terms set forth herein (the “Definitive Agreements”); (ii) the satisfaction or waiver by the Backstop Parties of the conditions to the Backstop Parties’ obligations to consummate the transactions contemplated by the Definitive Agreements as may be agreed upon in the Definitive Documents; (iii) BFE Corp. shall be in compliance with its obligations under the Loan Agreement and all other transaction documents relating to the Bridge Loan in all material respects; (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, since the date hereof in the condition, financial or otherwise, or in the earnings, business, operations or properties of BFE Corp. and its subsidiaries, taken as a whole (a “Material Adverse Change”); (v) there not having occurred after the date hereof at any time prior to the funding of the Basic Commitment and/or the Backstop Commitment any material disruption or material adverse change in the financial, banking or capital markets that, in the commercially reasonable judgment of the Backstop Parties, would have a material adverse impact on the success of the Rights Offering; (vi) all required approvals and consents shall have been obtained; (vii) all representations and warranties made by BFE Corp. in this Letter Agreement being true and correct in all material respects; (viii) BFE Corp. shall be in compliance with all covenants and other provisions of this Letter Agreement in all material respects; (ix) the Cargill Acknowledgement Letter (as defined below) being in full force and effect; (x) each of the Executive Management Waiver Agreements (as defined in the Loan Agreement) being in full force and effect; (xi) no actions, suits or proceedings shall be pending or threatened that challenge any Definitive Agreement, this Letter Agreement, the Loan Agreement, the Cargill Acknowledgement Letter or any related agreement; (xii) the Backstop Parties having been reasonably satisfied with the Certificate of Designations setting forth the rights and preferences of the Series A Convertible Preferred Stock that reflects the terms set forth on Exhibit A hereto and other customary terms and provisions as determined by Greenlight in its reasonable discretion; (xiii) the receipt by the Backstop Parties of a legal opinion from Cravath, Swaine & Moore LLP with respect to customary matters in a form satisfactory to Greenlight in its reasonable discretion; (xiv) BFE Corp. shall not have entered into any letter of intent, memorandum of understanding, agreement in principle or other agreement relating to any competing plan, proposal, offer or transaction with a third party other than Greenlight materially inconsistent with this Letter Agreement; and (xv) the Board of Directors of BFE Corp. shall have adopted Section 16b-3 Resolutions related to the issuance to the Backstop Parties of Series A Convertible Preferred Stock, Common Stock and warrants, the form of which shall be satisfactory to Greenlight in its sole discretion.

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9.           Registration Rights.  The holders of Series A Convertible Preferred Stock and a Warrant (as defined in the Loan Agreement) shall have registration rights with respect to the shares of Common Stock upon conversion of the Series A Convertible Preferred Stock and exercise of a Warrant commensurate with those rights granted to the holders in the Registration Rights Agreement, dated as of June 19, 2007, by and between BFE Corp., Greenlight and the other stockholders party thereto.  Each of the Backstop Parties expressly waives any and all rights under Section 2.2 of the Registration Rights Agreement, dated as of June 19, 2007, by and between BioFuel and the holders of shares of BFE Common Stock identified therein (the “Existing Registration Rights Agreement”), that may arise in connection with the Rights Offering.

10.         Cargill.  BFE Corp. has entered into an agreement, dated as of September 23, 2010 (the “Cargill Acknowledgement Letter”) with Cargill, Incorporated and its affiliates (collectively, “Cargill”), which provides that upon payment (the “Cargill Payment”) of $2,800,828 (plus accrued and unpaid interest on such amount as of the date of payment pursuant to the agreement, dated January 14, 2009, by and between BFE Corp. and certain of its affiliates and Cargill (the “Cargill Settlement Agreement”)) from the Offering Proceeds, Cargill shall forgive the remaining Payable (as defined in the Cargill Settlement Agreement) in exchange for shares of Series A Convertible Preferred Stock in an amount equal to the amount of the remaining Payable, which amount shall be converted into Series A Convertible Preferred Stock at a conversion price on an as converted to Common Stock basis equal to the average of the volume weighted averages of the trading prices for the prior ten (10) day trading period of the Common Stock, ending on the second trading day immediately preceding the date the Series A Convertible Preferred Stock is issued.  BFE Corp. hereby agrees that it shall not breach, violate or terminate the Cargill Acknowledgment Letter.  BFE Corp. agrees that it will not amend, waive or modify the Cargill Acknowledgement Letter without the written consent of Greenlight.

11.         Representations and Warranties of BFE Corp.  BFE Corp. represents and warrants to the Backstop Parties that the statements contained in this Paragraph 11 are correct and complete as of the date of this Letter Agreement and will be true as of the closing of the Rights Offering:

(a)         Organization.  BFE Corp. (a) is a corporation duly organized, validly existing and in good standing under the Laws (as defined below) of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the relevant entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted and (d) is not in breach or violation of, or default under, any provision of its organizational documents, except, in the case of clauses (b) and (c), where any failures, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change.  BFE Corp. has never approved or taken any action, nor is there any pending or (to BFE Corp.’s knowledge) threatened action, seeking BFE Corp.’s dissolution, liquidation, insolvency or rehabilitation except as set forth on Schedule 11(a).

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(b)         Power and Authority; Enforceability.  BFE Corp. has the relevant entity power and authority necessary to execute and deliver this Letter Agreement and each other agreement, document or writing executed or delivered in connection with the Letter Agreement and each amendment or supplement to any of the foregoing (including this Letter Agreement, the “Transaction Documents”) to which BFE Corp. is a party, and to perform and consummate the transactions contemplated hereby and thereby (the “Transactions”). BFE Corp. has taken all action necessary to authorize the execution and delivery by BFE Corp. of each Transaction Document to which BFE Corp. is party, the performance of BFE Corp.’s obligations thereunder, and the consummation by BFE Corp. of the Transactions.  Each Transaction Document to which BFE Corp. is a party has been duly authorized, executed and delivered by BFE Corp., and is enforceable against BFE Corp. in accordance with its terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights of creditors and general principles of equity (the “Enforceability Exception”).

(c)         No Violation; Necessary Approvals.  The execution and the delivery by BFE Corp. of this Letter Agreement and the other Transaction Documents to which BFE Corp. is a party, the performance by BFE Corp. of BFE Corp.’s obligations hereunder and thereunder, and consummation of the Transactions by BFE Corp. will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of,  default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (A), (B) or (C), BFE Corp. is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of BFE Corp. as in effect as of the date of this Letter Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change or a material adverse effect on its ability to complete the Transactions, (ii) result in the imposition of any material lien, claim or encumbrance (an “Encumbrance”) upon any assets (including the securities of BFE Corp.) owned by BFE Corp.; (iii) require any consent under any Contract or organizational document to which BFE Corp. is a party or by which it is bound or any of its assets are subject; (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Commission and (B) notifications or other filings with state or federal regulatory agencies after the date of this Letter Agreement that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any securities of BFE Corp., other than piggyback registration rights under the Existing Registration Rights Agreement.

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(d)         Capitalization.  BFE Corp.’s authorized equity interests consist of 155,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock, (b) 50,000,000 shares of Class B Common Stock and (c) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock” and, together with the BFE Common Stock, the “Capital Stock”).  With respect to Common Stock, 26,273,459 shares are issued and outstanding and 809,607 shares are held in treasury.  With respect to Class B Common Stock, 7,111,985 shares are issued and outstanding and 0 shares are held in treasury.  With respect to Preferred Stock, 0 shares are issued and outstanding and 0 shares are held in treasury.  All of the issued and outstanding shares of Capital Stock: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities Laws and (c) were not issued in breach of any commitments.  Except as disclosed in BFE Corp.’s filings with the Commission, BFE Corp. has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under BFE Corp.’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security of BFE Corp., and has no obligation to issue any rights or instruments.  Except as disclosed in BFE Corp.’s filings with the Commission, there are no Contracts with respect to the voting or transfer of any of the Capital Stock.  BFE Corp. is not obligated to redeem or otherwise acquire any of its outstanding Capital Stock.

(e)         No Misstatements or Omissions.  All information, other than financial projections (“Projections”) and other forward-looking information and information of a general economic nature, which has been or is hereafter made available to Greenlight by or on behalf of BFE Corp. or its representatives in connection with the transactions contemplated hereby (the “Information”) is or, when furnished, will be complete, when taken as a whole, and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under, and the time at which, such statements are made, and (ii) the Projections that have been or will be made available to Greenlight have been and will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time made available to Greenlight.  The parties acknowledge that the Projections are subject to inherent uncertainty and actual results may vary, however at the time the Projections were and are developed they were and will be developed in good faith based upon reasonable assumptions.  BFE Corp. hereby agrees to supplement the Information and the Projections from time to time until the closing date of the Rights Offering so that the representation and warranty in the preceding sentence is correct on such date.

11A.      Power and Authority.  Each Backstop Party represents and warrants to BFE Corp. with respect to itself only that (i) it has the relevant entity power and authority, if applicable, necessary to execute and deliver each Transaction Document to which it is a party, and to perform and consummate the Transactions; (ii) it has taken all action necessary to authorize the execution and delivery by it of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation by it of the Transactions and each Transaction Document to which it is a party has been duly authorized, executed and delivered by it, and is enforceable against it in accordance with its terms except as such enforceability may be subject to the Enforceability Exception.

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12.         Expenses; Indemnification.

(a)         General.  Whether or not the transactions contemplated hereby are consummated, BFE Corp. agrees to: (y) pay within five (5) business days of demand the reasonable and documented fees, expenses, disbursements and charges of the Backstop Parties incurred previously or in the future relating to the exploration and discussion of alternative financing structures to the Backstop Commitment or to the preparation and negotiation of this Letter Agreement, and the proposed documentation and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of any counsel to the Backstop Parties; and (z) indemnify and hold harmless Greenlight and their respective stockholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold the Backstop Parties and such other persons and entities (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to this Letter Agreement, the matters referred to herein, the proposed Backstop Commitment contemplated hereby, the use of proceeds thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five (5) business days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person.  Notwithstanding any other provision of this Letter Agreement, no Indemnified Person will be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the Backstop Commitment.  The terms set forth in this paragraph shall survive termination of this Letter Agreement.

(b)         Tax Withholdings and Indemnity.  BFE Corp. agrees not to withhold any taxes on any payments made to the Backstop Parties under this Letter Agreement; provided that to the extent BFE Corp. is required (by law or pursuant to the conclusion of any legal proceeding or the reasonable interpretation or administration thereof) to withhold, remit or pay over any taxes on any payments made to the Backstop Parties under this Letter Agreement, BFE Corp. agrees to indemnify the Backstop Parties and make them whole with respect to any and all such taxes actually withheld including any and all associated interest and penalties.

13.         No Recourse.  Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, BFE Corp. covenants, agrees and acknowledges that no personal liability shall attach to the former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers general or limited partners or assignees of a Backstop Party or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

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14.         Assignment; No Third Party Beneficiaries.  This Letter Agreement (a) is not assignable by BFE Corp. or a Backstop Party without the prior consent of the other parties (and any purported assignment without such consent shall be null and void), and (b) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights of, any person other than the parties hereto.  Notwithstanding the foregoing, Greenlight may assign all or any portion of its obligations hereunder to one or more financial institutions reasonably acceptable to BFE Corp. (provided, that BFE Corp.’s consent shall not be required for such an assignment to an affiliate of Greenlight).  Upon any such assignment (other than an assignment without BFE Corp.’s consent), the obligations of Greenlight in respect of the portion of their obligations so assigned shall terminate.

15.         Withdrawal of Letter Agreement.  This Letter Agreement shall be considered withdrawn if Greenlight has not received from BFE Corp. a fully executed counterpart to this Letter Agreement on or before 5:00 p.m. on September 24, 2010.

16.         Governing Law; Jurisdiction.  This Letter Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws in the State of New York.  The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York located in New York County, New York, and the Federal courts of the United States of America located in the State of New York, New York County, solely in respect of the interpretation and enforcement of the provision of this Letter Agreement and of the documents referred to in this Letter Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Letter Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner as may be permitted by law shall be valid and sufficient service thereof.

17.         Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any such right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement, or any of the transactions contemplated  by this Letter Agreement.  Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

18.         Amendment; Waiver; Counterparts.  This Letter Agreement may not be amended, modified or waived except in a writing signed by Greenlight, BFE Corp. and Third Point Advisors, LLC.  This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of this Letter Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

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19.         Termination.  The obligations of the Backstop Parties under this Letter Agreement shall terminate immediately, at Greenlight’s election, at any time prior to the consummation of the Rights Offering upon the occurrence of any of the following: (i) the termination of the Loan Agreement; (ii) BFE Corp. entering into a definitive agreement with respect to a Substitute Transaction; (iii) if in the reasonable judgment of Greenlight, the conditions in Paragraph 8 become incapable of being satisfied prior to January 24, 2011; (iv) a Material Adverse Change has occurred; (v) any condition set forth in Paragraphs 8(iv) or 8(viii) of this Letter Agreement cannot be cured or satisfied with the passage of time or, if capable of being cured or satisfied, cannot be cured or satisfied prior to March 24, 2011; (vii)  the Common Stock shall no longer be listed on a national securities exchange; or (vii) BFE Corp.’s adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law.  Further, each of Greenlight or BFE Corp. may terminate this Letter Agreement at any time upon five (5) business days’ prior written notice upon the occurrence of any of the following events: (x) another party’s material breach of any of the representations, warranties or covenants set forth in this Letter Agreement or with respect to the consummation of the Rights Offering that remains uncured for a period of five (5) business days after the receipt by the non-terminating party of notice of such breach or (y) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Rights Offering or any related transactions.  The Letter Agreement, and the obligations of the parties hereunder, may be terminated by mutual agreement between the parties.

20.         Alternative Transactions.  Notwithstanding anything to the contrary in this Letter Agreement, BFE Corp. shall be permitted to solicit, participate in, initiate or facilitate discussions or negotiations with, or provide any information to, any person or group of persons concerning any alternative equity financing or other transaction that would result in the (a) repayment in full of all amounts outstanding under the Bridge Loan, (b) repayment in full of all amounts under the Mezzanine Loan Agreement and (c) satisfy all obligations under the Cargill Acknowledgement Letter (a “Substitute Transaction”).  If, as a result of such activities, the Board of Directors of the Company (the “Board”) (excluding any Board member that is an affiliate of Greenlight) determines in good faith after consultation with outside legal counsel and independent financial advisors that (i) it has the opportunity to enter into a Substitute Transaction that will be consummated within a timeframe that is not materially longer than the anticipated timeframe for the Rights Offering but in no event later than February 1, 2011, and (ii) such Substitute Transaction is more favorable to the holders of Company Common Stock (excluding benefits arising to the Backstop Parties by virtue of the Backstop Commitment) than the Rights Offering (taking into account all the terms and conditions of such Substitute Transaction that the Board deems relevant including, without limitation, any break-up fee provisions, expense reimbursement provisions, conditions to closing and availability of necessary financing) and is reasonably likely to be consummated prior to February 1, 2011, then the Company shall deliver three (3) business days prior notice to Greenlight of its intention to enter into such Substitute Transaction, together with reasonable details concerning the terms and conditions of such Substitute Transaction.  After such three (3) business day period, (x) the Board shall be permitted to approve the Substitute Transaction, (y) BFE Corp. shall be permitted to enter into such Substitute Transaction and (z) BFE Corp. shall be permitted to terminate this Letter Agreement; so long as in each case (A) the Substitute Transaction continues to meet the requirements of clause (ii) of this Paragraph 20 and (B) upon execution of definitive documentation relating to a Substitute Transaction, BFE will pay to the Backstop Parties an aggregate break-up fee (to be allocated among the Backstop Parties in accordance with their Commitment Percentages) a sum in cash equal to $350,000 (the “Termination Fee”).  For purposes of clarity, the Option Premium shall also remain payable, in addition to the Termination Fee.

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21.         Entire Agreement.  This Letter Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written on oral, between the parties hereto with respect to the subject matter hereof and shall become effective and binding upon the mutual exchange of fully executed counterparts.

22.         Stockholder Approval of Securities.  BFE Corp. hereby agrees that, upon completion of the Rights Offering, it shall use commercially reasonable best efforts to obtain stockholder approval of the authorization of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.  In furtherance of, and not in limitation of the foregoing, BFE Corp. shall use commercially reasonable best efforts to file a proxy statement with the Commission for such stockholder approval by November 15, 2010 (but in any event BFE Corp. shall file such proxy statement by January 1, 2011) and use its best efforts to obtain such stockholder approval by January 24, 2010 (provided such stockholder holder approval shall not be a condition to consummation of the Rights Offering).  Notwithstanding the foregoing, a failure to file such proxy statement with the Commission by November 15, 2010 despite the use of commercially reasonable best efforts to do so by BFE Corp. shall not be deemed a violation or failure to comply with this Letter Agreement for purposes of Paragraph 8 hereof nor an Event of Default under the Loan Agreement; provided, however that if BFE Corp. has not used such commercially reasonable best efforts then there shall be deemed to be a failure to have complied with the conditions in Paragraph 8 hereof.

23.         Remain Public Company.  BFE Corp. hereby agrees that until the Rights Offering has been completed, it shall use commercially reasonable best efforts to remain a public company with its securities publicly-traded on a national securities exchange.

24.         Voting Agreement.  Upon consummation of the Rights Offering, Greenlight hereby agrees to enter into a Voting Agreement with BFE Corp., the form of which is attached hereto as Exhibit C, and Third Point Loan LLC agrees to enter into a Voting Agreement with BFE Corp., the form of which is attached hereto as Exhibit D.

25.         Due Diligence.  BFE Corp. agrees to make available to the Backstop Parties all reasonably requested due diligence materials (including access to BFE Corp. personal and agents), including, without limitation, due diligence materials related to tax, regulatory and other legal items.

If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to us.

Very truly yours,

[Signature Page Follows]

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GREENLIGHT CAPITAL OFFSHORE PARTNERS

By:	Greenlight Capital, Inc., its investment manager

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL, LP

By:	Greenlight Capital, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL QUALIFIED, L.P.

By:	Greenlight Capital, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT REINSURANCE, LTD.

By:	DME Advisor, L.P., its investment manager

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL (GOLD), LP

By:	DME Management GP, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.

By:	DME Capital Management, LP, its investment manager

By:
Daniel Roitman
Chief Operating Officer

THIRD POINT LOAN LLC

By:
James P. Gallagher
Chief Administrative Officer

The foregoing is hereby accepted and agreed
to in all respects by the undersigned:

BIOFUEL ENERGY CORP.

Name: Scott H. Pearce
Title: President & CEO

EXHIBIT A

SERIES A CONVERTIBLE PREFERRED STOCK

The Amended and Restated Certificate of Incorporation (the “Certificate”) of BioFuel Energy Corp. (“BFE Corp.”) authorizes 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”) and permits the Board of Directors of BFE Corp. (the “Board”), by resolution, to provide, out of unissued shares of Preferred Stock, for series of Preferred Stock.  With respect to each such series, the Certificate permits the Board to fix the number of shares constituting such series and the designation of such series, and the voting powers (if any) of the shares of such series, preferences and relative, participating, optional or other special rights or privileges, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.  Pursuant to the authority granted by the Certificate, the Board has, by resolution dated September 24, 2010, provided for up to 5,000,000 shares of Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”) with the characteristics set forth below.  Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the Backstop Rights Offering Agreement, dated as of September 24, 2010, by and between BFE Corp. and Greenlight Capital, Inc.

Liquidation Preference:
In the event of any liquidation, dissolution or winding up of BFE Corp. (each, a “Liquidation Event”), the proceeds of such Liquidation Event shall be paid as follows:
First, the holders of Series A Convertible Preferred Stock shall receive an amount equal to the Per Preferred Share Purchase Price for each share of Series A Convertible Preferred Stock.  The balance of any proceeds from a Liquidation Event shall be distributed pro rata among the Common Stockholders.

Dividends:
The Series A Convertible Preferred Stock will be paid a dividend or have a distribution made to it (as applicable) if, and when, such dividend or distribution is paid or made (as applicable) to the holders of Common Stock.

Voting Rights:
The holders of Series A Convertible Preferred Stock will have no voting rights, except that the consent of at least a majority of the outstanding shares of Series A Convertible Preferred Stock (in the aggregate, voting as a class) will be required to (i) authorize or issue additional shares of Series A Convertible Preferred Stock of the same series or (ii) amend the Certificate or Bylaws of BFE Corp. (the “Bylaws”) to adversely affect the rights, preferences or privileges of the Series A Convertible Preferred Stock.

Automatic Conversion:
Each share of Series A Convertible Preferred Stock shall, upon issuance, automatically convert into shares of Common Stock as set forth in Paragraph 2 of the Letter Agreement to which this Exhibit A is attached; provided that the aggregate number of shares of Series A Convertible Preferred Stock that automatically convert shall not exceed, and shall be limited to, the number of authorized shares of Common Stock pursuant to the Certificate, and the number of shares so converted shall be determined on a pro rata basis.
In addition, if at any time after the initial issuance of the Series A Convertible Preferred Stock there are additional authorized shares pursuant to the Certificate, each share of Series A Convertible Preferred Stock shall automatically convert into the respective number of shares of Common Stock pursuant to Paragraph 2 of the Letter Agreement; provided that the aggregate number of shares of Series A Convertible Preferred Stock that automatically convert shall not exceed, and shall be limited to, the number of authorized shares of Common Stock pursuant to the Certificate, and the number of shares so converted shall be determined on a pro rata basis.

EXHIBIT B

BACKSTOP PARTIES

Greenlight Entity	Commitment Percentage
Greenlight Capital, L.P.	5.2%
Greenlight Capital Qualified, L.P.	19.9%
Greenlight Capital Offshore Partners	29.4%
Greenlight Reinsurance, Ltd.	8.1%
Greenlight Capital Offshore Master (Gold), Ltd.	1.3%
Greenlight Capital (Gold), LP	2.7%
Third Point Loan LLC	33.3%

EXHIBIT C

GREENLIGHT VOTING AGREEMENT

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated September 24, 2010, is entered into by and among Biofuel Energy Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I attached hereto (including, with their permitted transferees or assigns, collectively, the “Stockholders”).  This Agreement shall become effective as of the Closing (as defined therein) of that certain proposed registered rights offering for Series A Convertible Preferred Stock of the Company (or depository interests in respect thereof) (the “Rights Offering”) as further described in that certain Loan Agreement and Rights Offering Letter Agreement, each dated as of even date herewith by and among the Company, each of the Stockholders and the other signatories thereto (the “Loan Agreement” and the “Rights Offering Letter Agreement”, respectively).

AGREEMENT

NOW, THEREFORE, in consideration of the promises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

VOTING

Section 1.1     Agreement to Vote.  Each Stockholder hereby agrees to vote each share of voting capital stock of the Company that such Stockholder currently holds or subsequently acquires (hereinafter the “Stockholder Shares”), at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with and subject to the provisions of this Agreement.

Section 1.2      Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3     Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1     Size and Composition of Board of Directors.  The size and composition of the Board of Directors shall be determined in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, in each case as in effect from time to time (the “Restated Certificate”) and the Company’s By-Laws.

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Section 2.2     Election of Non-Affiliated Directors.  Subject to the provisions of the Restated Certificate and By-Laws, effective as of the date of the consummation of the Rights Offering, each Stockholder agrees that at each annual meeting of the Company’s stockholders, at any other meeting of the Company’s stockholders at which members of the Board are to be elected, and whenever members of the Board are to be elected by written consent, such Stockholder shall vote or act with respect to all of its Shares so as to elect Director nominees that are not Affiliates of any or all of the Stockholders such that at least two (2) directors are not Affiliates of any or all of the Stockholders; provided that the Company nominates one or more Director nominees that are not Affiliates of any or all of the Stockholders; and provided further that there are at least five directors on the Board.

Section 2.3     Approval of Increase in Authorized but Unissued Shares of Common Stock.Each Stockholder agrees that at a meeting of the Company’s stockholders at which the Company, if ever, proposes to amend its Restated Certificate so as to increase the number of authorized but unissued shares of Common Stock up to an amount of shares sufficient to enable the Company to convert all Series A Convertible Preferred Stock issuable pursuant to the (i) Rights Offering, (ii) the warrant(s) contemplated by the Loan Agreement and (iii) each other transaction contemplated by the Loan Agreement, including the “Cargill Acknowledgement Letter” described in Section 10 of the Rights Offering Letter Agreement), which shares of Common Stock shall rank pari passu with the existing shares of Common Stock, in favor of such proposal.

Section 2.4     No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1     Ownership, Authority, Etc.  Each Stockholder represents and warrants it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder.

Section 3.2     No Voting or Conflicting Agreements.  No Stockholder shall:  (a) except as contemplated by Section 3.3 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3     Covenant to Vote.  Each Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of establishing a quorum, and shall vote such Stockholder’s Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.

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Section 3.4      Covenants of the Company.

The Company agrees to use its reasonable best efforts to propose nominees for directors that are not Affiliates of any or all of the Stockholders, so as to enable the Stockholder to comply with its obligations contemplated by Section 2.2.

ARTICLE IV.

MISCELLANEOUS

Section 4.1      Term.  This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) at such time as the Company's Common Stock is no longer traded on a national securities exchange, (b) five (5) years from the date of this Agreement, (c) the date as of which the parties hereto terminate this Agreement by the written consent of the holders of a majority of the Stockholder Shares then outstanding on the one hand, and the Company, on the other hand; and (d) the Stockholder Shares represent less than 15% of the Company’s issued and outstanding voting capital stock.

Section 4.2     Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  Except as provided in Section 4.3, there are no third party beneficiaries having rights under or with respect to this Agreement.

Section 4.3     Binding Effect; Assignment.  The Company may not assign its rights under this Agreement.  A transferee that is not an Affiliated Person of a Stockholder shall not be bound by the terms and conditions of this Agreement.  No Stockholders may transfer Stockholder Shares to an Affiliated Person (whether by merger or otherwise by operation of law) unless such Affiliated Person shall agree to be bound by the terms hereof pursuant to the form set forth in Exhibit A.

Section 4.4     Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Stockholder:

Greenlight Capital, Inc.
140 E. 45 Street – 24fl.
New York, New York  10017
Phone:   (212) 973-1900
Fax:  212-973-9219
Attn:  Daniel Roitman

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With a copy to (which does not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York  10036
Phone:  (212) 872-1095
Fax:  (212) 872-1002
Attn:  Kerry E. Berchem, Esq.

If to the Company:

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Phone: (303) 640-6500
Fax: (303) 592-8117
Attn: President

With a copy to (which does not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Phone: (212) 474-1000
Fax: (212) 474-3700
Attn: Craig F. Arcella

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5      Submission to Jurisdiction; Waiver of Jury Trial.

(a)      Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the non-exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

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(b)      Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.5(b).

Section 4.6      Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7      Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.8      Amendments.  The Company will amend Schedule I promptly to reflect transfers to Affiliates as contemplated by this Agreement.  An amendment or modification to any provision of this Agreement will require the written consent of the Company and the holders of at least a majority of the Stockholder Shares.

Section 4.9      Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

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Section 4.10   Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.11   Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.12   Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.13   Aggregation of Stock.  All Stockholder Shares owned or acquired by any Stockholder or its Affiliated Persons shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 4.14   Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

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“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Section 4.15   Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

GREENLIGHT CAPITAL OFFSHORE PARTNERS

By:	Greenlight Capital, Inc., its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL, LP

By:	Greenlight Capital, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL QUALIFIED, L.P.

By:	Greenlight Capital, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT REINSURANCE, LTD.

By:	DME Advisor, LP, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL (GOLD), LP

By:	DME Management GP, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.

By:	DME Capital Management, LP, its general partner

By:
Daniel Roitman
Chief Operating Officer

SCHEDULE I

STOCKHOLDER

Greenlight Capital, L.L.C.

Greenlight Capital, Inc.

Greenlight Capital, L.P.

Greenlight Capital Qualified, L.P.

Greenlight Capital Offshore Partners

DME Advisors GP, L.L.C.

DME Advisors, L.P.

Schedule I

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Affiliated Transferee”) pursuant to the terms of that certain Voting Agreement dated as of [__________ ___, 200_] (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)
Acknowledgment.  The Affiliated Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;

(b)
Agreement.  The Affiliated Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Affiliated Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Affiliated Transferee were originally a party thereto; and

(c)	Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Affiliated Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 2010.

AFFILIATED TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

BIOFUEL ENERGY CORP.

By:
Name:
Title:

A-1

EXHIBIT D

THIRD POINT VOTING AGREEMENT

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated September 24, 2010, is entered into by and among Biofuel Energy Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I attached hereto (including, with their permitted transferees or assigns, collectively, the “Stockholders”).  This Agreement shall become effective as of the Closing (as defined therein) of that certain proposed registered rights offering for Series A Convertible Preferred Stock of the Company (or depository interests in respect thereof) (the “Rights Offering”) as further described in that certain Loan Agreement and Rights Offering Letter Agreement, each dated as of even date herewith by and among the Company, each of the Stockholders and the other signatories thereto (the “Loan Agreement” and the “Rights Offering Letter Agreement”, respectively).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

VOTING

Section 1.1 Agreement to Vote.  Each Stockholder hereby agrees to vote each share of voting capital stock of the Company that such Stockholder currently holds or subsequently acquires (hereinafter the “Stockholder Shares”), at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with and subject to the provisions of this Agreement.

Section 1.2 Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3 Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1 Size and Composition of Board of Directors.  The size and composition of the Board of Directors shall be determined in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, in each case as in effect from time to time (the “Restated Certificate”) and the Company’s By-Laws.

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Section 2.2 Approval of Increase in Authorized but Unissued Shares of Common Stock.  Each Stockholder agrees that at a meeting of the Company’s stockholders at which the Company, if ever, proposes to amend its Restated Certificate so as increase the number of authorized but unissued shares of Common Stock up to an amount of shares sufficient to enable the Company to convert all Series A Convertible Preferred Stock issuable pursuant to the (i) Rights Offering, (ii) the warrant(s) contemplated by the Loan Agreement and (iii) each other transaction contemplated by the Loan Agreement, including the “Cargill Acknowledge Letter” described in Section 10 of the Rights Offering Letter Agreement), which shares of Common Stock shall rank pari passu with the existing shares of Common Stock, in favor of such proposal.

Section 2.3 No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Ownership, Authority, Etc.  Each Stockholder represents and warrants it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder.

Section 3.2 No Voting or Conflicting Agreements.  No Stockholder shall:  (a) except as contemplated by Section 3.3 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3 Covenant to Vote.  Each Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of establishing a quorum, and shall vote such Stockholder’s Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 Term.  This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) at such time as the Company's Common Stock is no longer traded on a national securities exchange Global Market, (b) five (5) years from the date of this Agreement, (c) the date as of which the parties hereto terminate this Agreement by the written consent of the holders of a majority of the Stockholder Shares then outstanding on the one hand, and the Company, on the other hand; and (d) the Stockholder Shares represent less than 36.4% of the Company’s issued and outstanding voting capital stock.

Section 4.2 Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  Except as provided in Section 4.3, there are no third party beneficiaries having rights under or with respect to this Agreement.

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Section 4.3 Binding Effect; Assignment.  The Company may not assign its rights under this Agreement.  A transferee that is not an Affiliated Person of a Stockholder shall not be bound by the terms and conditions of this Agreement.  No Stockholders may transfer Stockholder Shares to an Affiliated Person (whether by merger or otherwise by operation of law) unless such Affiliated Person shall agree to be bound by the terms hereof pursuant to the form set forth in Exhibit A.

Section 4.4 Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

[If to a Stockholder:]

Third Point Loan LLC
c/o Third Point Advisors, L.L.C.
390 Park Avenue, 18th Floor
New York, New York 10002

With a copy to (which does not constitute notice):

Wilkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Phone: (212) 728-8267
Fax: (212) 728-9267
Attn: Michael A. Schwartz, Esq.

If to the Company:

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Phone: (303) 640-6500
Fax: (303) 592-8117
Attn: President

With a copy to (which does not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Phone: (212) 474-1000
Fax: (212) 474-3700
Attn: Craig F. Arcella

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All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5 Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the non-exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

(b)           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.5(b).

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Section 4.6 Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.8 Amendments.  The Company will amend Schedule I promptly to reflect transfers to Affiliates as contemplated by this Agreement.  An amendment or modification to any provision of this Agreement will require the written consent of the Company and the holders of at least a majority of the Stockholder Shares.

Section 4.9 Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 4.10 Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.11 Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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Section 4.12 Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.13 Aggregation of Stock.  All Stockholder Shares owned or acquired by any Stockholder or its Affiliated Persons shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 4.14 Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

THIRD POINT LOAN LLC

By:
James P. Gallagher
Chief Administrative Officer

Signature Page to Voting Agreement

SCHEDULE I

STOCKHOLDER

Third Point Loan LLC

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Affiliated Transferee”) pursuant to the terms of that certain Voting Agreement dated as of [__________ ___, 200_] (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)
Acknowledgment.  The Affiliated Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;

(b)
Agreement.  The Affiliated Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Affiliated Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Affiliated Transferee were originally a party thereto; and

(c)	Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Affiliated Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 2010.

AFFILIATED TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

BIOFUEL ENERGY CORP.

By:
Name:
Title:

Schedule 11(a)

The lenders under its Senior Credit Facility may have an action prepared in the event they are not paid the working capital indebtedness by September 27, 2010.

EXHIBIT 1.1(B)

Form of Executive Management Waiver Agreement

BIOFUEL ENERGY CORP.
1600 BROADWAY, SUITE 2200
DENVER, COLORADO 80202
CONFIDENTIAL AND PROPRIETARY
September 24, 2010
Greenlight APE, LLC
as Administrative Agent

Re:  BioFuel Change of Control Arrangements
Gentlemen:
We, the undersigned executive officers (“Executives”) of BioFuel Energy Corp. (“BioFuel Energy”), understand that Greenlight APE, LLC is acting as administrative agent for certain lenders under that certain Loan Agreement (the “Loan Agreement”), dated as of September 24, 2010 (collectively as identified therein, the “Lenders”), pursuant to which the Lenders are making a bridge loan (the “Bridge Loan”) to BioFuel Energy, whereby as soon as reasonably practicable following the closing of the Bridge Loan, BioFuel Energy will commence with a registered rights offering pursuant to the appropriate registration statement whereby it will offer Series A Convertible Preferred Stock (as defined in the Loan Agreement) to its existing stockholders on a pro rata basis and use the proceeds raised in connection with the rights offering to repay the Bridge Loan and certain other indebtedness of BioFuel Energy, LLC  (the “Rights Offering,” together with the Bridge Loan, the “Transaction”).
BioFuel Energy and BioFuel Energy, LLC (“BFE Energy,” and together with BioFuel Energy, “BioFuel”) anticipate that the Transaction would result in a “change of control” for purposes of awards (“Equity Awards”) held under the BioFuel Energy Corp. 2007 Equity Incentive Compensation Plan (the “Equity Plan”) and the vesting and payment provisions of the BioFuel Energy, LLC Change of Control Plan (the “Change of Control Plan,” and together with the Equity Plan, the “Plans”).
In consideration of the foregoing, and in order to induce the Lenders to make the Bridge Loan and undertake the Rights Offering, the Executives who are signatory hereto, severally and not jointly, agree as follows:
1.	Notwithstanding anything to the contrary contained in the Plans, the Transaction as described above shall not constitute a “Change of Control” as defined under the Plans; and

2.
       Notwithstanding anything to the contrary contained in those certain Executive Employment Agreements dated August 31, 2010 by and between BFE Energy and each of Scott H. Pearce and Kelly G. Maguire, respectively (the “Agreements”), the Transaction as described above shall not constitute a “Change of Control” as defined under the Agreements; and

3.
       Notwithstanding anything to the contrary contained in those certain Offers of Continued Employment dated August 31, 2010 by and between BFE Energy and each of Doug Anderson and Mark Zoeller, respectively (the “Offers”), the Transaction as described above shall not constitute a “Change of Control” as defined under the offers.

Letter Agreement re: BioFuel Change of Control Arrangements
Greenlight APE, LLC
as Administrative Agent
September 24, 2010

The foregoing shall apply with respect to the Plans solely to the extent such Plans provide benefits to the undersigned Executives, and not with respect to any payments, acceleration of awards or any other benefits under the Plans that might apply to any other employee of BioFuel.

This letter agreement shall become effective only as of the completion of the Transaction and, if the Transaction does not occur, this letter agreement shall be void and of no force and effect.  This letter agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. This letter agreement may be executed in separate counterparts, each of which shall be considered binding and enforceable, severally and not jointly, on the signatories hereto.

Acknowledged and agreed as of the date first written above.

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Letter Agreement re: BioFuel Change of Control Arrangements
Greenlight APE, LLC
as Administrative Agent
September 24, 2010

By Executives:

Scott Pearce
President and CEO

Kelly Maguire
Executive Vice President and CFO

Doug Anderson
Vice President of Operations

Mark Zoeller
Vice President and General Counsel

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EXHIBIT 1.1(P)

Form of Pledge Agreement

EXECUTION VERSION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”), dated September 24, 2010, is made and entered into by and between BIOFUEL ENERGY CORP., a Delaware corporation (“Pledgor”), and GREENLIGHT APE, LLC, in its capacity as agent for the Lenders under the Loan Agreement referred to below (the “Secured Party”).

WHEREAS, pursuant to that certain Loan Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Loan Agreement”) of even date herewith by and among Pledgor, the lenders party thereto (the “Lenders”) and the Secured Party, in its capacity as Agent thereunder, the Lenders have agreed to provide a term loan to the Pledgor; and

WHEREAS, as part of the security for such loans and as required by the Loan Agreement, Pledgor’s limited liability company interests in BioFuel Energy, LLC, a Delaware limited liability company (the “Subsidiary”), is to be pledged to the Secured Party in accordance herewith; and

WHEREAS, Pledgor owns 78.7% of the limited liability company interests of BFE Energy.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.           Defined Terms.

(a)          Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Loan Agreement.  Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as in effect on the date hereof in the State of New York or the State of Delaware (as applicable) (together, the “UCC”).

(b)          “Pledged Collateral” shall mean and include the following:  (i) the issued and outstanding limited liability company interests of the Subsidiary listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such securities, all rights to subscribe for securities incident to or arising from ownership of such securities, all cash, interest, membership interests, stock and other dividends or distributions paid or payable on such securities, and all books and records pertaining to the foregoing, including, without limitation, all membership interest record and transfer books, (ii) any and all other securities hereafter pledged by Pledgor to the Secured Party to secure the Secured Obligations (as hereinafter defined) of the Borrower, and all rights and privileges pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such securities, all rights to subscribe for securities incident to or arising from ownership of such securities, all cash, interest, membership interests, stock and other dividends or distributions paid or payable on such securities, and all books and records pertaining to the foregoing, and (iii) whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of, including any proceeds as such term is defined in the UCC.

2.           Grant of Security Interests.  Pledgor, to secure on a first priority basis the payment and performance of all the Obligations of the Borrower under the Loan Documents (the “Secured Obligations”), subject only to the Permitted Liens, hereby grants to the Secured Party a first priority security interest in all of the Pledgor’s now existing and hereafter acquired and/or arising right, title and interest in, to and under the Pledged Collateral owned by Pledgor, whether now or hereafter existing and wherever located.

3.           Further Assurances.  Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, the Pledgor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, termination statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action which the Secured Party may request, to perfect and continue perfected and to create and maintain the first priority status of the Secured Party’s security interest (subject only to Permitted Liens) in the Pledged Collateral and to fully consummate the transactions contemplated under the Loan Agreement, the other Loan Documents and this Agreement.  Upon the occurrence and continuation of an Event of Default, the Pledgor irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as Pledgor’s true and lawful attorney with power to sign the name of Pledgor on all or any of the Security Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party’s security interest in the Pledged Collateral.  Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been paid in full (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted).

4.           Representations and Warranties.  Pledgor hereby affirms all representations and warranties related to the Pledgor in the Loan Agreement and further represents and warrants to the Secured Party as follows:

(a)          Pledgor has, and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time it acquires rights in such Pledged Collateral, will have), title to the Pledged Collateral, free and clear of all Liens other than the Permitted Liens.

(b)          The limited liability company interests constituting the Pledged Collateral have been duly authorized and validly issued to Pledgor (as set forth on Schedule A hereto).

(c)          Except for the Permitted Liens, the security interests in the Pledged Collateral granted hereunder are valid and perfected.

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(d)          Except as set forth in the Subsidiary's amended and restated limited liability company agreement, and except for limitations imposed by the Securities Act of 1933, as amended, there are no restrictions upon the transfer of the Pledged Collateral and Pledgor has the power and authority and right to transfer the Pledged Collateral free of any encumbrances and without obtaining the consent of any other Person.

(e)          There are no actions, suits, or proceedings pending or, to its best knowledge after due inquiry, threatened against or affecting Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect its performance hereunder.

(f)          The address of Pledgor’s principal place of business is as set forth on Schedule 1.1(A) of the Loan Agreement.

5.           General Covenants.  In addition to any covenants and agreements of Pledgor set forth in the other Loan Documents, which are incorporated herein by this reference, Pledgor hereby covenants and agrees as follows:

(a)          Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party.  Pledgor shall notify the Secured Party in writing ten (10) days prior to any change in its principal place of business.

(b)          Pledgor shall appear in and defend any action or proceeding of which it is aware which could reasonably be expected to affect its title to, or the Secured Party’s interest in, the Pledged Collateral owned by it and the proceeds thereof; provided, however, that it may settle such actions or proceedings with respect to the Pledged Collateral it owns with the consent of the Secured Party, which consent shall not be unreasonably withheld or delayed.

(c)          Pledgor shall keep separate, accurate and complete records of the Pledged Collateral owned by it, disclosing the Secured Party’s security interest hereunder.

(d)          Pledgor shall pay any and all taxes, duties, fees or imposts of any nature, if any, imposed by any state, federal or local authority on any of the Pledged Collateral that the Pledgor is required or obligated to pay, except to the extent contested in good faith by appropriate proceedings in accordance with the manner permitted in the Loan Agreement.

(e)          Pledgor shall permit the Secured Party, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, subject to the terms in Section 7.1.4 of the Loan Agreement.

(f)          During the term of this Agreement, Pledgor shall not sell, assign, transfer or otherwise dispose of the Pledged Collateral, except as permitted by the Loan Agreement.

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6.           Other Rights With Respect to Pledged Collateral.  In addition to the other rights with respect to the Pledged Collateral granted to the Secured Party hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Secured Party, at its option and at the expense of Pledgor, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to Pledgor, as the Secured Party, in its sole discretion, shall determine; and (d) do anything which Pledgor is required but fails to do hereunder.

7.           Additional Remedies Upon Event of Default.  Upon the occurrence of any Event of Default, the Secured Party shall have, in addition to all rights and remedies of a secured party under the UCC or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:

(a)          The Secured Party may, after ten (10) days’ advance written notice to Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.  Pledgor agrees that ten (10) days’ advance written notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.

(b)          The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party’s rights with respect to the Pledged Collateral in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable in the manner set forth in Section 8.2.4 of the Loan Agreement.

8.           Secured Party’s Duties.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

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9.           No Waiver; Cumulative Remedies.  No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law.  Pledgor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party’s power.

10.         Assignment.  All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and permitted assigns.  All obligations of Pledgor shall bind its successors and permitted assigns; provided, however, Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein without the prior written consent of the Secured Party, at it sole discretion.

11.         Severability.  Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

12.         Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflicts of law principles other than Section 5-1401 of the New York Gen. Oblig. Law, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

13.         Notices.  All notices, requests, demands, directions and other communications given to or made upon any party hereto under the provisions of this Agreement shall be delivered or sent (i) to the respective parties at the addresses and numbers set forth under their respective names provided in the Loan Agreement or in accordance with any subsequent unrevoked written direction from any party to the others and in accordance with the provisions of Section 10.5 of the Loan Agreement.  Any Lender giving any notice to the Pledgor shall simultaneously send a copy thereof to the Secured Party, and the Secured Party shall promptly notify the other Lenders of the receipt by it of any such notice.

14.         Specific Performance.  Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Loan Documents, because the Secured Party’s remedies at law for failure of Pledgor to comply with the provisions hereof relating to the Secured Party’s rights (a) to inspect the books and records related to the Pledged Collateral, (b) to receive the various notifications Pledgor is required to deliver hereunder, (c) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (d) to enforce the provisions hereof pursuant to which Pledgor has appointed the Secured Party its attorney-in-fact, and (e) to enforce the Secured Party’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages.   The Pledgor agrees that each such provision hereof may be specifically enforced.

15.         Voting Rights in Respect of the Pledged Collateral.  This Agreement is given as Security to secure performance of the Secured Obligations.  So long as no Event of Default shall occur and be continuing under the Loan Agreement, Pledgor (x) shall be entitled to receive and retain any and all dividends and distributions (in cash, other securities, or in kind) in respect of the Pledged Collateral and (y) may exercise any and all voting, consensual rights, and other powers of ownership pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that Pledgor will not exercise or will refrain from exercising any such right, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral.

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16.         Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by Pledgor.  This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and Pledgor.

17.         Reconveyance.  Upon the payment in full of the Loan, this Agreement and all of the Secured Party’s right, title and interest hereunder with respect to the Pledged Collateral shall terminate and be discharged in full and the Secured Party shall, at Pledgor’s expense, execute and deliver such documents and instruments as necessary and requested by Pledgor to terminate, release and discharge this Agreement and the security interest created hereby and to reconvey the Pledged Collateral to Pledgor.

18.         Counterparts.  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

19.         Descriptive Headings.  The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

20.         Waiver of Jury Trial.  THE PLEDGOR, THE SECURED PARTY AND THE LENDERS EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

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21.         Jurisdiction and Venue.  EACH OF THE PLEDGOR, THE SECURED PARTY AND THE LENDERS HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT SITTING IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.5 OF THE LOAN AGREEMENT [NOTICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  EACH OF THE PLEDGOR, THE SECURED PARTY AND THE LENDERS WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed with the intention that it constitutes a sealed instrument as of the date first above written.

BIOFUEL ENERGYCORP.,
as Pledgor

By:
Name:
Title:

GREENLIGHT APE, LLC
as Secured Party

By:	Greenlight Capital, Inc., its Manager

By:
Daniel Roitman
Chief Operating Officer

Biofuel Energy Corp. and Greenlight APE, LLC Pledge Agreement Signature Page

SCHEDULE A

PLEDGED COLLATERAL

MEMBER	LLC INTEREST IN SUBSIDIARY

BIOFUEL ENERGY CORP.	78.7%

EXHIBIT 1.1(R)

Form of Note

PROMISSORY NOTE

$______________	Date of Note: September [__], 2010

FOR VALUE RECEIVED, the undersigned, BIOFUEL ENERGY CORP., a Delaware corporation (the “Borrower”), promises to pay to the order of ________________________ (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of __________ ($_____________) together with all accrued and unpaid interest thereon and any other amounts due hereunder at the Maturity Date (as defined below) or at such earlier times, and in such amounts, as are specified in the Loan Agreement (as amended restated, extended or otherwise modified from time to time, the “Loan Agreement”), dated as of the date hereof, by and among the Borrower, the Lender, the other parties thereto and Greenlight APE, LLC, as administrative agent for the Lenders (the “Agent”).  This Note is made pursuant to, and entitled to the benefits of, the Loan Agreement and all other Loan Documents referred to therein.

1.	Interest.

(a)
Interest payments on the outstanding principal balance of this Note from time to time outstanding (whether by acceleration or otherwise) shall accrue (i) at a rate per annum equal to 12.5% (the “Applicable Rate”) for the period beginning on the date hereof until ______, 2011 (the “Maturity Date”) and (ii) at a rate per annum equal to 14.5% (the “Penalty Rate”) at any time thereafter. All interest accruing on the outstanding principal balance of this Note shall be computed for the actual number of days elapsed from the date hereof and compounded quarterly on the basis of a year consisting of three hundred and sixty (360) days and calculated by determining the average daily principal balance outstanding for each day in question. The daily rate shall be equal to 1/360th times the Applicable Rate or the Penalty rate, as applicable.

(b)
Interest on the principal of this Note shall be due and payable (i) in arrears on the Maturity Date, (ii) upon the payment or prepayment of any principal amount of this Note, and (iii) at any time after maturity of this Note (whether by acceleration or otherwise), on demand.

2.
Payments.  All payments and prepayments to be made in respect of principal, interest or other fees or amounts due from the Borrower under this Note shall be payable prior to 11:00 a.m., New York City time, on the date when due without presentment, demand, protest or notice of any kind, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Agent at the Principal Office for the account of the Lender in U.S. Dollars and in immediately available funds.

3.
Maturity.  Unless earlier due and payable or accelerated under the Loan Agreement, this Note shall mature, and the outstanding principal balance hereunder, together with all interest accrued thereon, shall become due and payable in full on the Maturity Date.

4.
Prepayment.  The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, but prepayments of less than all of the unpaid principal balance of this Note shall be in the minimum amount of $1,000,000.

5.	Default.

(a)
Upon the occurrence and at any time during the continuance of any Event of Default (as defined in the Loan Agreement) (other than an Event of Default under Sections 8.1.15 or 8.1.16 of the Loan Agreement), the Lender may, by written notice to the Borrower, declare the unpaid principal amount of this Note then outstanding and all interest accrued thereon to be due and payable, and the same shall thereupon become and be immediately due and payable without presentment, demand, protest or any other notice of any kind.  Upon the occurrence of an Event of Default under Sections 8.1.15 or 8.1.16 of the Loan Agreement, the unpaid principal amount of this Note then outstanding and all interest accrued and unpaid thereon shall automatically and immediately become due and payable, without presentment, demand, protest or notice of any kind.

(b)
Upon the occurrence of any Event of Default and until such time as such Event of Default has been cured or waived, the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the Penalty Rate, shall be due and payable on demand, and, at the option of the Lender and without notice to the Borrower, any portion of accrued and unpaid interest may be added to the outstanding principal balance hereof.

6.
Attorneys Fees.  In the event this Note is placed in the hands of an attorney for collection, or if the Lender incurs any costs incident to the collection of the indebtedness evidenced hereby, the Borrower and any endorsers hereof agree to pay to the Lender an amount equal to all costs and expenses, including without limitation, reasonable attorneys’ fees, fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by the Lender in enforcing any Obligations (as defined in the Loan Agreement) of or in collecting any payments due from the Borrower hereunder (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under the Loan Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.

7.
Waiver.  Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by the Borrower and all other parties hereto.  No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of the Lender thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.  No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of the Borrower hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless the Lender agrees otherwise in writing.

8.
Consent to Forum; Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY CONSENT TO THE NONEXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT SITTING IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.5 [NOTICES] OF THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  EACH OF THE BORROWER AND THE LENDER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

9.
Caption Headings. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

10.
Severability. If any provision of this Note is held to be invalid, illegal or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.
Successors and Assigns.  This Note shall be binding upon and shall inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns, except that the Borrower may not assign or transfer this Note or any of its rights and obligations hereunder. The Borrower acknowledges that the Lender may make assignments of this Note in accordance with the terms of the Loan Agreement.

12.	Time of the Essence. Time is of the essence in the performance of this Note.

13.
Modifications, Amendments or Waivers.  This Note shall not be amended, modified or changed, nor shall any waiver of any of its provisions be effective unless accomplished by an instrument in writing signed by the Borrower and the Lender.

14.	Governing Law. The Borrower agrees that this Note and the loan evidenced hereby shall be governed by the internal laws of the State of New York without regard to its conflict of laws principles.

[Signatures Page Follows]

BORROWER:

BIOFUEL ENERGY CORP., a Delaware corporation

By:
Name:
Title:

EXHIBIT 1.1(S)

Form of Warrant Agreement

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, THE TERMS OF THIS WARRANT.

BIOFUEL ENERGY CORP.

Warrant To Purchase Common Stock

Warrant No.: __________	Number of Shares: __________
Issuance Date: __________ ___, 20___

THIS CERTIFIES THAT, for value received, [lender entity] or its transferees, successors, and assigns (the “Holder”) is entitled to purchase from BioFuel Energy Corp., a Delaware corporation (the “Company”), at any time and from time to time before the Expiration Date (defined below) at the Exercise Price (defined below) ____________ fully paid nonassessable shares of Common Stock (defined below) (the “Warrant Shares”),1 all subject to adjustment and upon the terms and conditions provided herein.

This Warrant is being issued to the Holder pursuant to the Loan Agreement, dated as of September 24, 2010, by and among the Company, the lenders listed as lenders on Schedule 1.1(A) thereto and Greenlight APE, LLC, in its capacity as administrative agent for the lenders (the “Loan Agreement”).  Under the Loan Agreement, the Company is required to issue this warrant to the Holder exercisable for shares of Common Stock, which on an as-converted basis will equal 15% of the Company’s Common Stock on a Fully Diluted Basis as of the date this Warrant is issued, if the Company has not paid off all amounts due under the Loan Agreement on or before the maturity date of such loan, except as otherwise set forth therein.  In connection with the Loan Agreement, the Company also entered into a Rights Offering Letter Agreement by and among the Company and the other parties party thereto dated as of September 24, 2010 (the “Rights Offering Letter Agreement”) pursuant to which it agreed, subject to the terms and conditions set forth therein, to conduct a registered rights offering to the Company’s existing stockholders of rights to purchase shares of Series A Convertible Preferred Stock.

Section 1.    Definitions. The following terms as used in this Warrant have the following meanings:

(a)    “Affiliate” of, or a Person “Affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)    “Acquiring Entity” has the meaning attributed to it in Section 8(a).

(c)    “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York.

1 In the event that at the time of issuance, the number of shares of available authorized shares of Common Stock is less than the number of Warrant Shares, the Company shall make up such shortfall by issuing an additional warrant shares of Series A Convertible Preferred Stock (having the terms set forth in the Rights Offering Letter Agreement) for the amount of such shortfall.  Any such warrant for Series A Convertible Preferred Stock will be substantially similar to this form of Warrant, with appropriate changes being made mutatis mutandis to this form of Warrant.

(d)   “Change of Control” means (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company (other than pursuant to a joint venture arrangement or other transaction in which the Company, directly or indirectly, receives at least fifty percent (50%) of the voting equity in another entity or a general partnership); (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than (i) as a direct result of normal, uncoordinated trading activities in the Common Stock generally or (ii) solely as a result of the disposition by a stockholder of the Company to an Affiliate of such stockholder); (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Company (other than the acquisition by a person or “group” that is an Affiliate of or Affiliated with a person or “group” that immediately prior to such acquisition, beneficially owned fifty percent (50%) or more of the voting equity of the Company); (e) the replacement of a majority of the Company’s Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or (f) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Section 13(e) of the Exchange Act and the regulations of the Securities and Exchange Commission issued thereunder).

(e)    “Common Stock” means (i) the Company’s Common Stock, $0.01 par value per share and (ii) any capital stock into which the Common Stock is changed or any capital stock resulting from a reclassification of the Common Stock.

(f)     “Delivery Date” has the meaning attributed to it in Section 2(a).

(g)    “Derivative Security” means any right, option, warrant or other security convertible into or exercisable for Common Stock.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)     “Exercise Date” has the meaning attributed to it in Section 2(a).

(j)     “Exercise Documents” has the meaning attributed to it in Section 2(a).

(k)    “Exercise Notice” has the meaning attributed to it in Section 2(a).

(l)     “Exercise Price” is equal to $0.01, subject to adjustment as set forth in this Warrant.

(m)   “Expiration Date” means the seventh anniversary of the Issuance Date or, if such date falls on a day that is not a Business Day or a day on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded, the next Business Day.

(n)   “Fully Diluted Basis” shall mean, at a given time, all shares of Common Stock of the Company issued and outstanding at such time, plus all such shares then issuable upon exercise of all then outstanding options, warrants and other convertible securities (including Class B Common Stock), whether or not such options, warrants or convertible securities are actually exercisable or convertible at such time, all calculated on an “as converted” to common stock basis.

(o)   “Issuance Date” means ____________ _____, 20___.

(p)   “Loan Agreement” has the meaning attributed to it in the preamble of this Warrant.

(q)   “Payment” has the meaning attributed to it in Section 2(a)(ii).

(r)    “Person” means a natural person or entity, or a government or any division, department or agency thereof.

(s)    “Property Dividend” has the meaning attributed to it in Section 7(c).

(t)    “Securities Act” means the Securities Act of 1933, as amended.

(u)   “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(v)   “Warrant Shares” has the meaning attributed to it in the preamble of this Warrant.

Section 2.    Exercise of Warrant.

(a)                    This Warrant may be exercised by the Holder registered on the books of the Company, in whole or in part, at any time prior to 11:59 p.m. Eastern Time on the Expiration Date. Any exercise of this Warrant shall be effected by:

(i)     delivery of a written notice, in the form attached as Exhibit A (the “Exercise Notice”), of Holder’s election to exercise this Warrant, specifying the number of Warrant Shares to be purchased;

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(ii)    payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased (1) in cash or wire transfer of immediately available funds; (2) by means of a cashless exercise pursuant to Section 2(c); or (3) by surrender of all or a portion (as appropriate) of such Holder’s Common Stock pursuant to Section 2(d) (the foregoing methods set forth in (1) through (3) of this Section 2(a)(ii) referred to herein as the “Payment,” and any Payment may include any combination of such methods); and

(iii)   the surrender at the principal office of the Company or to a nationally recognized courier for overnight delivery to the Company, as soon as practicable following such date, of this Warrant, (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction in such form and substance as reasonably satisfactory to the Company).

The Company shall, not later than the fifth Business Day (the “Delivery Date”) following receipt of an Exercise Notice, the Payment and this Warrant or such indemnification, as applicable (collectively, the “Exercise Documents”), arrange for its transfer agent, on or before the Delivery Date, to issue and surrender to a nationally recognized courier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled. Upon delivery of the Exercise Notice and the Payment (the “Exercise Date”), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised on the Delivery Date, irrespective of the date of delivery of the certificates evidencing the Warrant Shares.

(b)   Unless the rights represented by this Warrant have expired or been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant, except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to exercise, less the number purchased.

(c)    In lieu of or in addition to exercising this Warrant by means of paying via cash or wire transfer or pursuant to Section 2(d), the Holder may elect to make the Payment by means of receiving shares equal to the value of this Warrant (or portion thereof being exercised) by delivery and surrender of this Warrant together with the Exercise Notice in accordance with the terms hereof, duly completed to indicate a net issuance exercise and executed by the Holder, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)/A

Where	X	=	the number of shares issued to the Holder;

Y	=	the number of shares purchasable (or portion thereof) under this Warrant that are being exercised at the date of the calculation;

A	=	the current market price of the Common Stock at the date of the calculation; and

B	=	the Exercise Price on the date of the calculation.

(d)   In lieu of or in addition to exercising this Warrant by means of paying via cash or wire transfer or pursuant to Section 2(c), the Holder may elect to make the Payment by surrender of Common Stock. In such case, the Holder shall surrender the number of shares of Common Stock having an aggregate value computed at a per share value equal to the average of the volume weighted averages of the trading prices of the Common Stock, as such prices are reported on the NASDAQ Global Market (as reported by Bloomberg Financial Markets or such other source as the parties shall agree in writing), for the ten consecutive trading days (“Fair Market Value”) ending on the second trading immediately preceding the date the Warrant is exercised (less any amounts paid via cash or wire transfer or pursuant to Section 2(c)). Unless all of the shares represented by the certificate for the Common Stock have been surrendered, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new certificate representing the remaining Common Stock owned by the Holder.

(e)    No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued shall be rounded up or down to the nearest whole number.

Section 3.    Covenants. The Company hereby covenants and agrees as follows:

(a)    This Warrant is, and any Warrants issued in substitution for or in replacement of this Warrant upon issuance will be, duly authorized, executed and delivered.

(b)    All Warrant Shares upon issuance will be validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof.

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(c)    As long as this Warrant may be exercised, the Company will have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.

Section 4.    Warrant Holder Not Deemed a Stockholder. Except as specifically provided in Section 2(a), nothing contained in this Warrant shall be construed to (a) grant the Holder any rights to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, (b) confer upon the Holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, or (c) impose any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether asserted by the Company or creditors of the Company, prior to the issuance of the Warrant Shares.

Section 5.    Representations of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. If Holder cannot make such representations because they would be factually incorrect, it shall be a condition to Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any federal or state securities laws. The Company shall not be penalized or disadvantaged by a Holder’s inability to exercise this Warrant due to its inability to make the required representations in connection with the exercise of this Warrant.

Section 6.    Ownership and Transfer.

(a)    The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee who has acquired this Warrant in accordance with applicable law and the terms of this Warrant. The Company may treat the Person in whose name this Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)    This Warrant may only be offered, sold, transferred or assigned in compliance with the Securities Act and applicable state securities laws. Any attempted transfer of this Warrant in violation of this Section 6(b) shall be null and void ab initio.

(c)    Subject to the terms of this Section 6, upon surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee evidencing the portion of the Warrant certificate so transferred and a new Warrant certificate evidencing the remaining portion of the Warrant certificate not so transferred, if any, shall be issued to the transferring Holder. The delivery of the new Warrant certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant certificate. Subject to the terms of this Section 6, this Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrant Holder hereof.

Section 7.    Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)    Stock Splits. If the Company subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)    Stock Dividends. If the Company declares a dividend or any other distribution upon the Common Stock (other than the Rights Offering) that is payable in shares of Common Stock or Derivative Securities, the number of Warrant Shares will be proportionately increased and the Exercise Price in effect immediately prior to the declaration of the dividend or distribution will be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock outstanding immediately prior to the declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding immediately after the declaration (assuming the exercise or conversion of any such Derivative Securities for cash (not on a “cashless” basis)).

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(c)    Adjustment for Property Dividends. If the Company declares a dividend or any other distribution upon the Common Stock that is payable in any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than (i) Common Stock pursuant to which another provision of this Section 7 applies or (ii) any dividend or distribution upon a merger or consolidation or sale to which Section 8 applies) (a “Property Dividend”), then and in each such event the Exercise Price for this Warrant in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Company) of such Property Dividend so distributed for each share of Common Stock.

Any adjustment under this Section 7(c) shall become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive Property Dividend. If the Board of Directors determines the fair market value of any Property Dividend for purposes of this Section 7(c) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider the prices in such market over the 30 days preceding the issuance of such Property Dividend.

For purposes of clarity, if a declared Property Dividend would have reduced the Exercise Price to an amount below $0, the Exercise Price will be reduced to $0 and any remaining fair market value of the Property Dividend that would have resulted in a reduction of the Exercise Price below $0 shall be reflected in an increase of the number of shares issuable upon exercise of this Warrant pursuant to Section 7(d) hereto.

(d)    Adjustment for Property Dividend In Special Circumstances. In the event that the Exercise Price is or has been reduced to $0 or a price that rounds to $0 due to adjustments to the Exercise Price pursuant to Section 7(c) and the Company declares a dividend or any other distribution upon the Common Stock that is a Property Dividend, this Section 7(d) shall apply and the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted in accordance with the formula:

N’ = N x        M
                   M - F

Where	N’	=	the adjusted number of shares of Common Stock issuable upon exercise of this Warrant.

N	=	the current number of shares of Common Stock issuable upon exercise of this Warrant.

M	=	the Fair Market Value per share of Common Stock on the Business Day immediately preceding the ex date for such distribution.

F	=
the fair market value on the ex date for such distribution of the assets, securities, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board of Directors of the Company shall reasonably determine the fair market value in good faith.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

This Section 7(d) does not apply to regular quarterly cash dividends. If any adjustment is made pursuant to this Section 7(d) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, this Warrant shall be immediately readjusted as if “F” in the above formula was the fair market value on the ex date for such distribution of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the ex-dividend date for such distribution. Notwithstanding anything to the contrary contained in this Section 7(d), if “M-F” in the above formula is less than $1.00, the Company may elect to, and if “M-F” or is a negative number, the Company shall, in lieu of the adjustment otherwise required by this Section 7(d), distribute to the holder of this Warrant, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holder had this Warrant been exercised (for cash) immediately prior to the record date for such distribution.

“ex date” means the first date on which Common Stock trades in a regular way on the relevant exchange or in the relevant market from which the quoted price was obtained without the right to receive such issuance or distribution.

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“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

(e)    Other Adjustments.

(i)   Notwithstanding anything to the contrary contained in this Section 7, if, at any time while this Warrant is outstanding, the Company shall issue or sell shares of Common Stock, or Derivative Securities to someone other than the Holder, at a price per share (determined, in the case of such Derivative Securities, by dividing (A) the total amount receivable by the Company in consideration of the issuance and sale of such Derivative Securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such Derivative Securities) that is lower than the Exercise Price, the Company shall adjust the Exercise Price and number of shares into which this Warrant is convertible so that this Warrant shall be exercisable for the same percentage of the outstanding Common Stock (on an “as converted” basis) following the issuance or sale of such other shares of Common Stock or Derivative Securities for the same aggregate consideration prior to such adjustment; provided, that such adjustments shall only be made for the benefit of the Holder of this Warrant.

(ii)  Notwithstanding anything to the contrary contained in this Section 7, if, at any time while this Warrant is outstanding, the number of shares underlying any Derivative Security, and/or the exercise or conversion price of such Derivative Security adjusts or would have adjusted for any reason (including as a result of the issuance of this Warrant) and the terms, manner or method of such adjustment are more favorable than the adjustment provisions contained in this Section 7, the Company shall adjust the Exercise Price and/or number of shares into which this Warrant is convertible in order to give the Holder the benefit of the more favorable terms, manner and/or method; provided, that no adjustment shall be made pursuant to this Section 7(e)(ii): (A) if an adjustment is otherwise required pursuant to another provision contained in this Section 7; or (B) if the additional adjustment that may be required by this Section 7(e)(ii) would not require a decrease or increase of at least 1% in the Exercise Price then in effect or the number of Warrant Shares for which this Warrant is then exercisable.  For the avoidance of doubt, the Exercise Price and number of Warrant Shares issuable shall be adjusted so that this Warrant shall be exercisable for the same percentage of the outstanding Common Stock (on a fully diluted basis) following the adjustment of such other Derivative Security pursuant to the foregoing sentence for the same aggregate consideration prior to such adjustment; provided, that following such adjustment, if the exercise price of such other Derivate Security is less than the Exercise Price, the Exercise Price shall be reduced to the same exercise price as the Derivative Security; provided further, that such adjustments shall only be made for the benefit of the Holder of this Warrant.

Section 8.    Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale. Upon the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Change of Control following which the Company is not a surviving entity, the Company will secure from the Person purchasing the assets or the successor resulting from the Change of Control (in each case, the “Acquiring Entity”) a written agreement to deliver to Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Holder. Prior to the consummation of any other Change of Control, the Company shall make appropriate provision to insure that Holder will thereafter have the right to acquire and receive in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets that would have been issued or payable in the Change of Control with respect to or in exchange for the number of Warrant Shares that would have been acquirable as of the date of the Change of Control.

Section 9.    Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking reasonably satisfactory to the Company (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 10.  Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by fax transmittal (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and fax numbers for communications shall be:

If to the Company:

BioFuel Energy Corp.
1625 Broadway, Suite 2400
Denver, CO 80202
Tel: [____________]
Fax: [____________]
Attention: President

6

With a copy to:

Cravath, Swaine & Moore, LLP
Worldwide Plaza
825 Eight Avenue
New York, NY 10019-7475
Tel: (212) 474-1024
Fax: (212) 474-3700
Attention: Craig F. Arcella

If to the Holder, at the address and fax number set forth on Appendix I to this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or fax number. Written confirmation of receipt (A) given by the recipient of any notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s fax machine containing the time, date, recipient fax number and an image of the first page of the transmission, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt.

Section 11.  Amendment and Waiver. Except as otherwise provided herein, this Warrant may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holder. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

Section 12.   Governing Law. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

Section 13.  Restrictive Legends. At all times this Warrant and until such time as a registration statement has been declared effective by the U.S. Securities and Exchange Commission or the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities that can then be immediately sold, certificates for any Warrant Shares will, in addition to any legend required under applicable securities law, bear a restrictive legend substantially in the form first set forth above.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of , __________ ___, 20___.

BIOFUEL ENERGY CORP.

By:
Name:
Title:

7

Exhibit A To Warrant

BIOFUEL ENERGY CORP.

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THIS WARRANT

The undersigned holder hereby exercises the right to purchase shares of Common Stock (“Warrant Shares”) of BioFuel Energy Corp., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.      Payment of Exercise Price (check applicable box).

Payment in the sum of $ [is enclosed] [has been wire transferred to the Company at the following account:] in accordance with the terms of the Warrant.

Holder hereby elects to make the Payment for the Warrant Shares in accordance with Section 2(c) of the Warrant.

Holder hereby elects to make the Payment for the Warrant Shares in accordance with Section 2(d) of the Warrant.

Number of shares of Common Stock surrendered _______________:

2.      Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in the name of the undersigned or in such other name as is specified below in accordance with Section 2(a) of the Warrant at the following address:

3.      Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Date: ____________ ___, _____

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________ ___, 20___ from the Company and acknowledged and agreed to by _______________.

BIOFUEL ENERGY CORP.

By:
Name:
Title:

Exhibit B To Warrant

ASSIGNMENT

To be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ____________________________________________ hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____________________ of the Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 Ad – 15).

Appendix I

Holder’s Contact Information

Name:

Address:

City, State, Zip:

Telephone Number:

Facsimile Number:

E-mail Address:

EXHIBIT 2.4
Form of Loan Request

LOAN REQUEST

September [  ], 2010

Greenlight APE, LLC,
as Administrative Agent under the
Loan Agreement referred to below
c/o Greenlight Capital, LLC
140 East 45th Street, 24th Floor
New York, NY 10017
Attention: Chief Operating Officer

Re:  BioFuel Energy Corp. (the “Borrower”)

Reference is made to the Loan Agreement, dated as of September 24, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among BioFuel Energy Corp., a Delaware corporation (the “Borrower”), the Lenders parties thereto (the “Lenders”), and Greenlight APE, LLC, as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrower hereby gives you notice pursuant to Section 2.4 of the Loan Agreement that the undersigned hereby requests a borrowing of Term Loans under the Loan Agreement and, in that connection, sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by Section 2.4 of the Loan Agreement:

(i) The requested date of the Proposed Borrowing is September [  ], 2010 (the “Borrowing Date”).

(ii) The aggregate amount of the Term Loan to be borrowed is $[          ].

[Signature Page Follows]

The undersigned hereby certifies that the following statements are true on the date hereof:

(a)   Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Borrowing Date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(b)   No Borrowing Default or Event of Default shall have occurred and be continuing on the Borrowing Date or after giving effect to the extensions of credit requested to be made on the Borrowing Date.

BioFuel Energy Corp.

By:
Name:
Title:

Signature Page to Loan Request